POOLING AND SERVICING AGREEMENT, relating to AMRESCO RESIDENTIAL SECURITIES CORPORATION MORTGAGE LOAN TRUST 1996-2, dated as of April 1, 1996, by and among AMRESCO RESIDENTIAL SECURITIES CORPORATION, a Delaware corporation, in its capacity as Depositor (the "Depositor"), AMRESCO RESIDENTIAL MORTGAGE CORPORATION, a Delaware corporation, in its capacity as the Seller (the "Seller"), Long Beach Mortgage Company and Option One Mortgage Corporation as the Servicers (the "Servicers") and Bankers Trust Company of California, N.A., a national banking association, in its capacity as the trustee (the "Trustee").

      WHEREAS, the Depositor wishes to establish a trust and two subtrusts and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the Trust Estate;

      WHEREAS, each of the Servicers have agreed to service a portion of the Mortgage Loans, which constitute the principal assets of the Trust Estate;

     WHEREAS, all things necessary to make the Certificates, when executed by the Depositor and authenticated by the Trustee valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

      WHEREAS, Bankers Trust Company of California, N.A. is willing to serve in the capacity of the Trustee hereunder; and

      WHEREAS,  MBIA Insurance Corporation is intended  to  be  a
third-party   beneficiary  of  this  Agreement  and   is   hereby
recognized by the parties hereto to be a third-party beneficiary of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Seller, each Servicer and the Trustee hereby agree as follows:

                           CONVEYANCE

      To provide for the distribution of the principal of and/or interest on the Class A Certificates, the Class B-IO Certificates and the Class R Certificates in accordance with their terms, all of the sums distributable under this Agreement with respect to the Certificates and the performance of the covenants contained in this Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Owners of the Certificates and the Certificate Insurer, as their interests may appear, all of the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from (a) the Mortgage Loans (other than any principal and interest payments due thereon on or prior to the Cut-Off Date on any Mortgage Loan that is current as of the Cut-Off Date) listed in Schedules I-A and I-B to this Agreement which the Depositor is causing to be delivered to the Trustee herewith (and all substitutions therefor as provided by Section 3.03, 3.04, 3.05 and 3.06), together with the related Mortgage Loan documents and the Depositor's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicers); (c) the Certificate Insurance Policy issued under the Insurance Agreement;
(d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Owners and the Certificate Insurer as specified herein; and (e) certain of the Seller's rights under the Transfer Agreements that are being assigned to the Trust hereunder ((a)-(e) above shall be collectively referred to herein as the "Trust Estate").

      The Trustee acknowledges such sale, accepts the Trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the best of its ability to the end that the interests of the Owners may be adequately and effectively protected.

                           ARTICLE I

               DEFINITIONS; RULES OF CONSTRUCTION

               Section 1.01   Definitions.

      For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

      "Account":   Any  account established  in  accordance  with
Section 7.02 or 8.08 hereof.

       "Accrual Period": With respect to the Class A-1 Certificates and any Payment Date, the calendar month immediately preceding the month in which the Payment Date occurs; a "calendar month" shall be deemed to be 30 days. With respect to the Class A-2 Certificates and any Payment Date, the period commencing on the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) and ending on the day immediately preceding the current Payment Date. All calculations of interest on the Class A-1 Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30 day months and calculations of interest on the Class A-2 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

       "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust for inclusion in Group II pursuant to Section 3.07 hereof, notice given in accordance with
Section 3.07(b)(i) regarding the Depositor's designation of Subsequent Mortgage Loans to be sold to the Trust for inclusion in Group II and the aggregate Loan Balance of such Subsequent Mortgage Loans.

      "Adjusted Pass-Through Rate":  A rate equal to the  sum  of
(a)(i) the Class A-1 Pass-Through Rates in the case of Mortgage Loans in Group I or (ii) the Class A-2 Pass-Through Rate in the case of Mortgage Loans in Group II, plus (b) any portion of the Premium Amount and the Trustee Fee (calculated as an annual rate based on the outstanding principal amount of the Certificates) then accrued and outstanding.

      "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

      "Annual Loss Percentage (Rolling Twelve Month)": As of any date of determination thereof and as to the related Mortgage Loan Servicing Group, a fraction, expressed as a percentage, the numerator of which is the aggregate of the Realized Losses that occurred in such Mortgage Loan Servicing Group during the twelve immediately preceding Prepayment Periods and the denominator of which is the Loan Balances of the Mortgage Loans in the related Mortgage Loan Servicing Group on the twelfth Determination Date preceeding such date.

      "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

      "Authorized Officer": With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon, such Person; with respect to the Depositor, the Seller and the Servicers, initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; with respect to the Trustee, any Vice President, Assistant Vice President, Trust Officer or any Officer of the Trustee located at the Corporate Trust Office.

      "Available  Funds":  Group I Available Funds  or  Group  II
Available Funds, as the case may be.

      "Available  Funds  Shortfall":  A Group I  Available  Funds
Shortfall or Group II Available Funds Shortfall, as the case may be.

      "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in California, Rhode Island, The City of New York, or in the city in which the principal corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

      "Capitalized  Interest Account":  The Capitalized  Interest
Account established in accordance with Section 7.02(b) hereof and maintained by the Trustee.

      "Carry-Forward Amount": With respect to any Class of the Class A Certificates for any Payment Date, the sum of (x) the amount, if any, by which (i) the Class A Distribution Amount allocable to such Class as of the immediately preceding Payment Date exceeded (ii) the amount of the actual distribution made to the Owners of such Class of the Class A Certificates on such immediately preceding Payment Date plus (y) 30 days' interest on the interest portion of such amount at the Pass-Through Rate in effect with respect to such Class of Class A Certificates.

      "Certificate":   Any one of the Class A  Certificates,  the
Class B-IO Certificates or the Class R Certificates, each representing the interests and the rights described in this Agreement.

      "Certificate Account": The certificate account established in accordance with Section 7.02(a) hereof and maintained in the corporate trust department of the Trustee; provided that the funds in such account shall not be commingled with other funds held by the Trustee.

      "Certificate  Insurance Policy":  The surety  bond  (number
20972) dated April 25, 1996 issued by the Certificate Insurer for the benefit of the Owners of the Class A Certificates pursuant to which the Certificate Insurer guarantees Insured Payments.

      "Certificate Insurer": MBIA Insurance Corporation or any successor thereto, as issuer of the Certificate Insurance Policy.

       "Certificate   Insurer  Default":    The   existence   and
continuance of any of the following:

           (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms; or

          (b)(i) the entry by a court having jurisdiction of (A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

           (ii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Certificate Insurer, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the marshalling of assets by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

      "Certificate Principal Balance": As of the Startup Day as to each of the following Classes of Class A Certificates, the Certificate Principal Balances thereof, as follows:

         Class A-1 Certificates   -     $ 32,442,000
     Class A-2 Certificates   -    $225,000,000

      The Class B-IO Certificates and the Class R Certificates do not have a Certificate Principal Balance.

     "Class": Any class of the Class A Certificates, the Class B-IO Certificates or the Class R Certificates.

       "Class   A  Certificate":   Any  one  of  the  Class   A-1
Certificates or Class A-2 Certificates.

      "Class A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A Certificates less any amounts actually distributed on such Class A Certificates with respect to the Class A Distribution Amount pursuant to Section 7.03(c)(v)(B) hereof with respect to principal thereon on all prior Payment Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

     "Class A Certificate Termination Date":  With respect to the
Class  A-1  Certificates,  the Class A-1 Certificate  Termination
Date and with respect to the Class A-2 Certificates, the Class A-
2 Certificate Termination Date.

      "Class  A  Distribution Amount":  The sum of the Class  A-1
Distribution Amount and the Class A-2 Distribution Amount.

      "Class  A-1  Certificate":  Any  one  of  the  Certificates
designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A-1 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

      "Class A-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-1 Certificates less any amounts actually distributed with respect to the Class A-1 Distribution Amount pursuant to Section 7.03(c)(v)(B) hereof with respect to principal thereon on all prior Payment Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

      "Class A-1 Certificate Termination Date": The Payment Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

      "Class A-1 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-1 Pass-Through Rate plus any unpaid Preference Amount owed to the Owners of the Class A-1 Certificates as it relates to interest previously paid on the Class A-1 Certificates plus the interest portion of the Carry-Forward Amount, if any, with respect to the Class A-1 Certificates.

      "Class A-1 Distribution Amount":  The sum of (x) Class  A-1
Current  Interest  and  (y)  the Group I  Principal  Distribution
Amount payable to the Owners of the Class A-1 Certificates pursuant to Section 7.03(c)(v)(B) hereof.

      "Class A-1 Pass-Through Rate": 7.425% per annum; provided that for any Payment Date in any month following the month in which the Clean-Up Call Date occurs, the Class A-1 Pass-Through
Rate shall be 7.925% per annum.

      "Class  A-2  Certificate":  Any  one  of  the  Certificates
designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A-2 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

      "Class A-2 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-2 Certificates less any amounts actually distributed with respect to the Class A-2 Distribution Amount pursuant to Section 7.03(c)(v)(D) hereof with respect to principal thereon on all prior Payment Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

      "Class A-2 Certificate Termination Date": The Payment Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

      "Class A-2 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-2 Pass-Through Rate plus any unpaid Preference Amount owed to the Owners of the Class A-2 Certificates as it relates to interest previously paid on the Class A-2 Certificates plus the interest portion of the Carry-Forward Amount, if any, with respect to the Class A-2 Certificates.

      "Class A-2 Distribution Amount":  The sum of (x) Class  A-2
Current  Interest  and  (y) the Group II  Principal  Distribution
Amount payable to the Owners of Class A-2 Certificates pursuant to Section 7.03(c)(v)(B) hereof.

      "Class A-2 Pass-Through Rate": For the initial Payment Date, 5.810% per annum. Thereafter, for any Payment Date in any month up to the month in which the Clean-Up Call Date occurs, the lesser of (i) One-Month LIBOR plus .36% per annum and, (ii) the Group II Available Funds Cap Rate for such Payment Date; and for any Payment Date in any month following the month in which the Clean-Up Call Date occurs, the lesser of (i) One-Month LIBOR plus
 .72% per annum and (ii) the Group II Available Funds Cap Rate for such Payment Date.

      "Class B-IO Carry Forward Amount": With respect to any Payment Date the sum of the amount, if any, by which (x) the Class B-IO Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution made to Owners of the Class B-IO Certificates on such immediately preceding Payment Date.

      "Class B-IO Certificate": Any one of the Certificates designated on the face thereof as a Class B-IO Certificate, substantially in the form annexed hereto as Exhibit B-IO, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

      "Class  B-IO  Distribution Amount":  With  respect  to  any
Payment Date, the sum of:

     (1) with respect to Mortgage Loans in Group I, one-twelfth of the product of (x) the sum of the aggregate Loan Balances of such Mortgage Loans on the immediately preceding Payment Date and (y) the excess of (I) the weighted average of the Coupon Rates of such Mortgage Loans on such immediately preceding Payment Date (weighted on the basis of the Loan Balances as of such Payment Date) over (II) the sum of the following payments allocable to Group I on or in respect of the related Payment Date (in each case expressed as an annual rate based on such aggregate outstanding Loan Balance): (A) the Servicing Fee (calculated at the initial Servicing Fee Rate), (B) the Premium Amount, (C) the Trustee Fee, (D) any Reimbursement Amount, and (E) the Class A-1 Pass-Through Rate;

     (2) with respect to Mortgage Loans in Group II, one-twelfth of the product of (x) the sum of the aggregate Loan Balances of such Mortgage Loans on the immediately preceding Payment Date and (y) the excess of (I) the weighted average of the Coupon Rates of such Mortgage Loans on such immediately preceding Payment Date (weighted on the basis of the Loan Balances as of such Payment Date) over (II) the sum of the following payments allocable to Group II on or in respect of the related Payment Date (in each case expressed as an annual rate based on such aggregate outstanding Loan Balance); (A) the Servicing Fee (calculated at the initial servicing fee rate), (B) the Premium Amount, (C) the Trustee Fee, (D) any Reimbursement Amount and (E) the Pass-Through Rate of the Class A-2 Certificates; and

     (3) the Class B-IO Carry Forward Amount.

       "Class R Certificate": Any one of the Certificates designated on the face thereof as a Class R Certificate,
substantially   in  the  form  annexed  hereto  as   Exhibit   B,
authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as the "residual interest" in the REMIC for the purposes of the REMIC Provisions.

      "Clean-Up Call Date": The first Monthly Remittance Date on which the aggregate Certificate Principal Balance has declined to $25,744,200 or less.

     "Closing":  As defined in Section 4.02 hereof.

     "Code":  The Internal Revenue Code of 1986, as amended.

      "Compensating Interest": As defined in Section 8.10(a) hereof.

      "Corporate Trust Office": The principal office of the Trustee at Bankers Trust Company of California, N.A., 3 Park
Plaza,  16th Floor, Irvine, CA  92714, Attn.: AMRESCO Residential
Securities Corporation Mortgage Loan Trust 1996-2.

     "Coupon Rate":  The rate of interest borne by each Note.

      "Cram Down Loss": With respect to a Mortgage Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Loan Balance or the Coupon Rate of such Mortgage Loan, the amount of such reduction. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

       "Cumulative Loss Percentage": As of any date of determination thereof, the Cumulative Realized Losses as a percentage of the Maximum Collateral Amount (and with respect to the Servicer Loss Test the aggregate portion thereof applicable to the related Servicer as set forth in the definition of Maximum Collateral Amount).

      "Cumulative Realized Losses": As of any date of determina tion, the aggregate amount of Realized Losses with respect to the Mortgage Loans in the related Group (and with respect to the Servicer Loss Test with respect to the Mortgage Loans in the related Mortgage Loan Servicing Group) since the Cut-Off Date.

      "Current Interest": With respect to any Payment Date, the sum of the Class A-1 Current Interest and the Class A-2 Current
Interest.

      "Cut-Off Date": As of the close of business on April 1, 1996.

      "Delinquency  Advance":   As  defined  in  Section  8.09(a)
hereof.

      "Delinquent":   A  Mortgage Loan  is  "Delinquent"  if  any
payment due thereon is not made by the close of business on the Determination Date immediately following the day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the Determination Date of the month immediately succeeding the month in which such payment was due. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

      "Delivery Order": The delivery order in the form set forth as Exhibit G hereto and delivered by the Seller to the Trustee on the Startup Day pursuant to Section 4.01 hereof.

      "Depositor":  AMRESCO Residential Securities Corporation, a
Delaware corporation, or any successor thereto.

      "Depository":   The  Depository Trust  Company,  7  Hanover
Square, New York, New York 10004, and any successor Depository hereafter named.

      "Designated Depository Institution": With respect to each Principal and Interest Account, a trust account maintained by Bankers Trust Company of California, N.A., as long as it remains the Trustee, or by the trust department of a federal or state chartered depository institution acceptable to the Certificate Insurer, acting in its fiduciary capacity, having combined capital and surplus of at least $50,000,000; provided, however, that if a Principal and Interest Account is not maintained with the Trustee, (i) such institution shall have a long-term debt rating of at least "A" by Standard & Poor's and "A2" by Moody's and (ii) the Servicers shall provide the Trustee, the Certificate Insurer and the Owners with a statement identifying the location of the related Principal and Interest Account when moved.

     "Determination Date": As to each Payment Date, the last day of the related Prepayment Period or if such date is not a Business Day, the next Business Day thereafter.

      "Direct  Participant"  or "DTC Participant":   Any  broker-
dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depository.

      "Disqualified Organization": "Disqualified Organization" shall have the meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

      "Eligible Investments": Those investments so designated pursuant to Section 7.07 hereof.

      "Excess Subordinated Amount": With respect to either Mortgage Loan Group and any Payment Date, the excess, if any, of
(x)  the  Subordinated  Amount that would apply  to  the  related
Mortgage Loan Group on such Payment Date after taking into account the payment of the related Class A Distribution Amounts on such Payment Date (except for any distributions of related Subordination Reduction Amounts on such Payment Date), over (y) the related Specified Subordinated Amount for such Payment Date.

      "FDIC":   The  Federal  Deposit  Insurance  Corporation,  a
corporate instrumentality of the United States, or any successor thereto.

      "FHLMC":   The  Federal Home Loan Mortgage  Corporation,  a
corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

      "File":  The documents delivered to the Trustee pursuant to
Section 3.05(b) hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the File pursuant to this Agreement.

      "Final  Determination":   As  defined  in  Section  9.03(a)
hereof.

      "Final Scheduled Payment Date":  For each Class of Class  A
Certificates is as set out in Section 2.08(a).

      "FNMA":   The  Federal  National  Mortgage  Association,  a
federally-chartered  and  privately-owned  corporation   existing
under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

     "Funding Period": With respect to Group II only, the period commencing on the Startup Day and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000, and (ii) June 20, 1996.

      "Group  I":  The pool of Mortgage Loans identified  in  the related  Schedule  of Mortgage Loans as having been  assigned  to
Group   I   in  Schedule  I-A  hereto,  including  any  Qualified
Replacement Mortgages delivered in replacement thereof.

      "Group I Available Funds": As defined in Section 7.02(c) hereof.

      "Group I Available Funds Shortfall":  As defined in Section
7.03(c)(iii)(A) hereof.

      "Group I Interest Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest collected or advanced (net of the applicable Servicing
Fee) during the related Remittance Period with respect to the Mortgage Loans in Group I, (ii) all Compensating Interest paid by the related Servicer on such Monthly Remittance Date with respect to Group I and (iii) the portion of the Substitution Amount relating to interest on the Mortgage Loans in Group I.

      "Group  I  Monthly Remittance Amount":  As of  any  Monthly
Remittance  Date, the sum of (i) the Group I Interest  Remittance
Amount and (ii) the Group I Principal Remittance Amount for  such
Monthly Remittance Date.

      "Group I Principal Distribution Amount": With respect to the Class A-1 Certificates for any Payment Date, the lesser of:

      (a)   the  Group I Total Available Funds plus  any  Insured
Payment actually made by the Certificate Insurer with respect to the Class A-1 Certificates minus the Current Interest with respect to the Class A-1 Certificates; and

     (b)  the excess, if any, of (i) the sum of:

                    (i) the Preference Amount owed to the Owners of the Class A-1 Certificates as such amounts relate to principal previously distributed on the Class A-1
          Certificates,

                     (B)  all scheduled installments of principal
          actually collected or advanced by the related Servicer during the related Remittance Period and all unscheduled collections of principal (other than Prepaid Installments) actually collected by the related Servicer during the related Prepayment Period,

                     (C)   the  principal  portion  of  the  Loan
          Purchase Price with respect to each Mortgage Loan in Group I that was repurchased by the related Originator on or prior to the related Monthly Remittance Date, to the extent such amount is actually received by the Trustee on or prior to the related Monthly Remittance Date,

                     (D)   any Substitution Amounts delivered  by
          the related Originator on the related Monthly Remittance Date in connection with a substitution of a Mortgage Loan in Group I (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on or prior to the related Monthly Remittance Date,

                     (E)   all  Net Liquidation Proceeds actually
          collected by the related Servicer with respect to Mortgage Loans in Group I during the related Prepayment Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee on or prior to the related Monthly Remittance Date,

                     (F)  the amount of any Subordination Deficit
          with respect to Group I for such Payment Date,

                     (G)  the portion of the proceeds received by
          the   Trustee  with  respect  to  Group  I   from   any
          termination of the Trust (to the extent such proceeds relate to principal), and

                    (H)  the amount of any Subordination Increase
          Amount with respect to Group I for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose;
                              over

           (ii) the amount of any Subordination Reduction Amount with respect to Group I for such Payment Date.

      "Group I Principal Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) the principal collected or required to be advanced with respect to Mortgage Loans in Group I during the related Remittance Period and all unscheduled collections of principal actually collected by the related Servicer during the related Prepayment Period (other than Prepaid Installments), (ii) the principal portion of the Loan Purchase Price of each such Mortgage Loan in Group I that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such amount was actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, (iii) any Substitution Amounts relating to principal delivered to the Trust in connection with a substitution of a Mortgage Loan in Group I, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, and
(iv) all Net Liquidation Proceeds actually collected by the related Servicer with respect to such Mortgage Loans in Group I during the related Prepayment Period (to the extent such Net Liquidation Proceeds related to principal).


      "Group I Subordinated Amount": As of any Payment Date, the excess, if any, of (x) the aggregate Loan Balances of the Mortgage Loans in Group I as of the close of business on the last day of the related Prepayment Period over (y) the Certificate Principal Balance of the Class A-1 Certificates as of such Payment Date (after taking into account the payment of the Group I Principal Distribution Amount thereon (except for any Subordination Deficit with respect to Group I and Subordination Increase Amount with respect to Group I) on such Payment Date).

      "Group  I  Total Available Funds":  As defined  in  Section
7.02(c) hereof.

      "Group I Total Monthly Excess Spread": With respect to Group I and any Payment Date, the excess, if any, of (i) the interest which is collected on the Mortgage Loans in such Group during the related Remittance Period less the related Servicing Fee with respect to Group I plus (x) the interest portion of any Delinquency Advances and (y) Compensating Interest paid by the Servicer with respect to Group I for such Remittance Period over
(ii) the interest due on the Class A-1 Certificates on such Payment Date.

      "Group II": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group II in Schedule I-B hereto, including any Qualified Replacement Mortgages delivered in replacement thereof and each Subsequent Mortgage Loan delivered to the Trust for inclusion therein.

      "Group II Available Funds": As defined in Section 7.02(d) hereof.

     "Group II Available Funds Cap Rate": As of any Payment Date the weighted average of the Coupon Rates on the Mortgage Loans in Group II, less 1.13625%.

     "Group II Available Funds Shortfall":  As defined in Section
7.03(c)(iii)(A) hereof.

      "Group II Capitalized Interest Requirement": With respect to the May and June 1996 Payment Dates, the excess, if any, of
(x) the interest on the Class A-2 Certificates on such Payment Date calculated at the Adjusted Pass-Through Rate allocable to Group II over (y) the sum of (i) one-month's interest on the aggregate Loan Balances of the Mortgage Loans in Group II as of the close of business on the last day of the immediately preceding Remittance Period calculated at a rate equal to 1/12 of the weighted average of the Coupon Rates of the Group II Mortgage Loans less the applicable Servicing Fee Rate as of such Payment Date and (ii) any Group II Pre-Funding Account Earnings to be transferred to the Capitalized Interest Account on such Payment Date pursuant to Section 7.04(d) hereof.

      "Group II Interest Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest collected or advanced net of the applicable Servicing Fee during the related Remittance Period with respect to the Mortgage Loans in Group II, (ii) all Compensating Interest paid by the related Servicers on such Monthly Remittance Date with respect to Group II and (iii) the portion of the Substitution Amount relating to interest on the Mortgage Loans in Group II.

      "Group  II  Monthly Remittance Amount":  As of any  Monthly
Remittance  Date, the sum of (i) the Group II Interest Remittance
Amount and (ii) the Group II Principal Remittance Amount for such
Monthly Remittance Date.

      "Group II Pre-Funding Account Earnings": With respect to the May, 1996 Payment Date, the actual investment earnings earned during the period from April 25 through May 20, 1996 (inclusive) on the Pre-Funding Account during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof and with respect to the June, 1996 Payment Date, the actual investment earnings earned during the period from May 21, 1996 through June 20, 1996 (inclusive) on the Pre-Funding Account during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof.

      "Group II Principal Distribution Amount": With respect to the Class A-2 Certificates for any Payment Date, the lesser of:

      (a)   the  Group II Total Available Funds plus any  Insured
Payment actually made by the Certificate Insurer with respect to the Class A-2 Certificates minus the Current Interest with respect to the Class A-2 Certificates; and

     (b)  the excess, if any, of (i) the sum of:

                    (i) the Preference Amount owed to the Owners of the Class A-2 Certificates as such amounts relate to principal previously distributed on the Adjustable Rate
          Certificates,

                     (B)  all scheduled installments of principal
          actually collected or advanced by the related Servicers during the related Remittance Period and all unscheduled collections of principal (other than Prepaid Installments) actually collected by the related Servicer during the related Prepayment Period,

                     (C)   the  principal  portion  of  the  Loan
          Purchase Price with respect to each Mortgage Loan in Group II that was repurchased by the related Originator or other party to a Transfer Agreement on or prior to the related Monthly Remittance Date, to the extent such amount is actually received by the Trustee on or prior to the related Monthly Remittance Date,

                     (D)   any Substitution Amounts delivered  by
          the related Originator or other party to a Transfer Agreement on the related Monthly Remittance Date in connection with a substitution of a Mortgage Loan in Group II (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on or prior to the related Monthly Remittance Date,

                     (E)   all  Net Liquidation Proceeds actually
          collected by the related Servicers with respect to Mortgage Loans in Group II during the related Prepayment Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee on or prior to the related Monthly Remittance Date,

                     (F)  the amount of any Subordination Deficit
          with respect to Group II for such Payment Date,

                     (G)  the portion of the proceeds received by
          the   Trustee  with  respect  to  Group  II  from   any
          termination of the Trust (to the extent such proceeds related to principal),

                    (H)  any moneys released from the Pre-Funding
          Account as a prepayment of the Class A-2 Certificates on the Payment Date which immediately follows the end of the Funding Period as a prepayment of such Certificates on such Payment Date, and

                    (I)  the amount of any Subordination Increase
          Amount with respect to Group II for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose;

                              over

                      (ii)   the   amount  of  any  Subordination
               Reduction Amount with respect to Group II for such Payment Date.

      "Group II Principal Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) the principal collected or required to be advanced with respect to Mortgage Loans in Group II during the related Remittance Period and all unscheduled collections of principal actually collected by the related Servicers during the related Prepayment Period (other than Prepaid Installments), (ii) the Loan Balance of each such Mortgage Loan in Group II that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered to the Trust in connection with a substitution of a Mortgage Loan in Group II, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, and
(iv) all Net Liquidation Proceeds actually collected by the related Servicers with respect to such Mortgage Loans in Group II during the related Prepayment Period (to the extent such Net Liquidation Proceeds related to principal).

     "Group II Subordinated Amount": As of any Payment Date, the excess, if any, of (x) the sum of (i) the aggregate Loan Balances of the Mortgage Loans in Group II as of the close of business on the last day of the related Prepayment Period and (ii) any amount on deposit in the Pre-Funding Account at such time exclusive of any Pre-Funding Account Earnings over (y) the Certificate Principal Balance of the Class A-2 Certificates as of such Payment Date (after taking into account the payment of the Group II Principal Distribution Amount thereon (except for any Subordination Deficit with respect to Group II and Subordination Increase Amount with respect to Group II) on such Payment Date).

      "Group  II  Total Available Funds":  As defined in  Section
7.02(d) hereof.

      "Group II Total Monthly Excess Spread": With respect to Group II and any Payment Date, the excess, if any, of (i) the interest which is collected on the Mortgage Loans in such Group during the related Remittance Period less the related Servicing Fee with respect to Group II plus (x) the interest portion of any Delinquency Advances and (y) Compensating Interest paid by the related Servicers with respect to Group II for such Remittance Period over (ii) the interest due on the Class A-2 Certificates on such Payment Date; provided, however, that for any Payment Date during the Funding Period, the amount in (ii) above shall be multiplied by a fraction (A) the numerator of which is the difference between the Certificate Principal Balance of the Class A-2 Certificates and the then outstanding Pre-Funded Amount and
(B) the denominator of which is the Certificate Principal Balance of the Class A-2 Certificates.

     "Highest Lawful Rate":  As defined in Section 11.13.

      "Indirect Participant":  Any financial institution for whom
any   Direct  Participant  holds  an  interest  in  a   Class   A
Certificate.

     "Initial Mortgage Loans": The Mortgage Loans to be conveyed to the Trust by the Depositor on the Startup Day.

       "Insurance   Agreement":   The  Insurance  and   Indemnity
Agreement dated as of April 1, 1996, among the Depositor, the Seller, the Certificate Insurer and the Trustee, as it may be amended from time to time.

      "Insurance Products": Any insurance products offered by an Originator, including but not limited to accidental death and dismemberment and credit life.

      "Insurance Policy": Any hazard, flood, title or primary mortgage insurance policy relating to a Mortgage Loan, provided that any amount remitted under Section 8.11 hereof shall be considered a payment under an Insurance Policy.

      "Insured Payment": With respect to either Mortgage Loan Group and as to any Payment Date (i) the excess, if any, of (a) the sum of the Current Interest related to the Class A-1 Certificates or the Class A-2 Certificates, as the case may be, and the then existing related Subordination Deficit, if any, over
(b) the Total Available Funds to be actually distributed on such Payment Date on the Class A-1 Certificates or the Class A-2 Certificates, as the case may be, pursuant to Section 7.03(c)(v) hereof (without regard to any related Insured Payment to be made with respect to such Payment Date), plus (ii) an amount equal to the Preference Amount with respect to the related Class of Class A Certificates.

      "Interest  Remittance Amount":  The  sum  of  the  Group  I
Interest  Remittance Amount and the Group II Interest  Remittance
Amount.

      "Late Payment Rate": For any Payment Date, the fluctuating rate of interest, as it is published from time to time in the New York, New York edition of The Wall Street Journal, under the caption "Money Rates" as the "prime rate," to change when and as such published prime rate changes, plus 2%. The Late Payment
Rate shall be computed on the basis of a year of 360 days calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

     "Liquidated Loan":  As defined in Section 8.13(b) hereof.

     "Liquidation Expenses": Expenses, not to exceed Liquidation Proceeds, which are incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses and accrued but unpaid Servicing Fees, and any unreimbursed Servicing Advances expended by that Servicer pursuant to Section 8.09(b) with respect to the related Mortgage Loan.

      "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Insurance Policy) recovered by a Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise and Section 8.13(a).

      "Loan Balance": With respect to each Mortgage Loan and as of any date of determination, the outstanding principal balance thereof, on the Cut-Off Date with respect to the Initial Mortgage Loans or relevant Subsequent Cut-Off Date with respect to the Subsequent Mortgage Loans, less the sum of (i) any principal payments relating to such Mortgage Loan (whether received from the related Mortgagor or advanced by the related Servicer) included in previous Monthly Remittance Amounts, and (ii) any Cram Down Losses relating to such Mortgage Loan; provided, however, that the Loan Balance for any Mortgage Loan that has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter.

      "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Monthly Remittance Date pursuant to
Section 3.03, 3.04, 3.05, 3.06(b), 8.10(b) or 8.13(a) hereof,  an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase (assuming that the related Delinquency Advance has already been remitted), plus one month's interest on the Loan Balance thereof as of the beginning of the related Remittance Period computed at the then applicable Coupon Rate, together with (without duplication) the aggregate amounts of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, (ii) the interest portion of any Delinquency Advances which the related Servicer has theretofore failed to remit with respect to such Mortgage Loan as required by this Agreement and (iii) all reimbursed Delinquency Advances to the extent that reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Mortgage Loan.

      "Loan-to-Value  Ratio":   As of any  particular  date,  the
percentage obtained by dividing the Appraised Value into the original principal balance of the Note.

      "London Business Day": Any day on which banks are open for dealing in foreign currency and exchange in London and New York
City.

      "Long  Beach Loans":  The Mortgage Loans serviced  by  Long
Beach.

     "Maximum Collateral Amount": As to Group I, $32,442,665.69; as to Group II, $225,000,000; provided that with respect to Group II, $177,167,911.44 shall apply to Long Beach and $47,832,088.56 shall apply to Option One for purposes of calculating the Servicer Loss Test.

     "Monthly Remittance Amount":  The sum of the Group I Monthly
Remittance Amount and the Group II Monthly Remittance Amount.

     "Monthly Remittance Date": The 20th day of each month or if such day is not a Business Day, the Business Day succeeding such day, commencing in the month following the Startup Day.

      "Monthly Servicing Report": Any report provided by a Servicer pursuant to Section 8.29 hereof.

     "Moody's":  Moody's Investors Service.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Note.

      "Mortgage Loan Group" or "Group": Group I or Group II, as the case may be. References herein to the related Class of Class A Certificates, when used with respect to a Mortgage Loan Group, shall mean (A) in the case of Group I, the Class A-1 Certificates and (B) in the case of Group II, the Class A-2 Certificates.

     "Mortgage Loan Servicing Group":  Long Beach Loans or Option
One Loans, as applicable.

      "Mortgage Loans": Such of the mortgage loans (including Initial Mortgage Loans and Subsequent Mortgage Loans) transferred and assigned to the Trust pursuant to Section 3.05(a) and 3.07(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the Schedules of Mortgage Loans. The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever, including, without limitation, the incorrectness of the statement in a Transfer Agreement concerning the transfer of title to the transferee with respect to such mortgage loan, shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

       "Mortgage Portfolio Performance Test": The Mortgage Portfolio Performance Test with respect to each Mortgage Loan Servicing Group is satisfied for any Payment Date (x) if the related 90+ Delinquency Percentage (Rolling Three Month) as of the previous Determination Date is less than 10.0%, (y) the related O/C Loss Test is satisfied and (z) the related Annual Loss Percentage (Rolling Twelve Month) as of such date is less than 2.25%.

     "Mortgagor":  The obligor on a Note.

      "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses, unreimbursed Delinquency Advances, unreimbursed Servicing Advances and accrued Servicing Fees relating to such Mortgage Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

      "Net  Monthly  Excess  Cashflow":  As  defined  in  Section
7.03(c)(iv) hereof.

     "90-Day Delinquent Loan":  With respect to any Determination
Date, the Mortgage Loan related to each REO Property and each Mortgage Loan with respect to which any portion of a Scheduled
Payment is 90 days or more Delinquent.

      "90+ Delinquency Percentage (Rolling Three Month)": With respect to each Mortgage Loan Servicing Group and any Determination Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods the numerator of each of which is equal to the aggregate Loan Balance of 90-Day Delinquent Loans (including any Mortgage Loans which have gone into foreclosure or have been discharged by reason of bankruptcy) in the related Mortgage Loan Servicing Group as of such Determination Date and the denominator of which is the aggregate Loan Balance of all of the Mortgage Loans in the related Mortgage Loan Servicing Group as of such Determination Date.

       "Note":   The  note  or  other  evidence  of  indebtedness
evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

      "O/C  Loss Test":  The O/C Loss Test with respect  to  each
Mortgage Loan Group and for any period set out below is satisfied if the related Cumulative Loss Percentage for such period does not exceed the percentage set out for such period below:

                                        Cumulative Loss
               Period                          Percentage

    April 2, 1996 - April 1, 1997            .75%
    April 2, 1997 - April 1, 1998           1.25%
    April 2, 1998 - April 1, 1999           1.80%
    April 2, 1999 - April 1, 2000           2.25%
    April 2, 2000 - and thereafter          2.75%

      "Officer's  Certificate":   A  certificate  signed  by  any
Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

      "One-Month LIBOR": With respect to any Accrual Period for the Class A-2 Certificates, the rate determined by the Trustee on the related One-Month LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

      "One-Month LIBOR Determination Date":  With respect to  any
Accrual Period for the Class A-2 Certificates, the second  London
Business Day preceding the commencement of such Accrual Period.

      "Operative  Documents":  Collectively, this Agreement,  the
Transfer  Agreements,  the  Certificate  Insurance  Policy,   the
Certificates and the Insurance Agreement.

     "Opinion of Counsel": A written opinion of counsel, who may be counsel to the Depositor, Seller, any Servicer or the Trustee, which counsel shall be reasonably acceptable to the Trustee and the Certificate Insurer.

      "Option One Loans":  The Mortgage Loans serviced by  Option
One.

      "Original  Aggregate  Loan Balance":   The  aggregate  Loan
Balances of all Initial Mortgage Loans as of the Cut-Off Date, i.e., $213,775,228.

      "Original Pre-Funded Amount":  The amount deposited in  the
Pre-Funding Account on the Startup Day from the proceeds  of  the
sale   of   the   Class  A-2  Certificates,   which   amount   is
$43,667,437.70.

      "Originator":  Either Long Beach Mortgage Company or Option
One  Mortgage Corporation, as originator of the related  Mortgage
Loans.

     "Outstanding":  With respect to all Certificates of a Class,
as   of   any   date  of  determination,  all  such  Certificates
theretofore executed and delivered hereunder except:

            (i)    Certificates  theretofore  cancelled  by   the
     Registrar or delivered to the Registrar for cancellation;

           (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

          (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

          (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.05 hereof; and

           (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Trustee.

       "Overfunded Interest Amount": With respect to each Subsequent Transfer Date, the difference between (i) interest that would accrue from the related Subsequent Cut-Off Date through June 20, 1996 on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date, calculated at a rate equal to the sum of (x) the Class A-2 Pass-Through Rate and (y) the Premium Amount and the Trustee Fee each allocable to Group II (such fees and amounts calculated as an annual rate based on the aggregate Loan Balances of the Mortgage Loans in Group II) and (ii) interest that would accrue from the Subsequent Cut-Off Date through June 20, 1996 on the aggregate Loan Balances of the Subsequent Mortgage Loans related to Group II acquired by the Trust on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

      "Owner": The Person in whose name a Certificate is registered in the Register, and the Certificate Insurer, to the extent described in Section 5.06 and Section 7.03(f) hereof, respectively; provided that solely for the purposes of determining the exercise of any voting rights hereunder, none of the Seller, any Seller affiliate, either Servicer or any Servicer affiliate shall be considered an Owner of a Class A Certificate hereunder.

     "Paying Agent": Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 11.15 hereof and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

      "Payment Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the month in which the Startup Day occurs.

       "Percentage Interest": With respect to a Class A Certificate a fraction, expressed as a decimal, the numerator of which is the initial Class A Certificate Principal Balance represented by such Class A Certificate and the denominator of which is the aggregate initial Class A Certificate Principal Balance represented by all the Class A Certificates of such
Class. With respect to a Class B-IO Certificate or a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100% with respect to the related Class.

     "Person":  Any individual, corporation, partnership, limited
liability   company,  joint  venture,  association,   joint-stock
company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Policy  Payments Account":  As defined  in  Section  12.02 hereof.

       "Preference  Amount":   With  respect  to  the   Class   A
Certificates, any amounts of Current Interest and principal included in previous distributions of any Class A Distribution Amounts to the Owners of the Class A Certificates which are recovered from such Owners as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Owners and for which there has been full compliance with the provisions of Section 7.11.

      "Pre-Funded  Amount":  With respect  to  any  Determination
Date, the amount remaining on deposit in the Pre-Funding Account.

      "Pre-Funding Account": The Pre-Funding Account established in accordance with Section 7.02(b) hereof and maintained by the Trustee.

     "Premium Amount":  As defined in the Insurance Agreement.

      "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received by the related Servicer prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

      "Prepayment": Any payment of principal of a Mortgage Loan which is received by the Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment). Substitution Amounts, the portion of the purchase price of any Mortgage Loan purchased from the Trust pursuant to Section 3.03, 3.04, 3.05, 3.06(b) or 8.10(b) hereof representing principal and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

       "Prepayment  Interest  Excess":   Interest   received   on
Prepayments in full by a Mortgagor from the second day to the 15th day of any month.

      "Prepayment Period": As to any Payment Date, the period commencing on the opening of business on the 16th day of the calendar month preceding the month in which such Payment Date occurs and ending on the closing of business on the 15th day of the month in which such Payment Date occurs (or, with respect to the first Payment Date, the period from the day after the Cut-Off Date through May 15, 1996).

     "Preservation Expenses": Expenditures made by a Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

      "Principal  and  Interest  Account":   Each  principal  and
interest  account established by a Servicer pursuant  to  Section
8.08(a) hereof.

     "Principal Remittance Amount":  Either the Group I Principal
Remittance Amount or the Group II Principal Remittance Amount, as the case may be.

      "Prohibited Transaction": The meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

      "Projected Net Monthly Excess Cashflow":  As of any Payment
Date  and  with  respect to either Group, six times  Net  Monthly
Excess Cashflow, as calculated pursuant to Section 7.03(c)(iv) hereof with respect to such Group on such Payment Date.

      "Property":   The underlying property securing  a  Mortgage
Loan.

       "Prospectus":   The  Prospectus  dated  January  24,  1996
constituting part of the Registration Statement.

     "Prospectus Supplement":  The AMRESCO Residential Securities
Corporation Mortgage Loan Trust 1996-2 Prospectus Supplement dated April 19, 1996 to the Prospectus.

      "Purchase Option Period": As defined in Section 9.03(a) hereof.

     "Qualified Liquidation": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code
(or any successor statute thereto) and applicable to the Trust.

      "Qualified Mortgage": The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code
(or any successor statute thereto) and applicable to the Trust.

       "Qualified Replacement Mortgage": A Mortgage Loan substituted for another pursuant to Section 3.03, 3.04, 3.05 or 3.06(b) hereof, which (i) has a Coupon Rate at least equal to the Coupon Rate of the Mortgage Loan being replaced, (ii) is of the same property type (i.e., single family, condominium, PUD unit, etc.) or is a single family dwelling and the same occupancy status or is a primary residence as the replaced Mortgage Loan,
(iii) shall mature no later than May 1, 2026, (iv) has a Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (v) shall be of the same or higher credit quality classification (determined in accordance with the related Originator's credit underwriting guidelines set forth in the related Originator's underwriting manual) as the Mortgage Loan which such Qualified Replacement Mortgage replaces, (vi) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-Off Date, (vii) shall not provide for a "balloon" payment if the related Mortgage Loan did not provide for a "balloon" payment (and if such related Mortgage Loan provided for a "balloon" payment, such Qualified Replacement Mortgage shall have an original maturity of not less than the original maturity of such related Mortgage Loan), (viii) shall be a fixed rate first lien Mortgage Loan if the Mortgage Loan being replaced is a fixed rate Mortgage Loan or an adjustable rate first lien Mortgage Loan if the Mortgage Loan being replaced is an adjustable rate Mortgage Loan and (ix) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

      "Rating  Agencies":  Collectively, Moody's and  Standard  &
Poor's or any successors thereto.

      "Realized Loss": As to any Liquidated Loan, the amount, if any, by which (x) the Loan Balance thereof plus any accrued and unpaid interest thereon as of the date of liquidation exceeds (y) Net Liquidation Proceeds realized thereon applied in reduction of such Loan Balance and accrued and unpaid interest. As to any Mortgage Loan as to which there has been a Cram Down Loss, the amount of such Cram Down Loss.

      "Record Date": With respect to the Class A-1 Certificates and each Payment Date, the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and with respect to the Class A-2 Certificates and each Payment Date, the day immediately preceding such Payment Date.

      "Reference Banks": Bankers Trust Company, Barclays Bank PLC, The Bank of Tokyo and National Westminster Bank PLC, provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Seller or any affiliate thereof, (iii) whose quotations appear on Telerate Page 3750 on the relevant One-Month LIBOR Determination Date and (iv) which have been designated as such by the Trustee.

      "Register":   The register maintained by the  Registrar  in
accordance with Section 5.04 hereof, in which the names of the Owners are set forth.

      "Registrar":   The  Trustee,  acting  in  its  capacity  as
Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

      "Registration Statement": The Registration Statement filed by the Depositor with the Securities and Exchange Commission (Registration Number 33-99346), including all amendments thereto and including the Prospectus Supplement relating to the Class A Certificates constituting a part thereof.

      "Reimbursement Amount":  As of any Payment Date, the sum of
(x)(i) all Insured Payments previously paid to the Trustee by the Certificate Insurer and not previously repaid to the Certificate Insurer pursuant to Section 7.03(c)(iii)(C) or (D) hereof plus
(ii) interest accrued on each such Insured Payment not previously repaid at the Late Payment Rate and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee, the
Depositor  and  the  Seller of the amount  of  any  Reimbursement
Amount.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

      "REMIC Estate": The segregated pool of assets referred to as the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account).

     "REMIC Opinion":  As defined in Section 3.03 hereof.

      "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and revenue rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Period": As to any Monthly Remittance Date, the period commencing on the opening of business on the second day of the month preceding the month in which such Monthly Remittance Date occurs and ending on the close of business on the first day of the month in which such Monthly Remittance Date occurs.

     "REO Property": A Property acquired by a Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

      "Replacement Cut-Off Date":  With respect to any  Qualified
Replacement Mortgage, the close of business on the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

      "Reporting Date": Two Business Days (no later than 5:00 p.m. California time) following the Determination Date of each month, on which date each Servicer will provide the Monthly Servicing Report described in Section 8.29 hereof to the Trustee.

      "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Register under the nominee name of the Depository.

     "Residual Net Monthly Excess Cashflow": With respect to any Payment Date, the aggregate Net Monthly Excess Cashflow, if any, remaining, plus any Subordination Reduction Amount remaining after the making of all applications, transfers and disbursements described in Sections 7.03(c)(i) through 7.03(c)(vi)(A) hereof.

      "Schedule of Mortgage Loans": Each of the schedules of Mortgage Loans, segregated by Mortgage Loan Group, with respect to the Initial Mortgage Loans listing each Initial Mortgage Loan in the related Group to be conveyed on the Startup Day and with respect to Subsequent Mortgage Loans (with respect to Group II only) listing each Subsequent Mortgage Loan conveyed to the Trust for inclusion in Group II as of each Subsequent Transfer Date and the name of the related Servicer. Such Schedules of Mortgage Loans shall identify each Mortgage Loan by (1) the Servicer's loan number, (2) the related Servicing Fee, (3) borrower's name,
(4) address (including the state) of the Property, (5) shall set forth as to each Mortgage Loan the lien status thereof, (6) the Loan-to-Value Ratio, (7) the Loan Balance as of the Cut-Off Date,
(8) the Coupon Rate thereof and (9) the paid-through date for such Mortgage Loan.

      "Scheduled Payment": As of any date of calculation, with respect to a Mortgage Loan, the then stated scheduled monthly installment of principal and interest payable as it may have been reduced thereunder which, if timely paid, would result in the full amortization of principal over the term thereof (or, in the case of a "balloon" Note, the term to the nominal maturity date for amortization purposes, without regard to the actual maturity date).

     "Securities Act":  The Securities Act of 1933, as amended.

      "Seller":   AMRESCO  Residential  Mortgage  Corporation,  a
Delaware corporation.

      "Servicers" or "Servicer": Long Beach Mortgage Company and Option One Mortgage Corporation, and their permitted successors and assigns. Any reference to Servicers or Servicer shall mean the related Servicer with respect to any Mortgage Loan or Mortgage Loan Servicing Group.

      "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer and (ii) which is qualified to service residential mortgage loans.

     "Servicer Clean-Up Call Date":  The first Monthly Remittance
Date on which the outstanding Certificate Principal Balance has declined to $12,872,100.

      "Servicer Loss Test": The Servicer Loss Test for each Servicer and with respect to its related Mortgage Loan Servicing Group for any period set out below is satisfied if the Cumulative Loss Percentage as it relates to such Mortgage Loan Servicing Group and such period does not exceed the percentage set out for such period below (provided, that for purposes of the calculation of the Servicer Loss Test, Realized Losses attributable solely to Cram Down Losses should be excluded from the calculation of Cumulative Loss Percentage):

                                             Cumulative Loss
               Period                               Percentage

    April 2, 1996 - April 1, 1997                 .75%
    April 2, 1997 - April 1, 1998                1.25%
    April 2, 1998 - April 1, 1999                1.80%
    April 2, 1999 - April 1, 2000                2.25%
    April 2, 2000 and thereafter                 2.75%

     "Servicer Termination Event": As defined in Section 8.20(d) hereof.

      "Servicer Termination Test": The Servicer Termination Test for each Servicer and with respect to the related Mortgage Loan Servicing Group is satisfied for any date of determination thereof, if (x) the 90+ Delinquency Percentage (Rolling Three Month) with respect to the related Mortgage Loan Servicing Group is less than 13.0%, (y) the Servicer Loss Test is satisfied and
(z) the Annual Loss Percentage (Rolling Twelve Month) as it relates to such Mortgage Loan Servicing Group for the twelve month period immediately preceding the date of determination thereof is not greater than 2.25%.

      "Servicing  Advance":  As defined in  Section  8.09(b)  and
Section 8.13(a) hereof.

      "Servicing  Fee":   With respect to any Mortgage  Loan,  an
amount retained by the related Servicer as compensation for servicing and administration duties relating to such Mortgage
Loan pursuant to the first sentence of Section 8.15.

      "Servicing Fee Letter": Each of the servicing fee letters between the Trustee, the Seller and the related Servicer, setting forth the Servicing Fee Rate and other servicing compensation applicable to such Servicer.

      "Servicing Fee Rate": The rate per annum set forth in the related Servicing Fee Letter.

     "Specified Subordinated Amount":  Means as to each Group:

          (a) for any Payment Date commencing on the Startup Day and ending on the later to occur of (i) the date upon which the aggregate Loan Balances of the Mortgage Loans in the related Group on such Payment Date are less than or equal to one-half of the related Maximum Collateral Amount and (ii) the 30th Payment Date following the Startup Day, the greater of the Specified Subordinated Amount Requirement and the excess of (i) the aggregate Loan Balances of all Mortgage Loans in the related Group which are 91 or more days Delinquent (including REO properties) over (ii) the Projected Monthly Excess Cash Flow as of such Payment Date; and

           (b) for any Payment Date occurring after the last Payment Date specified in clause (a) above, the greatest of
     (i) the lesser of (A) the related Specified Subordinated Amount Requirement and (B) two (2) times the Specified Subordination Percentage, times the then outstanding Loan Balance of all Mortgage Loans in the related Group, (ii) two times the excess of (A) the aggregate Loan Balance of all Mortgage Loans which are 90 or more days Delinquent (including REO Properties) over (B) the Projected Net Monthly Excess Cashflow as of such Payment Date, (iii) an amount equal to .50% times the related Maximum Collateral Amount and (iv) an amount equal to the aggregate Loan Balances of the four largest loans in the related Group.

          (c) Notwithstanding anything to the contrary set forth in clauses (a) and (b) of this definition, on and after any Payment Date on which (A) an Insured Payment has become due and owing with respect to such Group or (B) as to Group I, the Servicer Termination Test is not satisfied with respect to Long Beach or (C) as to Group II, the Servicer Termination Test is not satisfied with respect to both Long Beach and Option One, the related Specified Subordinated Amount shall be an amount not less than the related Specified Subordinated Amount as of the immediately preceding Payment Date.

      "Specified  Subordinated Amount Requirement":   As  of  any
Payment  Date, the product of the related Specified Subordination
Percentage and the Maximum Collateral Amount with respect to the related Group.

      "Specified  Subordination Percentage":  As defined  in  the
Insurance Agreement.

      "Standard & Poor's":  Standard & Poor's, a division of  the
McGraw Hill Companies.

     "Startup Day":  April 25, 1996.

     "Subordinate Certificates": The Class B-IO Certificates and the Class R Certificates.

      "Subordinated Amount": The Group I Subordinated Amount or the Group II Subordinated Amount, as the case may be.

      "Subordination Deficiency Amount": With respect to either Mortgage Loan Group and any Payment Date, the excess, if any, of
(i) the Specified Subordinated Amount applicable to such Mortgage Loan Group and Payment Date over (ii) the Subordinated Amount applicable to such Mortgage Loan Group and Payment Date prior to taking into account the payment of any related Subordination Increase Amounts on such Payment Date.

      "Subordination Deficit": With respect to either Mortgage Loan Group and Payment Date, the amount, if any, by which (x) the aggregate of the related Class A Certificate Principal Balances, after taking into account the payment of the Class A Distribution Amount with respect to such Mortgage Loan Group on such Payment Date (except for any Subordination Deficit with respect to the Classes of Certificates related to such Mortgage Loan Group and Subordination Increase Amount with respect to such Mortgage Loan Group), exceeds (y) the sum of (a) the aggregate Loan Balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the last day of the related Prepayment Period and (b) with respect to Group II, the amount, if any, on deposit in the Pre-Funding Account as of the close of business on the last day of the related Prepayment Period.

      "Subordination Increase Amount": With respect to either Mortgage Loan Group and Payment Date, the lesser of (i) the related Subordination Deficiency Amount as of such Payment Date (after taking into account the payment of the related Class A Distribution Amount on such Payment Date (except for any Subordination Increase Amount with respect to such Mortgage Loan Group)) and (ii) the aggregate amount of Net Monthly Excess Cashflow allocated to the Classes of Certificates related to such Mortgage Loan Group pursuant to Sections 7.03(c)(iv)(A) and 7.03(c)(iv)(B) on such Payment Date.

      "Subordination  Reduction Amount":   With  respect  to  any
Mortgage Loan Group and Payment Date, an amount equal to the lesser of (x) the Excess Subordinated Amount for such Mortgage Loan Group and Payment Date and (y) the Principal Remittance Amount with respect to such Mortgage Loan Group for the related Monthly Remittance Date.

       "Subsequent  Cut-Off  Rate":   The  date  as  of  which  a
Subsequent  Mortgage  Loan  is  transferred  to  the  Trust,   as
designated by the Seller.

      "Subservicer": Any Person with whom a Servicer has entered into a subservicing agreement and who satisfies all requirements set forth in Section 8.03 hereof in respect of the qualification of a subservicer.

      "Subservicing Agreement":  The written contract  between  a
Servicer  and  any  Subservicer  relating  to  servicing   and/or
administration of certain Mortgage Loans as permitted by  Section
8.03.

     "Substitution Amount":  As defined in Section 3.03 hereof.

       "Tax  Matters  Certificate":   The  Class  R  Certificate,
initially issued to Bankers Trust Company of California, N.A. as the initial Tax Matters Person.

      "Tax Matters Person": The Person appointed for the Trust pursuant to Section 11.18 hereof to act as the Tax Matters Person under the Code.

     "Tax Matters Person Residual Interest": The 0.001% interest in the Class R Certificates, which shall be issued to and held by Bankers Trust Company of California, N.A. throughout the term hereof unless another Person shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to
Section 11.18 hereof.

     "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

     "Termination Notice":  As defined in Section 9.03(a) hereof.

     "Total Available Funds":  Either the Group I Total Available
Funds or the Group II Total Available Funds, as applicable.

      "Total  Monthly  Excess Cashflow":  As defined  in  Section
7.03(c)(iii) hereof.

      "Total  Monthly Excess Spread":  Either the Group  I  Total
Monthly  Excess  Spread  or the Group  II  Total  Monthly  Excess
Spread, as applicable.

      "Transfer Agreement": Either of (x) the Continuing Loan Purchase Agreement dated November 1, 1995 between Long Beach Mortgage Company, as Seller and AMRESCO Residential Mortgage Corporation, as Buyer, as supplemented by the Supplement dated April 25, 1996 (collectively, the "Long Beach Transfer Agreement"), or (y) the Mortgage Loan Purchase and Sale Agreement dated as of March 1, 1996 among Salomon Brothers Realty Corp., as seller, the Seller, as buyer, and Option One Mortgage Corporation (the "Salomon Transfer Agreement") or (z) the Continuing Loan Purchase Agreement dated as of March 1, 1996, between Option One, as seller, and the Seller, as buyer, as supplemented by the Supplement dated April 25, 1996 (collectively, the "Option One Transfer Agreement").

       "Trust":    AMRESCO  Residential  Securities   Corporation
Mortgage  Loan  Trust  1996-2,  the  trust  created  under   this
Agreement.

      "Trust Estate": As defined in the conveyance clause under this Agreement.

      "Trustee": Bankers Trust Company of California, N.A., a national banking association, the corporate trust office of which is located on the date of execution of this Agreement at 3 Park Plaza, 16th Floor, Irvine, California 92714, Attn: AMRESCO Residential Securities Corporation Mortgage Loan Trust 1996-2, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

     "Trustee Fee": The fee payable monthly on each Payment Date in an amount equal to one-twelfth of .00125% multiplied by the then outstanding Loan Balance.

     "Underwriters":  Prudential Securities Incorporated, Goldman
Sachs & Co. and CS First Boston.

               Section 1.02   Use of Words and Phrases.

      "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.01 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

               Section 1.03   Captions; Table of Contents.

      The captions or headings in this Agreement and the Table of
Contents are for convenience only and in no way define, limit  or
describe  the  scope  and  intent  of  any  provisions  of   this
Agreement.

               Section 1.04   Opinions.

      Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.



                        END OF ARTICLE I
                           ARTICLE II

          ESTABLISHMENT AND ORGANIZATION OF THE TRUST

               Section 2.01   Establishment of the Trust.

      The parties hereto (excluding the Servicers) do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "AMRESCO Residential Securities Corporation Mortgage Loan Trust 1996-2".

               Section 2.02   Office.

      The office of the Trust shall be in care of the Trustee, addressed to 3 Park Plaza, 16th Floor, Irvine, California 92714,
Attention: AMRESCO Residential Securities Corporation Mortgage Loan Trust 1996-2 or at such other address as the Trustee may designate by notice to the Depositor, the Seller, the Servicers, the Owners and the Certificate Insurer.

               Section 2.03   Purposes and Powers.

      The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Mortgage Loans and the Trust Estate in connection therewith; (ii)
activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall permit the Trustee to take any action which would adversely affect the REMIC Estate's status as a REMIC.

               Section   2.04     Appointment  of  the   Trustee;
               Declaration of Trust.

      The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

               Section 2.05   Expenses of the Trust.

      The expenses of the Trust, including (i) the fees of the Trustee and (ii) any reasonable expenses of the Trustee that are "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3), shall be paid pursuant to Section 7.03(c)(ii). The Seller shall pay directly the reasonable fees and expenses of counsel to the Trustee. The reasonable fees and expenses of the Trustee's counsel in connection with the review and delivery of this Agreement and related documentation shall be paid by the Seller on the Startup Day.

               Section 2.06   Ownership of the Trust.

      On the Startup Day the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and 5.08 hereof.

               Section 2.07   Situs of the Trust.

      It is the intention of the parties hereto that the situs of the Trust shall be in the State of California.

               Section 2.08   Miscellaneous REMIC Provisions.

      (a) The beneficial ownership interest in the REMIC Estate shall be evidenced by the interests having the characteristics and terms as follows, including for federal income tax purposes the Final Scheduled Payment Dates:

  Class Designation          Initial          Final Scheduled
                             Balance           Payment Dates
Class A-1                  $32,442,000          May 25, 2027
Class A-2                  $225,000,000        July 25, 2027
Class B-IO                      1              July 25, 2027
Class R Certificates            1              July 25, 2027
____________________
1    No Certificate Principal Balance.

     (b)  The Depositor hereby designates the Class A and Class B-
IO   Certificates  as  "regular  interests,"  and  the  Class   R
Certificates as the single class of "residual interests" in the REMIC Estate for purposes of the REMIC Provisions.

      (c) The Startup Day is hereby designated as the "startup day" of the REMIC Estate within the meaning of Section 860G(a)(9) of the Code.

      (d) The Owner of the Tax Matters Person Residual Interest in the REMIC Estate is hereby designated as Tax Matters Person with respect to the REMIC Estate.

      (e) The Trust and the REMIC Estate shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

     (f) The Trustee shall cause the REMIC Estate to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC.

      (g) The Trustee shall provide to the Internal Revenue Service and to the person described in Section 860(E)(e)(3) and
(6)  of the Code the information described in Treasury Regulation
Section 1.860D-1(b)(5)(ii), or any successor regulation thereto with respect to the REMIC Estate. Such information will be provided in the manner described in Treasury Regulation
Section 1.860E-2(a)(5), or any successor regulation thereto.



                       END OF ARTICLE II
                          ARTICLE III

           REPRESENTATIONS, WARRANTIES AND COVENANTS
        OF THE DEPOSITOR, THE SERVICERS AND THE SELLER;
          COVENANT OF SELLER TO CONVEY MORTGAGE LOANS

               Section  3.01   Representations and Warranties  of
               the Depositor.

      The Depositor hereby represents, warrants and covenants to the Trustee, the Seller, the Certificate Insurer, the Servicers and the Owners that as of the Startup Day:

      (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Depositor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under the Operative Documents to which it is a party.

      (b) The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

      (c) Each Operative Document to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

      (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties  or  the  consequences of which would  materially  and adversely affect its performance hereunder and under the Operative Documents to which the Depositor is a party.

      (e) No litigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor's knowledge, threatened against the Depositor, which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

      (f) No certificate of an officer, statement furnished in writing or report delivered, or to be delivered, pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report not misleading.

      (g) The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributable to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor required to be stated therein or necessary to make the statements contained therein with respect to the Depositor, in light of the circumstances under which they were made, not misleading. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Depositor that materially adversely affects or in the future may (so far as the Depositor can now reasonably foresee) materially adversely affect the Depositor or the Mortgage Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

      (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the acquisition by the Depositor of the Mortgage Loans, the conveyance by the Depositor of the Mortgage Loans, the purchase and sale of the Certificates and the execution, delivery and performance by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by the Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

       (i)    The  transactions  contemplated  by  the  Operative
Documents  are  in  the  ordinary  course  of  business  of   the
Depositor.

      (j) The Depositor is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Depositor aware of any pending insolvency.

      (k) The transfer, assignment and conveyance of the Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

      It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Loans to the Trustee.

               Section  3.02   Representations and Warranties  of
               the Servicers.

      (i) Each Servicer hereby represents and warrants to the Trustee, the Depositor, the Seller, the Certificate Insurer and the Owners, as to itself only, that as of the Startup Day:

      I It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, is in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. Such Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under the Operative Documents to which it is a party.

      (b) The execution and delivery of the Operative Documents to which such Servicer is a party by such Servicer and its performance and compliance with the terms thereof have been duly authorized by all necessary corporate action on the part of such Servicer and will not violate such Servicer's articles or certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which such Servicer is a party or by which such Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over such Servicer or any of its properties.

      (c) Each Operative Document to which such Servicer is a party, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal and binding obligation of such Servicer, enforceable against it in accordance with the terms thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

      (d) Such Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which would materially and adversely affect the condition (financial or otherwise) or operations of such Servicer or its properties or would materially and adversely affect its performance hereunder.

      (e) No litigation is pending with respect to which such Servicer has received service of process or, to the best of such Servicer's knowledge, threatened against such Servicer which litigation would prohibit its entering into the Operative Documents to which such Servicer is a party or would materially and adversely affect the condition (financial or otherwise) or operations of such Servicer or its properties or would materially and adversely affect its performance hereunder and under the other Operative Documents to which such Servicer is a party.

      (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by such Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

      (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which such Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution, delivery and performance by such Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by the Operative Documents on the part of such Servicer and the performance by such Servicer of its obligations under the Operative Documents to which it is a party.

      (h) The collection practices used by such Servicer with respect to the Mortgage Loans serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage servicing business.

      (i) The transactions contemplated by this Agreement are in the ordinary course of business of such Servicer.

      It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Mortgage Loans to the Trustee.

      (ii)  Upon discovery by any of the Seller, a Servicer,  the
Depositor, the Certificate Insurer, or the Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the related Servicer shall (A) cure such breach in all material respects to the satisfaction of the Certificate Insurer,
(B) to the extent such breach can only be cured through repurchase or substitution of one or more Mortgage Loans, the Servicer may so repurchase or substitute in the manner set forth in Section 3.04(b) and (C) to the extent that such breach is not cured in accordance with clause (A) or (B) above, the related
Servicer may thereafter be removed pursuant to Section 8.20(a)(iv) hereof; provided, however, that if any party can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer.

               Section  3.03   Representations and Warranties  of
               the Seller.

      The Seller hereby represents, warrants and covenants to the Trustee, the Depositor, the Certificate Insurer, the Servicers and the Owners as of the Startup Day as follows:

      (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Seller has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under the Operative Documents to which it is a party.

      (b) The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Seller and will not violate the Seller's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller or any of its properties.

     (c) Each Operative Document to which the Seller is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

      (d) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or the consequences of which would materially and adversely affect its performance under the Operative Documents to which the Seller is a party.

      (e) No litigation is pending with respect to which the Seller has received service of process or, to the best of the Seller's knowledge, threatened against the Seller, which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance under the Operative Documents to which the Seller is a party.

      (f) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Seller contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report not misleading.

      (g) The statements contained in the Registration Statement which describe the Seller or matters or activities for which the Seller is responsible in accordance with the Operative Documents or which are attributable to the Seller therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Seller required to be stated therein or necessary to make the statements contained therein with respect to the Seller, in light of the circumstances under which they were made, not misleading. There is no fact known to the Seller that materially adversely affects or in the future may (so far as the Seller can now reasonably foresee) materially adversely affect the Seller or the Mortgage Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

      (h) Upon the receipt of each Mortgage Loan (including the related Note) and other items of the Trust Estate by the Trustee under this Agreement, the Trust will have good title to such Mortgage Loan (including the related Note) and such other items of the Trust Estate free and clear of any lien, charge, mortgage, encumbrance or rights of others.

      (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution, delivery and performance by the Seller of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by the other Operative Documents on the part of the Seller and the performance by the Seller of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

       (j)    The  transactions  contemplated  by  the  Operative
Documents are in the ordinary course of business of the Seller.

      (k) The Seller is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency.

      (l) The transfer, assignment and conveyance of the Notes and the Mortgages by the Seller hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

      (m) The Seller is not aware of a default by an Originator under any Operative Document or that any Mortgage Loan breaches any representation or warranty in a Transfer Agreement that as of the Startup Date is not subject to cure.

      It is understood and agreed that the representations and warranties set forth in this Section 3.03 shall survive delivery of the respective Mortgage Loans to the Trustee.

      Upon discovery by any of the Servicers, the Depositor, the Seller, the Certificate Insurer or the Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.03 which materially and adversely affects the interests of the Owners or the interests of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. The Seller hereby covenants and agrees that within 60 days of its discovery or its receipt of notice of breach, it shall cure such breach in all material respects or, with respect to a breach of clause (h) above, it shall itself, or if the related Originator or other party to the related Transfer Agreement causes such breach, such party shall on the Monthly Remittance Date next succeeding such discovery or receipt of notice (i) within two years of the Startup Day, substitute in lieu of any Mortgage Loan not in compliance with clause (h) a Qualified Replacement Mortgage and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of such Mortgage Loan as of such Replacement Cut-Off Date, deliver an amount equal to such difference together with the aggregate amount of (A) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan and (B) the interest portion of any Delinquency Advances which the related Servicer has theretofore failed to remit with respect to such Mortgage Loan (a "Substitution Amount") to the related Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at the Loan Purchase Price, which purchase price shall be delivered to the related Servicer for deposit in the Principal and Interest Account. Notwithstanding any provision of this Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant hereto shall be made unless the related Originator, the Seller or other party to a Transfer Agreement obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the REMIC Estate or otherwise subject the REMIC Estate to tax and would not jeopardize the status of the REMIC Estate as a REMIC (a "REMIC Opinion") addressed to the Trustee and the Certificate Insurer and acceptable to the Certificate Insurer and the Trustee. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this Section because of the inability to deliver a REMIC Opinion shall be repurchased or substituted for (subject to compliance with Sections 3.03, 3.04 or 3.06, as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion.

               Section 3.04   Covenants of Seller to Take Certain
               Actions  with  Respect to the  Mortgage  Loans  In
               Certain Situations.

     I The Seller hereby assigns to the Depositor, who assigns to the Trustee for the benefit of the Owners and the Certificate Insurer all of its right, title and interest under each Transfer Agreement applicable to the Mortgage Loans but none of its obligations thereunder. Insofar as such Transfer Agreement provides for representations and warranties made by the related Originator or another party who has sold loans to the Seller in respect of a Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced against such Originator directly by the Seller, the Depositor, the related Servicer, by the Trustee on behalf of the Owners, or by the Certificate Insurer; provided, that the Trustee must enforce such remedies if such other parties do not so enforce such remedies. Upon the discovery by the Seller, the Depositor, the Certificate Insurer, a Servicer or the Trustee of a breach of any of the representations and warranties made in a Transfer Agreement in respect of any Mortgage Loan, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the related Originator or another party who has sold loans to the Seller as to the facts stated therein, which materially and adversely affects the interests of the Owners or of the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

      A breach of any representation or warranty (x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan set forth in Section 4.3(a) of the Transfer Agreement with Long Beach Mortgage Company and Section 7.02(xiv) of the Salomon Transfer Agreement and Section 4.3(a) of the Option One Transfer Agreement, (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Property set forth in Section 4.3(f) and (l) of the Transfer Agreement with Long Beach Mortgage Company and Section 7.02(xi) of the Salomon Transfer Agreement and Section 4.3(f) and (l) of the Option One Transfer Agreement or (z) the status of such Mortgage Loan as a
"qualified mortgage" under Section 860G(a)(3) of the Code is a priori the breach of a representation or warranty which "materially and adversely affects the interests of the Owners or of the Certificate Insurer" in such Mortgage Loan provided that the related Originator shall nevertheless have the opportunity to cure, substitute or repurchase in accordance with Section 3.04(b).

      (b) Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach of a representation and warranty given by an Originator or other party to a Transfer Agreement from any one of the other parties hereto or from the Certificate Insurer or such time as a breach of any representation and warranty materially and adversely affects the interests of the Owners or of the Certificate Insurer as set forth above, the
Seller hereby covenants and warrants that it shall promptly request that the related Originator or other party to a Transfer Agreement cure such breach in all material respects or, if such breach is not cured, it shall request that the related Originator or other party to a Transfer Agreement, subject to the further requirements of this paragraph and within the time period specified in the related Transfer Agreement (but in any case for a Mortgage Loan that is not a "qualified mortgage", within 90 days of discovery thereof) (i) within two years of the Startup Day, substitute in lieu of each Mortgage Loan which has given rise to the requirement for action a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto, to the related Servicer for deposit in the related Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the related Servicer for deposit in the related Principal and Interest Account by the related Originator or other party to a Transfer Agreement. In connection with any such proposed purchase or substitution, the Seller may request the Originator or other party to a Transfer Agreement at such party's expense to cause to be delivered to the Trustee or may itself deliver to the Trustee and to the Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the status of the Trust as a REMIC, and the related Originator or other party to a Transfer Agreement shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust or would not jeopardize the status of the Trust as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion, shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan or
(ii) the delivery of such opinion by the Seller at the related Originator's expense or by the related Originator or other Party to a Transfer Agreement. Any repurchase or substitution shall occur prior to the related Monthly Remittance Date and the related Originator or other party to a Transfer Agreement shall provide the Servicer with written notice no less than five Business Days in advance of such repurchase or substitution. It is understood and agreed that the obligation of the related Originator or other party to a Transfer Agreement to cure the defect, or substitute for or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Owners, the Seller, the Depositor, the Trustee and the Certificate Insurer.

     (c) In the event that any Qualified Replacement Mortgage is delivered by an Originator or other party to a Transfer Agreement to the Trust pursuant to Section 3.04 or Section 3.06 hereof, the Seller shall cause the related Originator or other party to a Transfer Agreement to take the actions described in Section 3.04(b) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the Seller, the Certificate Insurer, a Servicer or the Trustee that the representations and warranties set forth in the related Transfer Agreement or in
Section 3.03 above, are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners or the Certificate Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection (c) the representations and warranties in the related Transfer Agreement or as set forth in Section 3.3 above referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the first day of the month in which such Qualified Replacement Mortgage is conveyed to the Trust.

      (d)   It  is  understood and agreed that the covenants  set
forth  in  this  Section  3.04  shall  survive  delivery  of  the
respective   Mortgage  Loans  (including  Qualified   Replacement
Mortgage Loans) to the Trustee.

      (e) The Trustee and the Servicers (in their capacities as Servicers) shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Mortgage Loan pursuant to this Section or the eligibility of any Mortgage Loan for purposes of this Agreement.

               Section  3.05   Conveyance of the Mortgage  Loans,
               Subsequent    Mortgage   Loans    and    Qualified
               Replacement Mortgages.

      (a) On the Startup Day the Seller, concurrently with the execution and delivery hereof, hereby transfers, assigns, sets over and otherwise conveys without recourse to the Depositor and the Depositor, concurrently with the execution and delivery hereof, transfers, assigns, sets over and otherwise conveys without recourse, to the Trustee for the benefit of the Owners of the Certificates, all of their respective right, title and interest in and to the Trust Estate; provided, however, that the Seller reserves and retains all of its right, title and interest
in   and  to  principal  (including  Prepayments  collected)  and interest due on each Initial Mortgage Loan on or prior to the Cut-Off Date on any Mortgage Loan that is current on the Cut-Off
Date.   The  transfer  by the Depositor of the  Initial  Mortgage
Loans set forth on the Schedule of Mortgage Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

      It is intended that the sale, transfer, assignment and conveyance herein contemplated constitute a sale of the Initial Mortgage Loans conveying good title thereto free and clear of any liens and encumbrances from the Seller to the Depositor and from the Depositor to the Trust and that the Initial Mortgage Loans not be part of the Depositor's or the Seller's estate in the event of insolvency. In the event that either such conveyance or a conveyance of a Qualified Replacement Mortgage or a conveyance pursuant to Section 3.07 and any Subsequent Transfer Agreement is deemed to be a loan, the parties intend that the Seller shall be deemed to have granted to the Depositor and the Depositor shall be deemed to have granted to the Trustee a security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

      In  connection  with such sale, transfer,  assignment,  and conveyance from the Seller to the Depositor, the Seller has filed, in the appropriate office or offices in the States of Texas and Delaware, a UCC-1 financing statement executed by the Seller as debtor, naming the Depositor as secured party and listing the Initial Mortgage Loans and the other property (including any Qualified Replacement Mortgage) described above as collateral and on or prior to each Subsequent Transfer Date the Seller will file in such offices a UCC-1 financing statement listing the Subsequent Mortgage Loans so transferred as collateral. The characterization of the Seller as a debtor and the Depositor as the secured party on such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Seller's entire right, title and interest in the Trust Estate. In connection with such filing, the Seller agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's, the Owners' and the Certificate Insurer's interest in the Trust Estate.

      In connection with such sale, transfer, assignment, and conveyance, from the Depositor to the Trustee, the Depositor has filed, in the appropriate office or offices in the States of Texas and Delaware, a UCC-1 financing statement executed by the Depositor as debtor, naming the Trustee as secured party and listing the Initial Mortgage Loans and the other property (including any Qualified Replacement Mortgage) described above as collateral and on or prior to each Subsequent Transfer Date the Depositor will file in such offices a similar UCC-1 financing statement listing the Subsequent Mortgage Loans so transferred as collateral. The characterization of the Depositor as a debtor and the Trustee as the secured party in such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Depositor's entire right, title and interest in the Trust Estate. In connection with such filing, the Depositor agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's, the Owners' and the Certificate Insurer's interest in the Trust Estate.

      (b) In connection with the transfer and assignment of the Initial Mortgage Loans and prior to each Subsequent Transfer Date with respect to the Qualified Replacement Mortgage or Subsequent
Mortgage Loan, the Depositor agrees to:

           (i) deliver without recourse to the Trustee on the Startup Day with respect to each Initial Mortgage Loan or on each Subsequent Transfer Date with respect to the Qualified Replacement Mortgage or Subsequent Mortgage Loans, (A) the original Notes endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or any one of an original title binder, an original preliminary title report or an original title commitment or a copy of any of the foregoing certified by the issuer of the title insurance policy, or the attorney's opinion of title, (C) originals or certified copies of all intervening recorded assignments, showing a complete chain of title from origination to the Trustee, if any, with evidence of recording thereon, (D) originals of all assumption, modification, written assurance or substitution agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the custodian for the Seller from the applicable recording office), or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

           (ii) cause the Trustee, within 60 days following the Startup Day with respect to the Initial Mortgage Loans or on each Subsequent Transfer Date with respect to the Qualified Replacement Mortgage or Subsequent Mortgage Loans to complete the assignments of the Mortgages to "Bankers Trust Company of California, N.A., as Trustee of AMRESCO Residential Securities Corporation Mortgage Loan Trust 1996-2 under the Pooling and Servicing Agreement dated as of April 1, 1996" to be submitted to the Servicer for recording in the appropriate jurisdictions; provided, however, that the Depositor shall not be required to cause the Trustee to complete and cause the related Servicer to record an assignment for any Mortgage with respect to a Mortgaged Property located in California or with respect to which the original recording information is lacking;

           (iii) if not delivered on the Startup Day, deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor, within one year after the Startup Day with respect to the Initial Mortgage Loans or on each Subsequent Transfer Date with respect to the Qualified Replacement Mortgage or Subsequent Mortgage Loans); and

          (iv) furnish to the Trustee and the Certificate Insurer at the Depositor's expense, an opinion of counsel with respect to the sale and perfection of the Subsequent Mortgage Loans delivered to the Trust, corporate and enforceability matters and an opinion of counsel as to the tax consequences to the Trust, if any, resulting from the conveyance of Subsequent Mortgage Loans, each in form and substance satisfactory to the Trustee and the Certificate Insurer.

      Notwithstanding anything to the contrary contained in  this
Section 3.05, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

      Copies of all Mortgage assignments received by the Trustee shall be retained in the related File.

      All recording required pursuant to this Section 3.05 shall be accomplished at the expense of the Seller.

      (c) In the case of Initial Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Startup Day, the Depositor, in lieu of the foregoing, will deliver within six (6) days after the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit D.

     (d) The Seller shall cause the related Originator, or other party to a Transfer Agreement, to transfer, assign, set over and otherwise convey without recourse, to the Trustee all right, title and interest of such party in and to any Qualified Replacement Mortgage delivered to the Trustee on behalf of the Trust by such party pursuant to Section 3.03, 3.04 or 3.06 hereof and all such party's right, title and interest to principal and interest due on such Qualified Replacement Mortgage after the applicable Replacement Cut-Off Date; provided, however, that such party shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage on or prior to the applicable Replacement Cut-Off Date.

      (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse or representation, to the party providing such Qualified Replacement Mortgage, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to principal and interest due on such released Mortgage Loan after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest due on such released Mortgage Loan on or prior to the applicable Replacement Cut-Off Date.

      (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Depositor and then to the Trustee on behalf of the Trust, the Seller agrees to (i) deliver without recourse to the Trustee on the date of delivery of such Qualified Replacement Mortgage the original Note relating thereto, endorsed in blank or to the order of the Trustee, (ii) cause promptly to be recorded an assignment in the appropriate jurisdictions, (iii) deliver the original Qualified Replacement Mortgage and such recorded assignment, together with original or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Seller (but in any event within 120 days after the date of conveyance of such Qualified Replacement Mortgage) and (iv) deliver the title insurance policy, or where no such policy is required to be provided under Section 3.05(b)(i)(B), the other evidence of title in same required in Section 3.05(b)(i)(B).

      (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage to the party providing such Qualified Replacement Mortgage (i) the original Note relating thereto, endorsed without recourse or representation, to the
Seller, (ii) the original Mortgage so released and all assignments relating thereto and (iii) such other documents as constituted the File with respect thereto.

      (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Seller shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

               Section  3.06    Acceptance  by  Trustee;  Certain
               Substitutions of Mortgage Loans; Certification  by
               Trustee.

      (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the items delivered by the Seller or the Depositor in the form attached as Exhibit E hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer. The Trustee agrees, for the benefit of the Owners and the Certificate Insurer, to review such items within 45 days after the Startup Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Subsequent Mortgage Loan or Qualified Replacement Mortgage, within 45 days after the assignment thereof) and to deliver to the Depositor, the Seller, the related Servicer and the Certificate Insurer a certification in the form attached hereto as Exhibit F (a "Pool Certification") to the effect that, as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to Section 3.05(b)(i) of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on items (1), (3) and (4) of the Schedule of Mortgage Loans accurately reflects the information set forth in the File. The Trustee shall have no responsibility for reviewing any File except as expressly provided in this subsection 3.06(a). Without limiting the effect of the preceding sentence, in reviewing any File, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form (except to determine if the Trustee is the assignee), whether any document (other than the assignments) has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

      (b) If the Trustee during such 45-day period finds any document constituting a part of a File which is not executed, has not been received, or is unrelated to the Mortgage Loans identified in the Schedule of Mortgage Loans, or that any Mortgage Loan does not conform to the description thereof as set forth in the Schedule of Mortgage Loans, the Trustee shall promptly so notify the Depositor, the Seller, the related Servicer and the Certificate Insurer. In performing any such review, the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the items delivered by the Seller pursuant to
Section 3.05(b)(i) is limited solely to confirming that the documents listed in Section 3.05(b)(i) have been executed and received, relate to the Files identified in the Schedule of Mortgage Loans and conform to the description thereof in the Schedule of Mortgage Loans. The Seller agrees to request that the related Originator or other party to a Transfer Agreement use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the
Trustee. If, however, within the time period specified in the related Transfer Agreement after the Trustee's notice to it respecting such defect the related Originator or other party to a Transfer Agreement has not remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Certificate Insurer, the Seller will request the related Originator or other party to a Transfer Agreement to, within the time period set forth in the related Transfer Agreement, (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account.

      (c) In addition to the foregoing, the Trustee also agrees to provide an updated report during the 12th month after the Startup Day indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Trustee shall provide to the Certificate Insurer and the Servicers no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

               Section   3.07    Conveyance  of  the   Subsequent
               Mortgage Loans.

     (a) Subject to the satisfaction of the conditions set forth in Section 3.05 and paragraphs (b) and (c) below in consideration of the Trustee's delivery on the relevant Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on each Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee, all of the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from the Subsequent Mortgage Loans (other than any principal and interest payments received thereon on or prior to the relevant Subsequent Cut-Off
Date) which the Depositor is causing to be delivered to the Trustee herewith (and all substitutions therefor as provided by
Section 3.03, 3.04 and 3.06), together with the related Subsequent Mortgage Loan documents and the Depositor's interest in any Property and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing and proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Subsequent Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing). There shall be no more than three Subsequent Transfer Dates.

      The transfer of the Subsequent Mortgage Loans set forth on the Schedule of Mortgage Loans by the Seller to the Depositor and by the Depositor to the Trust shall be absolute and shall be intended by the Owners and all parties hereto to be treated as a sale by the Seller to the Depositor and by the Depositor to the Trust. Any Subsequent Mortgage Loan so transferred will be included in Group II. The amount released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate principal balances of the Subsequent Mortgage Loans so transferred. Upon the transfer by the Depositor of the
Subsequent Mortgage Loans hereunder, such Subsequent Mortgage Loans (and all principal collected and interest accruing thereon subsequent to the Subsequent Cut-Off Date) and all other rights and interests with respect to such Subsequent Mortgage Loans transferred pursuant to a Subsequent Transfer Agreement shall be deemed for all purposes hereunder to be part of the Trust Estate. The Seller hereby covenants and agrees to use its best efforts to ensure that a sufficient amount of Subsequent Mortgage Loans will be transferred to the Depositor during the Funding Period to enable the Depositor to reduce the Pre-Funded Amount to less than $100,000. The Depositor hereby covenants and agrees to use its best efforts to ensure that a sufficient amount of Subsequent Mortgage Loans will be transferred to the Trust during the Funding Period to reduce the Pre-Funded Amount to less than $100,000.

     (b) The obligation of the Trustee to accept the transfer of the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                     (i)   the Depositor shall have provided  the
          Trustee and the Certificate Insurer with an Addition Notice not less than ten (10) calendar days prior to the proposed Subsequent Transfer Date (unless the Trustee and the Certificate Insurer agree to a shorter time period) and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans;

                     (ii)  the Depositor shall have delivered  to
          the Trustee a duly executed written assignment (including an acceptance by the Trustee) in substantially the form of Exhibit C, which shall include a Schedule of Mortgage Loans, listing the Subsequent Mortgage Loans and any other exhibits listed thereon;

                     (iii)     the Depositor shall have deposited
          in the Principal and Interest Account all principal collected and interest accruing in respect of such Subsequent Mortgage Loans on or after the related Subsequent Cut-Off Date;

                     (iv)  as  of each Subsequent Transfer  Date,
          neither the Depositor nor the Seller was insolvent, nor will either of them be made insolvent by such transfer, nor is either of them aware of any pending insolvency;

                    (v)  the Funding Period shall not have ended;

                     (vi)  the Depositor shall have delivered  to
          the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Transfer Agreement together with the written approval of the Certificate Insurer required by paragraph
          (c)(v)(f) below; and

                     (vii)      such  sale will not result  in  a
          materially adverse tax consequence to the Trust as evidenced by an Opinion of Counsel delivered to the Trustee by the Depositor at its own expense.

      (c) The obligation of the Trust to purchase a Subsequent Mortgage Loan for addition to Group II on any Subsequent Transfer Date is subject to the following requirements: (i) such Subsequent Mortgage Loan will be an adjustable rate Mortgage Loan
(ii) such Subsequent Mortgage Loan may not be 30 or more days contractually Delinquent as of the related Subsequent Cut-Off Date; (iii) the remaining term to maturity of such Subsequent Mortgage Loan may not exceed 30 years; (iv) no Subsequent Mortgage Loan will have a minimum Coupon Rate less than 6.90%; and (v) following the purchase of such Subsequent Mortgage Loan by the Trust, the Mortgage Loans in Group II (including the Subsequent Mortgage Loans) (a) will have a weighted average Coupon Rate of at least 10.12%; (b) will have a weighted average remaining term to stated maturity of not more than 355 months,
(c) will have a weighted average Loan-to-Value Ratio of not more than 72.5%; (d) will not have Balloon Loans; (e) will have no Mortgage Loan with a Loan Balance in excess of $500,000 and (f) the Certificate Insurer shall have given its approval in writing. With the consent of the Seller and the Certificate Insurer, the above characteristics may be modified.

     (d) In connection with each Subsequent Transfer Date and on the Payment Dates occurring in May and June, 1996, the Trustee shall determine: (i) the amount and correct dispositions of the Group II Capitalized Interest Requirements, Overfunded Interest Amounts, Pre-Funding Account Earnings and the Pre-Funded Amount and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account. In the event that any amounts are released as a result of an error in calculation to the Owners or Depositor from the Pre-Funding Account or from the Capitalized Interest Account, such Owners or the Depositor shall immediately repay such amounts to the Trustee.


                       END OF ARTICLE III
                           ARTICLE IV

               ISSUANCE AND SALE OF CERTIFICATES

     Section 4.01   Issuance of Certificates

      On the Startup Day, upon the Trustee's receipt from the Depositor of an executed Delivery Order in the form set forth as Exhibit G hereto, the Trustee shall authenticate and deliver the Certificates on behalf of the Trust.

               Section 4.02   Sale of Certificates.

      At 10 a.m. California time on the Startup Day (the "Closing"), at the offices of Arter & Hadden, Irvine, California (or at such other location acceptable to the Seller), the Seller will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Depositor and the Depositor will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will deliver (i) to the Underwriters the Class A Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co., or in such other names as the Underwriters shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee, and (ii) to the respective registered owners thereof, a Class B-IO Certificate with a Percentage Interest equal to 100% and a Class R Certificate with a Percentage Interest equal to 99.999%, registered in the names designated by the Depositor and the Tax Matters Person Residual Interest to the Trustee.

     Upon the Trustee's receipt of the entire net proceeds of the sale of the Class A-2 Certificates the Depositor shall instruct the Trustee to deposit (a) an amount equal to the Original Pre-Funded Amount in the Pre-Funding Account and (b) an amount equal to $240,898.69 in the Capitalized Interest Account contributed by the Depositor out of such proceeds or otherwise. The Trustee shall then remit the entire balance of such net proceeds to the Depositor in accordance with instructions delivered by the Depositor.



                       END OF ARTICLE IV
                           ARTICLE V

             CERTIFICATES AND TRANSFER OF INTERESTS

               Section 5.01   Terms.

     (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and except for the rights of the Trustee on behalf of the Owners of the Class A Certificates with respect to the Certificate Insurance Policy). The Class A Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Servicing Fees), moneys in the Principal and Interest Account, except as otherwise provided herein, moneys in the Pre-Funding Account and the Capitalized Interest Account, from earnings on moneys and the proceeds of property held as a part of the Trust Estate and, with respect to the Class A Certificates upon the occurrence of certain events, from Insured Payments. Each Certificate entitles the Owner thereof to receive monthly on each Payment Date, in order of priority of distributions with respect to such Class of Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Mortgage Loans (and, with respect to the Owners of the Class A Certificates, Insured Payments deposited in the Certificate Account), pro rata in accordance with such Owner's Percentage Interest.

     (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate prior to receiving the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

               Section 5.02   Forms.

      The Class A-1 Certificates, the Class A-2 Certificates, the Class B-IO Certificates and the Class R Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, B-IO and B hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Depositor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the
Depositor executing such Certificates, as evidenced by his execution thereof.

               Section   5.03    Execution,  Authentication   and
               Delivery.

      Each Certificate shall be executed on behalf of the Trust, by the manual or facsimile signature of one of the Depositor's Authorized Officers and shall be authenticated by the manual or facsimile signature of one of the Trustee's Authorized Officers.

     Certificates bearing the manual signature of individuals who were at any time the proper officers of the Depositor shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

      The  initial Certificates shall be dated as of the  Startup
Day  and  delivered  at the Closing to the parties  specified  in
Section 4.02 hereof. Subsequently issued Certificates will be dated as of the issuance of the Certificate.

       No   Certificate  shall  be  valid  until   executed   and
authenticated as set forth above.

               Section   5.04    Registration  and  Transfer   of
               Certificates.

      I The Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Certificate Insurer, the Owners and the Trustee shall have the right to inspect the Register during the Trustee's normal hours and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

     If a Person other than the Trustee is appointed as Registrar by the Owners of a majority of the aggregate Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Class A Certificates then outstanding, by such majority of the Percentage Interests represented by the Class R Certificates, the Trustee will give the Certificate Insurer and the Owners prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register.

      (b) Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar the Depositor shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount or Percentage Interest of the Certificate so surrendered.

      (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate original principal amount or percentage interest and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Depositor and the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

      (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

       (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Owner thereof or his attorney duly authorized in writing.

      (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

      (g) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall, except as otherwise provided in Subsection
(h), be initially issued in the form of a single fully registered Class A Certificate of such Class. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

      On the Startup Day, no Class A-1 or Class A-2 Certificates shall be issued in denominations of less than $1,000 except that one certificate in each class may be in an amount less than $1,000. The Class B-IO Certificates and Class R Certificates (other than the Tax Matters Person Residual Interest) will be issued in minimum percentage interests of 10%.

      The  Depositor  and  the Trustee are hereby  authorized  to
execute   and   deliver  the  Representation  Letter   with   the
Depository.

      With respect to the Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Servicers, the Seller and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Servicers, the Seller and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Owner of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate.

      Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Class A Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

      (h) In the event that (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (ii) the Depositor at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Depositor may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Depositor and at the Depositor's expense, or such depository's agent or designee but, if the Depositor does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names registered Owners of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof.

      (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all
distributions  of  principal  or  interest  on   such   Class   A
Certificates and all notices with respect to such Class A Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

               Section  5.05    Mutilated,  Destroyed,  Lost   or
               Stolen Certificates.

      If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee and the Certificate Insurer such security or indemnity as may be reasonably required by it to hold the Trustee and the Certificate Insurer harmless, then, in the absence of notice to the Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, the Depositor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

     Upon the issuance of any new Certificate under this Section, the Registrar or Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

      Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

      The  provisions  of  this Section are exclusive  and  shall preclude  (to  the extent lawful) all other rights  and  remedies
with   respect  to  the  replacement  or  payment  of  mutilated, destroyed, lost or stolen Certificates.

               Section 5.06   Persons Deemed Owners.

      The Certificate Insurer, the Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Certificate Insurer, the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

               Section 5.07   Cancellation.

     All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held by the Trustee in accordance with its standard retention policy.

               Section 5.08   Limitation on Transfer of Ownership
               Rights.

      I No sale or other transfer of record or beneficial ownership or assignment of an interest in a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit I. Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(a).

     (b) No other sale or other transfer of record or beneficial ownership of a Class B-IO Certificate or a Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made within three years from the Startup Day, (i) the Trustee or the Depositor shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Depositor and the Certificate Insurer in the event that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trustee, the Trust Estate or the Certificate Insurer, and (ii) the Trustee shall require the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Seller and the Certificate Insurer certifying to the Trustee, the Certificate Insurer and the Seller the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Estate, the Certificate Insurer or the Seller. The Owner of a Class B-IO Certificate or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Insurer, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      (c) No transfer of a Class B-IO Certificate or Class R Certificate shall be made unless the Trustee shall have received either: (i) a representation letter from the transferee of such Class B-IO Certificate or Class R Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to
Section  406 of ERISA nor a plan or other arrangement subject  to
Section  406 of ERISA nor a plan or other arrangement subject  to
Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer or (ii) in the event that any Class B-IO Certificates or Class R Certificates are purchased by a Plan, or by a person or entity acting on behalf of any Plan or using the assets of any Plan to effect such transfer (including the assets of any Plan held in an insurance company separate or general account), an Opinion of Counsel, acceptable to and in form and substance satisfactory to the Trustee and the Servicers, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust, to the effect that the purchase or holding of any Class B-IO Certificates or Class R Certificates will not result in the assets of the Trust being deemed to be "plan assets," will not cause the Trust, Trustee or any Servicer to be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code, and will not subject the Trustee or any Servicer to any obligation or liability in addition to those expressly undertaken under this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee of an Opinion of Counsel as described above shall be null and void and of no effect.

      (d) No sale or other transfer of any Class A Certificate may be made to the Depositor or the Seller or any Servicer. No sale or other transfer of any Class A Certificate may be made to a Seller affiliate unless the Trustee and the Certificate Insurer shall have been furnished with an opinion of counsel acceptable to the Certificate Insurer and the Trustee experienced in federal bankruptcy matters to the effect that such sale or transfer would not adversely affect the character of the conveyance of the Mortgage Loans to the Trust as a sale. To the extent any payment to an Owner of a Class A Certificate constitutes an Insured Payment, such payment will not be made to the Seller, the Depositor or the Servicer or any Subservicer. No sale or other transfer of the Class R Certificate issued to the Tax Matters Person appointed on the Startup Day may be transferred or sold to any Person, except to a person who accepts the appointment of Tax Matters Person pursuant to Section 11.18 hereof.

               Section 5.09   Assignment of Rights.

      An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.04 and Section 5.08 hereof.


                        END OF ARTICLE V
                           ARTICLE VI
                           COVENANTS

               Section 6.01   Distributions.

     On each Payment Date, the Trustee will withdraw amounts from the Certificate Account and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check or draft mailed on each Payment Date or (ii) if requested by any Owner of (A) a Class A-1 or Class A-2 Certificate having an original principal balance of not less than $1,000,000 or (B) a Class B-IO or Class R Certificate having a Percentage Interest of not less than 10% in writing not later than five Business Days prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date.

               Section 6.02   Money for Distributions to be  Held
               in Trust; Withholding.

     (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account or from Insured Payments shall be made by and on behalf of the Trustee, and no amounts so withdrawn from the Certificate Account for payments of Certificates and no Insured Payment shall be paid over to the Trustee except as provided in this Section.

     (b) Whenever the Depositor has appointed one or more Paying Agents pursuant to Section 11.15 hereof, the Trustee will, on the Business Day immediately preceding each Payment Date, deposit with such Paying Agents in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Certificate Account for the Class to which such amounts are due) such sum to be held in trust for the benefit of the Owners entitled thereto.

      (c) The Depositor may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

       (d) The Depositor shall require each Paying Agent, including the Trustee on behalf of the Trust, to comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

      (e) Any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Class A Certificate and remaining unclaimed by the Owner of such Class A Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid to the Owners of the Class R Certificates; and the Owner of such Class A Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R Certificates for payment thereof (but only to the extent of the amounts so paid to the
Owners of the Class R Certificates) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such payment, may at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Owners of the Class R Certificates. The Trustee shall, at the direction of the Depositor, also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

               Section 6.03   Protection of Trust Estate.

     (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Certificate Insurer and, upon request of the Certificate Insurer or, with the consent of the Certificate Insurer, at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor or the Certificate Insurer, to:

          (i) more effectively hold in trust all or any portion of the Trust Estate;

         (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

       (iii)   enforce any of the Mortgage Loans; or

         (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the interests of the Owners and the Certificate Insurer represented thereby, in such Trust Estate against the contrary claims of all Persons and parties.

      The Trustee shall send copies of any request received from the Certificate Insurer or the Depositor to take any action pursuant to this Section 6.03 to the other parties hereto.

      (b) The Trustee shall have the power to enforce, and shall enforce the obligations and rights of the other parties to this Agreement, and of the Certificate Insurer or the Owners, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Certificate Insurer as such rights are set forth in this Agreement; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first
(i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested by the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Class A Certificates then outstanding, by such majority of the Percentage Interests represented by the Class R Certificates; provided, further, however, that if there is a dispute with respect to payments under the Certificate Insurance Policy the Trustee's sole responsibility is to the Owners.

      (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties, or adversely affect its rights and immunities hereunder.

               Section 6.04   Performance of Obligations.

      The Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

      The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g).

               Section 6.05   Negative Covenants.

     The Trustee will not permit the Trust to:

          (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

        (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the
     Code)  or  assert  any claim against any present  or  former
     Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

        (iii) incur, assume or guaranty any indebtedness of any Person except pursuant to this Agreement;

         (iv) dissolve or liquidate in whole or in part, except pursuant to Article IX hereof; or

          (v) (A) permit the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

               Section 6.06   No Other Powers.

      The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.03 hereof.

               Section 6.07   Limitation of Suits.

      No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policy, or for the appointment of a receiver or trustee of the Trust, or for any other remedy with respect to an event of default hereunder, unless:

          (1) such Owner has previously given written notice to the Depositor, the Certificate Insurer and the Trustee of such Owner's intention to institute such proceeding;

          (2) the Owners of not less than 25% of the Percentage Interests represented by the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class B-IO Certificates and the Class R Certificates, shall have made written request to the Trustee to institute such proceeding in its own name as Trustee establishing the Trust;

          (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

          (5) as long as any Class A Certificates are Outstanding or any Reimbursement Amounts remain unpaid, the Certificate Insurer consented in writing thereto (unless the Certificate Insurer is the party against whom the proceeding is directed); and

          (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class B-IO Certificates and the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

      In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates and each conforming to paragraphs (1)-(6) of this Section 6.07, the Certificate Insurer in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Agreement (unless the Certificate Insurer is the party against whom the proceeding is directed).

               Section  6.08   Unconditional Rights of Owners  to
               Receive Distributions.

      Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

               Section 6.09   Rights and Remedies Cumulative.

      Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               Section 6.10   Delay or Omission Not Waiver.

      No delay of the Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement with respect to any event described in Section 8.20(a) or (b) shall impair any such right or remedy or constitute a waiver of any such event or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Certificate Insurer, or by the Owners, as the case may be.

               Section 6.11   Control by Certificate Insurer  and
               Owners.

      The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class B-IO Certificates and the Class A Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Class A Certificates or Reimbursement Amounts then Outstanding, by such majority of the Percentage Interests represented by the Class B-IO Certificates and the Class R Certificates then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in
Section 6.03 and Section 8.20 hereof, provided that:

          (1) such direction shall not be in conflict with any rule of law or with this Agreement;

          (2)    the  Trustee  shall  have  been  provided   with
          indemnity satisfactory to it; and

          (3) the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction; provided, however, that the Seller or the Trustee, as the case may be, need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

      Section 6.12 Access to Owners of Certificates' Names and Addresses. (a) If the Certificate Insurer or any Owner (for purposes of this Section 6.12, an "Applicant") applies in writing to the Trustee, and such application states that the Applicant desires to communicate with other Owners with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Trustee shall, at the expense of such Applicant, within ten (10) Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Owners of record as of the most recent Payment Date.

     (b) Every Owner, by receiving and holding such list, agrees with the Trustee that the Trustee shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Owners hereunder, regardless of the source from which such information was derived.


                       END OF ARTICLE VI
                          ARTICLE VII
              ACCOUNTS, DISBURSEMENTS AND RELEASES

               Section 7.01   Collection of Money.

      Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement or the Certificate Insurance Policy, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the related Servicer or by any Subservicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.02(e) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

               Section 7.02   Establishment of Accounts;

      (a) The Depositor shall cause to be established on the Startup Day, and the Trustee shall maintain, a segregated trust account, entitled the Certificate Account, to be held by the Trustee on behalf of the Owners of the Certificates, the Trustee and the Certificate Insurer, as their interests may appear.

      (b) The Depositor shall cause to be established, and the Trustee shall maintain, at the Corporate Trust Office two segregated trust accounts, referred to herein as the "Pre-Funding Account" and the "Capitalized Interest Account" to be held by the Trustee in the name of the Trust for the benefit of the Owners of the Class A-2 Certificates and the Certificate Insurer, as their interests may appear.

      (c) No later than the second Business Day after the Trustee's receipt of each Servicer's related Monthly Servicing Report pursuant to Section 8.29, the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it by the Servicer) with respect to the immediately following Payment Date, the amount that is expected to be on deposit in the Certificate Account as of such Payment Date for Group I (disregarding the amount of any Insured Payments), which amount will be equal to the sum of (x) the amount on deposit therein with respect to such Group excluding the amount of any Total Monthly Excess Cashflow from Group I included in such amount and any payments or other recoveries on the Mortgage Loans that are not required to be distributed to the Owners on the next Payment Date plus (y) any amount of Total Monthly Excess Cashflow from either Group to be applied on such Payment Date to the Class A-1 Certificates excluding any payments or other recoveries on the Mortgage Loans that are not required to be distributed to the Owners on the next Payment Date. The amount described in clause (x) of the preceding sentence with respect to each Payment Date is the "Group I Available Funds"; the sum of the amounts described in clauses (x) and (y) of the preceding sentence with respect to each Payment Date is the "Group I Total Available Funds."

      (d) No later than the second Business Day after the Trustee's receipt of each Servicer's related Monthly Servicing Report pursuant to Section 8.29, the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it by the Servicer) with respect to the immediately following Payment Date, the amount that is expected to be on deposit in the Certificate Account as of such Payment Date for Group II (disregarding the amount of any Insured Payments), which amount will be equal to the sum of (x) the amount on deposit therein with respect to such Group excluding the amount of any Total Monthly Excess Cashflow from Group II included in such amount and any payments or other recoveries on the Mortgage Loan that are not required to be distributed to the Owners on the next Payment Date plus (y) any amount of Total Monthly Excess Cashflow from either Group to be applied on such Payment Date to the Class A-2 Certificates excluding any payments or other recoveries on the Mortgage Loans that are not required to be distributed to the Owners on the next Payment Date plus (z) any deposit to the Certificate Account from the Pre-Funding Account and the Capitalized Interest Account expected to be made with respect to Group II. The amount described in clauses (x) and (z) of the preceding sentence with respect to each Payment
Date is the "Group II Available Funds"; the sum of the amounts described in clauses (x), (y) and (z) of the preceding sentence with respect to each Payment Date is the "Group II Total Available Funds."

               Section 7.03   Flow of Funds.

      (a) With respect to Group I, the Trustee shall deposit to the Certificate Account, without duplication, pursuant to
Section 12.02(b), from the Policy Payments Account, any Insured Payments relating to such Group, the proceeds of any liquidation of the assets of the Trust insofar as such proceeds relate to Group I, all remittances made to the Trustee pursuant to Section
8.09 insofar as such remittances relate to Group I, and the Group I Monthly Remittance Amount remitted by the related Servicer.

      (b) With respect to Group II, the Trustee shall deposit to the Certificate Account without duplication, (i) pursuant to
Section 12.02(b), from the Policy Payments Account, any Insured Payments relating to such Group, (ii) the proceeds of any liquidation of the assets of the Trust insofar as such proceeds relate to Group II, (iii) all remittances made to the Trustee pursuant to Section 8.09 insofar as such remittances relate to Group II, (iv) each portion of the Group II Monthly Remittance Amount remitted by the related Servicer, (v) on the first two Payment Dates, the Group II Capitalized Interest Requirement to be transferred on such Payment Dates from the Capitalized Interest Account for the related Payment Date, pursuant to
Section 7.04(d) hereof and (vi) on the first two Payment Dates, the amount, if any, to be transferred on such Payment Date from the Pre-Funding Account pursuant to Section 7.04(c) hereof.

      (c) With respect to the Certificate Account, on each Payment Date, the Trustee shall make the following allocations, disbursements and transfers for each Mortgage Loan Group from amounts deposited therein pursuant to subsections (a) and (b), respectively, in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

          (i) first, on each Payment Date, the Trustee shall disburse the Premium Amount for such Payment Date to the Certificate Insurer;

          (ii) second, to the Trustee, the Trustee Fees with respect to such Group then due (plus any expenses owing to the Trustee pursuant to Section 2.05);

          (iii) third, on each Payment Date, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to such Mortgage Loan Group and Payment Date (net of the related Premium Amount paid pursuant to clause (i) above and the Trustee Fee payable under clause (ii) above) plus (y) any Subordination Reduction Amount with respect to such Mortgage Loan Group and Payment Date (such sum (net of such Premium Amount and Trustee Fee) being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Payment Date) with respect to such Mortgage Loan Group in the following order of priority:

                      (A)    first,  such  Total  Monthly  Excess
               Cashflow with respect to each Group shall be allocated to the payment of the related Class A Distribution Amount pursuant to clause (iv) below on such Payment Date with respect to the related Mortgage Loan Group in an amount equal to the amount, if any, by which (x) the related Class A Distribution Amount (calculated for this purpose only by reference to clause (b) of the definition of Group I Principal Distribution Amount or Group II Principal Distribution Amount, as the case may be, and without any Subordination Increase Amount with respect to the related Group) for such Payment Date exceeds (y) the Available Funds with respect to such Mortgage Loan Group for such Payment Date (the amount of such difference being the "Group I Available Funds Shortfall" with respect to Group I and the "Group II Available Funds Shortfall" with respect to Group II);

                     (B)   second,   any  portion  of  the  Total
               Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the application described in clause (A) above shall be allocated against any Available Funds Shortfall with respect to the other Mortgage Loan Group and to the payment of the related Class A Distribution Amount with respect to the other Mortgage Loan Group pursuant to clause (iv) below;

                     (C)  third, any portion of the Total Monthly
               Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses (A) and (B) above shall be disbursed to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount with respect to the related Mortgage Loan Group; and

                    (D) fourth, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses (A), (B) and (C) above shall be disbursed to the Certificate Insurer in respect of any Reimbursement Amount with respect to any other Mortgage Loan Group;

          (iv) fourth, the amount, if any, of the Total Monthly Excess Cashflow with respect to a Mortgage Loan Group on a Payment Date remaining after the allocations described in clause (iii) above (the "Net Monthly Excess Cashflow" for such Mortgage Loan Group and Payment Date) is required to be allocated in the following order of priority:

                     (A)  first, such Net Monthly Excess Cashflow
               shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the related Class A Distribution Amount pursuant to clause (v) below, any Subordination Deficiency Amount with respect to the related Mortgage Loan Group as of such Payment Date;

                     (B)  second, any Net Monthly Excess Cashflow
               remaining after the application described in clause (A) above shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the related Class A Distribution Amount pursuant to clause (v) below, the Subordination Deficiency Amount, if any, with respect to the other Mortgage Loan Group; and

                     (C)   third, any Net Monthly Excess Cashflow
               remaining after the applications described in clauses (A) and (B) above shall be paid to the Servicer to the extent of any unreimbursed Delinquency Advances and Servicing Advances determined by the related Servicer to be nonrecoverable and Servicing Fees and unreimbursed expenses pursuant to Section 8.25;

          (v) fifth, following the making by the Trustee of all allocations, transfers and disbursements described above under this subsection (c) from amounts (including any related Insured Payment) then on deposit in the
          Certificate Account with respect to the related Mortgage Loan Group, the Trustee shall distribute:

                      (A)    to   the  Owners  of  the  Class   A
               Certificates,   the  related   Class   A   Current
               Interest; and

                      (B)    to   the  Owners  of  the  Class   A
               Certificates,  the related Principal  Distribution
               Amount.

          (vi) sixth, following the making by the Trustee of all allocations, transfers and disbursements described above under this subsection (c), from amounts then on deposit in the Certificate Account, the Trustee shall distribute:

                      (A)   to  the  Owners  of  the  Class  B-IO
               Certificates, the Class B-IO Distribution  Amount;
               and

                      (B)    to   the  Owners  of  the  Class   R
               Certificates,  the  Residual  Net  Monthly  Excess
               Cashflow, if any, for such Payment Date.

      (d) On any Payment Date during the continuance of any Certificate Insurer Default:

                     (i)   Any amounts otherwise payable  to  the
               Certificate Insurer as Premium Amounts or Reimbursement Amounts shall be retained in the Certificate Account as Total Available Funds; and

                     (ii)  If  there is a Subordination  Deficit,
               then the Class A Principal Distribution Amount for such Payment Date shall be distributed pro rata to the Owners of any Outstanding Class A Certificates on such Payment Date.

      (e) Notwithstanding clause (c)(v) above, the aggregate amounts distributed on all Payment Dates to the Owners of the Class A Certificates on account of principal pursuant to clauses
(c)(v)(B) shall not exceed the original Certificate Principal Balance of the related Certificates.

      (f) Upon receipt of Insured Payments from the Certificate Insurer on behalf of Owners of the Class A Certificates, the Trustee shall receive such payments as attorney-in-fact of the Owners of the Class A Certificates and deposit such Insured Payments in the Policy Payments Account and on the related Payment Date transfer such Insured Payments to the Certificate Account and shall distribute such Insured Payments on the related Payment Date, or the proceeds thereof to the Owners of such Certificates or on such later date on which the Trustee has received such Insured Payment on or before 12:00 noon New York City time.

      (g) Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of such Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section 7.03. The Depositor, the Seller, the Servicers and the Trustee acknowledge, and each Owner by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the
Depositor, the Seller, the Servicers, the Trustee or the Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates to the Owners of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Owners to receive such principal and interest together with any interest thereon of the applicable Pass-Through Rate from the Trust and (b) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

      It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Payment Date for amounts previously paid by it other than pursuant to clauses 7.03(c)(iii)(C) and (D).

     The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Owner of Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to the Owners of the related Class A Certificates as set forth in
Section 7.03(d)(iv). Insured Payments disbursed by the Trustee or Paying Agent from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust, nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificates and the Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to
Section 7.03(d)(ii) hereof.

      The rights of the Owners to receive distributions from the proceeds of the Trust Estate, and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Owners of the Subordinate Certificates to receive distributions in respect of the Subordinate Certificates, and all ownership interests of the Owners of the Subordinate Certificates, in and to such distributions, shall be subject and subordinate to the preferential rights of the Owners of the Class A Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Owners of the Subordinate Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Subordinate Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Owners of the Subordinate Certificates shall not be required to refund any amount properly distributed on the Subordinate Certificates pursuant to this Section 7.03.

               Section 7.04   Pre-Funding Account and Capitalized
               Interest Account.

      (a) On the Startup Day, the Depositor will deposit in the Pre-Funding Account, on behalf of the Owners of the Class A-2
Certificates,  from the proceeds of the sale  of  the  Class  A-2
Certificates the Original Pre-Funded Amount.

      (b) On any Subsequent Transfer Date, the Seller shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Loan Balances of the Subsequent Mortgage Loans sold to the Trust on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Sections 3.05 and 3.08 hereof with respect to such transfer. In no event shall the Depositor be permitted to instruct the Trustee to release from the Pre-Funding Account to the Certificate Account with respect to Subsequent Mortgage Loans to be transferred to Group II an amount in excess of the Original Pre-Funded Amount.

      (c) If (x) the Pre-Funded Amount has not been reduced to zero by the end of the Funding Period or (y) the Pre-Funded Amount has been reduced to $100,000 or less, then the Depositor shall instruct the Trustee to withdraw from the Pre-Funding Account the amount (exclusive of any related Pre-Funding Account Earnings still on deposit therein) remaining in the Pre-Funding Account with respect to a Group of Mortgage Loans and deposit such amount to the Certificate Account, on the Monthly Remittance Date in the month following the month in which the earlier of either (x) or (y) occurs.

      (d) On the first two Payment Dates the Trustee shall transfer from the Pre-Funding Account to the Capitalized Interest
Account,  with  respect  to Group II, the  Group  II  Pre-Funding
Account Earnings, if any, applicable to such Payment Date.

      (e) On the first two Payment Dates the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account, with respect to Group II, the Group II Capitalized Interest Requirement and any Group II Pre-Funding Account Earnings, if any, for such Payment Date.

      (f) On each Subsequent Transfer Date the Trustee shall distribute the Overfunded Interest Amount (calculated by the Trustee on the day prior to such Subsequent Transfer Date) from the Capitalized Interest Account to the Seller and on the Payment Date in June, 1996, the Trustee shall distribute to the Seller any amounts remaining in the Capitalized Interest Account after taking into account the transfers on such Payment Date described in clause (e) above. The Capitalized Interest Account shall be closed at the end of the Funding Period. All amounts, if any, remaining in the Capitalized Interest Account on such day shall be transferred to the Seller.

               Section 7.05   Investment of Accounts.

       (a) Except as provided below, consistent with any requirements of the Code, all or a portion of any Account held by the Trustee for the benefit of the Owners shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners, as directed in writing by the party who benefits from such investment, which shall be the Depositor in the case of the Pre-Funding Account and the Capitalized Interest Account and the related Servicer in the case of the related Principal and Interest Account, in one or more Eligible Investments bearing interest or sold at a discount. The earnings on each Principal and Interest Account are payable to the related Servicer. Earnings on the Certificate Account are payable to the Trustee. The bank serving as Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as an Eligible Investment. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

      If the Depositor shall have failed to give investment directions to the Trustee then the Trustee shall invest the funds in such Accounts in money market funds described in Section 7.07(k) to be redeemable without penalty no later than the Business Day immediately preceding the next Payment Date.


     (b)  Reserved.

      (c) Subject to Section 10.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

     (d)  Reserved.

      (e) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account immediately on receipt (other than the Principal and Interest Accounts, which income or other gains shall be retained by the related Servicer and the Certificate Account, which income or other gains shall be retained by the Trustee), and any loss resulting from such investments shall be charged to such Account, provided that the related Servicer and the Trustee shall each contribute funds in an amount equal to such loss in the case of the Principal and Interest Account and the Certificate Account, respectively.

               Section 7.06   Reserved.

               Section 7.07   Eligible Investments.

     The following are Eligible Investments:

     (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

     (b)  Federal Housing Administration debentures;

      (c) FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

      (d)   Consolidated senior debt obligations of  any  Federal
Home Loan Banks;

      (e) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations;

      (f) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1+ or better by Standard & Poor's and P-1 by Moody's;

      (g) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by Standard & Poor's) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

      (h)   Investment  agreements approved  by  the  Certificate
Insurer provided:

           1. The agreement is with a bank or insurance company which has unsecured, uninsured and unguaranteed senior debt obligation rated Aa2 or better by Moody's and AA or better by Standard & Poor's, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed senior debt obligation meeting such rating requirements, and

           2. Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

           3. The agreement is not subordinated to any other obligations of such insurance company or bank, and

           4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

          5. The Trustee and the Certificate Insurer receive an opinion of counsel (at the expense of the party requesting the investment) that such agreement is an enforceable obligation of such insurance company or bank;

      (i)   Repurchase  agreements collateralized  by  securities
described   in  (a),  (c),  or  (e)  above  with  any  registered
broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's and A-1+ or AA, respectively, or better by Standard & Poor's, provided:

           a. A master repurchase agreement or specific written repurchase agreement governs the transaction, and

          b. The securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent for the Trustee, and such third party is (a) a Federal Reserve Bank, (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, or (c) a bank approved in writing for such purpose by the Certificate Insurer, and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee, and

           c. A perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR 350.0 et seq., in such securities is created for the benefit of the Trustee, and

          d. The repurchase agreement has a term of thirty days or less and the Trustee will value the collateral securities no less frequently than monthly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation, and

          e. The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106%.

      (j) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of Standard & Poor's and Moody's; and

      (k) Investments in money market funds rated AAAm or AAAm-G by Standard & Poor's and Aaa by Moody's;

provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all instruments described hereunder shall mature at par on or prior to the next succeeding Payment Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

               Section   7.08    Accounting  and  Directions   by
               Trustee.

      (a) Not later than the later of (i) 5:00 p.m. (New York City time) on the second Business Day after the Trustee's receipt of the Monthly Servicing Report and (ii) the related Monthly Remittance Date, the Trustee shall determine whether an Insured Payment will be required to be made by the Certificate Insurer on the following Payment Date; provided that the Trustee agrees to use its best efforts to provide such notice earlier than such second Business Day. If the Trustee determines that an Insured Payment will be required to be made by the Certificate Insurer on the following Payment Date, then no later than 5:00 p.m. (New York City time) on the date of such determination the Trustee shall furnish the Certificate Insurer and the Depositor with a completed Notice in the form set forth as Exhibit J hereto. The Notice shall specify the amount of Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy.

      (b) On or before the Business Day preceding each Payment Date, the Trustee shall notify (subject to the terms of Section 10.03(j)) hereof the Depositor, the Seller and the Certificate Insurer of the following information with respect to the next Payment Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing):

           (1) The aggregate amount then on deposit in the Certificate Account;

           (2) The Class A Distribution Amount, with respect to each Class individually, and all Classes in the aggregate, on the next Payment Date;

          (3)  The amount of any Subordination Increase Amount;

           (4) The amount of any Insured Payment to be made by the Certificate Insurer on such Payment Date;

           (5) The application of the amounts described in clauses (1), (3) and (4) preceding to the allocation and distribution of the related Class A Distribution Amounts on such Payment Date in accordance with Section 7.03 hereof;

          (6) The Certificate Principal Balance of each Class of Class A Certificates, the aggregate amount of the principal of each Class of the Class A Certificates to be paid on such Payment Date and the remaining Certificate Principal Balance of each Class of Class A Certificates following any such payment;

          (7) The amount, if any, of any Realized Losses for the related Remittance Period;

          (8)  The amount of any Subordination Reduction Amount;

           (9)   For the Payment Dates during the Funding Period,
     (A) the Pre-Funded Amount previously used to purchase Subsequent Mortgage Loans, (B) the Pre-Funded Amount
     distributed as part of Group II Principal Distribution Amount, (C) the Group II Pre-Funding Account Earnings transferred to the Capitalized Interest Account, and (D) the amounts transferred from the Capitalized Interest Account to the Certificate Account and the Overfunded Interest Amount to the Depositor, if any;

           (10) The amount of the B-IO Distribution Amount and the amount of any Residual Net Monthly Excess Cashflow for each Group; and

           (11) whether the Servicer Termination Test and the Stepdown Requirement have been met and state separately each component thereof.

               Section  7.09   Reports by Trustee to  Owners  and
               Certificate Insurer.

      (a) On each Payment Date the Trustee shall report in writing to the Depositor (in hard copy and electronic diskette format), each Owner, the Certificate Insurer, the Underwriters, Standard & Poor's and Moody's;

            I    the  amount of the distribution with respect  to
     such Owners' Certificates (based on a Certificate in the original principal amount of $1,000);

         (ii) (a) the amount of such Owner's distributions allocable to principal, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein, (b) with respect to Group II, any Pre-Funded Amounts distributed as a Prepayment (based on a Certificate in the original principal amount of $1,000) and
     (c) any Subordination Increase Amount with respect to the related Mortgage Loan Group;

       (iii)   the amount of such Owner's distributions allocable
     to   interest  (based  on  a  Certificate  in  the  original
     principal amount of $1,000);

         (iv) if the distribution (net of any Insured Payment) to the Owners of any Class of the Class A Certificates on such Payment Date was less than the related Class A Distribution Amount on such Payment Date, the related Carry Forward Amount and the allocation thereof to the related Classes of the Class A Certificates resulting therefrom;

            (v)     the amount of any Insured Payment included in
     the   amounts  distributed  to  the  Owners   of   Class   A
     Certificates on such Payment Date;

         (vi)    the  principal amount of each Class of  Class  A
     Certificate which will be Outstanding and the aggregate Loan
     Balance of each Group, in each case after giving effect to any payment of principal on such Payment Date;

        (vii) the aggregate Loan Balance of the Mortgage Loans in each Group and in the case of Group II only, the aggregate Loan Balance of the Initial Mortgage Loans and the Subsequent Mortgage Loans in each case after giving effect to any payment of principal on such Payment Date;

       (viii) the Subordinated Amount and Subordination Deficit for each Group, if any, remaining after giving effect to all distributions and transfers on such Payment Date;

        (ix) based upon information furnished by the Depositor, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

         (x)   the total of any Substitution Amounts and any Loan
     Purchase Price amounts included in such distribution with respect to each Group;

         (xi)    the weighted average Coupon Rate of the Mortgage
     Loans with respect to each Group;

        (xii) such other information as the Certificate Insurer may reasonably request with respect to Delinquent Mortgage
     Loans;

       (xiii) the largest Mortgage Loan balance outstanding in each Group;

        (xiv) for Payment Dates during the Funding Period, the remaining Pre-Funded Amount for Group II; and

         (xv)    the  Servicing Fees, Trustee's Fees and  Premium
     Amount allocable to each Group.

      Each Servicer shall provide to the Trustee the information required by Section 8.29 with respect to the Mortgage Loans serviced by it to enable the Trustee to perform its reporting obligations under this Section, and the obligations of the Trustee under this Section are conditioned upon such information being received and the information provided in clauses (ii)(a),
(x) and (xi) above shall be based solely upon information contained in the Monthly Servicing Report provided by a Servicer to the Trustee.

      (b) In addition, on each Payment Date the Trustee will distribute to the Depositor, each Owner, the Certificate Insurer, the Underwriters, Standard & Poor's and Moody's, together with the information described in Subsection (a) preceding, the following information with respect to each Mortgage Loan Group which information is hereby required to be prepared in hard copy or tape format by the Servicer (other than the information in clause (i)) and furnished to the Trustee to the extent provided for in Section 8.29 for such purpose on the Reporting Date:

                 (i)  the  related Class A Certificate  Principal
     Balance, as of such Payment Date;

                 (ii) the number and aggregate principal balances of Mortgage Loans in each Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business on the last Business Day of the calendar month next preceding the Payment Date,

                (iii) the numbers and aggregate Loan Balances of all Mortgage Loans in each Group as of such Payment Date and the percentage that each of the amounts represented by clauses (a), (b) and (c) of paragraph (ii) above represent as a percentage of the respective amounts in this paragraph
     (iii);

                (iv) the status and the number and dollar amounts
     of all Mortgage Loans in each Group in foreclosure proceedings as of the close of business on the last Business Day of the calendar month next preceding such Payment Date, separately stating, for this purpose, all Mortgage Loans in each Group with respect to which foreclosure proceedings were commenced in the immediately preceding calendar month;

                (v) the number of Mortgagors and the Loan Balances of Mortgage Loans in each Group of the related Mortgages involved in bankruptcy proceedings as of the close of business on the last Business Day of the calendar month next preceding such Payment Date;

                 (vi)  the  existence  and  status  of  any   REO
     Properties in each Group, as of the close of business on the last Business Day of the month next preceding the Payment
     Date;

                 (vii)     the book value of any REO Property  in
     each  Group as of the close of business on the last Business
     Day of the calendar month next preceding the Payment Date;

                (viii) the Cumulative Loss Percentage for each Group and each Mortgage Loan Servicing Group, the amount of Cumulative Realized Losses for each Group and each Mortgage Loan Servicing Group, the current period Realized Losses and the Annual Loss Percentage for such Group and each Mortgage Loan Servicing Group; and

               (ix) the 90+ Delinquency Percentage and the number and amount by principal balance of 90 Day Delinquent Loans in each Group and each Mortgage Loan Servicing Group.

      (c) Each Servicer shall furnish to the Trustee and to the Certificate Insurer, during the term of this Agreement, such periodic, special, or other reports or information not specifically provided for herein, with respect to Mortgage Loans serviced by it, as may be necessary, reasonable, or appropriate with respect to the Trustee or the Certificate Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Trustee or the Certificate Insurer may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by the requesting party, for the fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of business.

               Section 7.10   Reports by Trustee.

      (a) The Trustee shall report to the Depositor, the Seller, the Underwriters, the Certificate Insurer and each Owner, with respect to the amount on deposit in the Certificate Account, the amount therein relating to each Group and the identity of the investments included therein, as the Depositor, the Seller or the Certificate Insurer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Depositor, the Seller or the Certificate Insurer transmit promptly to the Depositor, the Seller and the Certificate Insurer copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the related Servicer and shall notify the Seller and the Certificate Insurer if any Monthly Remittance Amount has not been received by the Trustee when due.

      (b) The Trustee shall report to the Certificate Insurer with respect to any written notices it may from time to time receive which provide an Authorized Officer with actual knowledge that any of the representations and warranties contained herein or in any of the Transfer Agreements are inaccurate.

               Section 7.11   Preference Payments

      The Certificate Insurer will pay out of it own funds any Insured Payment that is a Preference Amount on the later of (a) the date when due to be paid pursuant to the Order (as defined below) or (b) the first to occur of (i) on the fourth Business Day following receipt on a Business Day by the Certificate Insurer from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the Owner of the Class A Certificates is required to return principal or interest distributed with respect to the Class A Certificates during the term of the Certificate Insurance Policy because such distributions were avoidable as Preference Amounts (the "Order"), (B) a certificate of an Owner of the Class A Certificates that the Order has been entered and is not subject to any stay, and (C) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owners relating to or arising under the Class A Certificates against the debtor which made such Preference Amount or otherwise with respect to such Preference Amount; and (iii) the date of receipt by Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days Prior to such date of receipt, Certificate Insurer shall have received written notice from the Trustee that such items were to be delivered on such date and such date was specified in the notice, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Owner of the Class A directly (unless an Owner of the Class A Certificate has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Owner of the Class A Certificate upon proof of such payment reasonably satisfactory to the Certificate Insurer).

      Each Owner of a Class A Certificate, by its purchase of Class A Certificates, the related Servicer and the Trustee hereby agree that the Certificate Insurer may at any time during the continuation of any proceeding relating to a preference claim direct all matters relating to such preference claim, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the related Servicer, the Trustee and the Owner of each Class A Certificate in the conduct of any such preference claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection any such preference claim.

               Section 7.12   Claims Upon the Policy.

      If within the latter of (i) two Business Days following receipt of the Monthly Servicing Report from the Servicers, and
(ii) two Business Days prior to the Payment Date, the Trustee determines that the Total Available Funds are insufficient to pay the Insured Payments on such Payment Date, the Trustee shall give notice by 5 p.m. (New York City time) on such date to the Certificate Insurer by telephone or telecopy of the amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the Endorsement of the Certificate Insurance Policy, to the Certificate Insurer and the Fiscal Agent (as defined in the Certificate Insurance Policy). Under the Certificate Insurance Policy, the Certificate Insurer shall make the Insured Payment on the later of (i) 12:00 noon (New York City time) on the second Business Day following receipt of such notice and (ii) 12:00 noon (New York City time) on the Payment Date.

                       END OF ARTICLE VII

                             ARTICLE    VIII     SERVICING    AND
ADMINISTRATION
                       OF MORTGAGE LOANS

      Section  8.01    Servicers and Subservicers.   (a)   Acting
directly  or  through  one or more subservicers  as  provided  in
Section 8.03, each Servicer, as servicer, shall service and administer the Mortgage Loans identified on the Schedule of Mortgage Loans as being serviced by it as described below and with reasonable care, and using that degree of skill and attention that such Servicer exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. In performing such servicing functions such Servicer shall (i) take into account the mortgagor non-conforming credit quality of the Mortgage Loans, (ii) follow the policies and procedures that it would apply to similar loans held for its own account, unless such policies and procedures are not generally in accordance with standard industry practices, in which case the Servicer shall service the loans generally in accordance with standard industry practices applicable to servicing similar loans, (iii) comply with all applicable laws and follow collection practices with respect to the related Mortgage Loans that are in all material respects legal, proper and prudent, and (iv) subject to its obligation to comply with clauses (i), (ii) and (iii), (A) Long Beach Mortgage Company will not materially change its collection and servicing practices that are in existence as of the Startup Day without the consent of the majority in Percentage Interests of the Owners of the Class R Certificates and the Certificate Insurer and (B) Option One Mortgage Corporation will comply with reasonable requests of the Seller including accelerated collection and foreclosure procedures.

       (b) The duties of each Servicer shall include the collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections, furnishing monthly statements to the Trustee and the Seller with respect to remittances on the Mortgage Loans, advising the Trustee or the Seller of the amount of Compensating Interest and Delinquency Advances due as of any Monthly Remittance Date with respect to the Mortgage Loans serviced by it and funding such Compensating Interest and Delinquency Advances, to the extent set forth in this Agreement. Each Servicer shall reasonably cooperate with the Trustee and furnish upon reasonable request to the Trustee with reasonable promptness information in its possession as may be necessary or appropriate to enable the Trustee to perform its tax reporting duties hereunder.

      (c) The parties intend that the REMIC Estate shall constitute and that the affairs of REMIC Estate shall be conducted so as to qualify it as a REMIC. In furtherance of such intention, each Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC Estate or that would subject the REMIC Estate to tax.

     (d) Each Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a subservicer as it may from time to time designate in accordance with Section 8.03 but no such designation of a subservicer shall serve to release such Servicer from any of its obligations under this Agreement. Such subservicer shall have all the rights and powers of the relevant Servicer with respect to such Mortgage Loans under this Agreement.

      (e) Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, each Servicer in its own name or in the name of a subservicer is hereby authorized and empowered and this subsection shall constitute a power of attorney to carry out its servicing and administrative duties hereunder, on behalf of itself, the Owners and the Trust or any of them; to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property on behalf of the Trust and to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trust; provided, however, that Section 8.14(a) and (c) shall constitute a power of attorney from the Trustee to each Servicer with respect to the matters described therein and in accordance with the terms thereof. Subject to Sections 8.13 and 8.14, the Trustee shall furnish any Servicer with any additional powers of attorney and other documents as such Servicer shall reasonably request to enable such Servicer to carry out its respective servicing and administrative duties hereunder.

      (f) Each Servicer shall give prompt notice to the Trustee, the Seller and the Certificate Insurer of any action, of which a responsible officer of such Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert control over the Trust or the Trust Estate.

       (g) Servicing Advances incurred by any Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by such Servicer to the extent described in Section
8.09 and in Section 7.03(c)(iv)(C) hereof.

     Section 8.02   Collection of Certain Mortgage Loan Payments.
(a) Each Servicer shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that such Servicer shall always at least follow collection procedures that are consistent with
Section 8.01(a) hereof. Consistent with the foregoing, each Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with such Servicer's general policies with respect to comparable mortgage loans subject to such Act. Neither Servicer shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. Consistent with the terms of this Agreement, a Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor, provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of such Servicer, imminent and such Servicer has the consent of the Seller) such Servicer may not permit any modification with respect to any Mortgage Loan that would change the Coupon Rate (except for any change made pursuant to the adjustment provisions of a Note evidencing an Adjustable Rate Loan), forgive the payment of any principal or interest, change the outstanding principal amount, require any future advances, provide for the substitution or release of any material portion of the collateral or extend the final maturity date on such Mortgage Loan.

      (b) Each Servicer shall deposit into the related Principal and Interest Account in accordance with Section 8.08(a) all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Note.

      Section 8.03 Subservicing Agreements Between Servicer and Subservicer. Each Servicer may enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is acceptable to the Certificate Insurer and the Owner of a majority of the Percentage Interests of the Class R Certificates, as indicated in writing, and which represents and warrants that it is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement. For this purpose, subservicing shall not be deemed to include the use of a tax service, or services for reconveyance, insurance or brokering REO Property. Each Servicer shall give prior notice to the
Certificate   Insurer,  the  Seller  and  the  Trustee   of   the
appointment  of  any  Subservicer  and  shall  furnish   to   the
Certificate Insurer and the Seller a copy of such Subservicing Agreement. For purposes of this Agreement, the relevant Servicer shall be deemed to have received payments on Mortgage Loans when any Subservicer has received such payments. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. Each Subservicing Agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns.

      Section 8.04 Successor Subservicer. Each Servicer may terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor Subservicer that qualifies under Section 8.03.

      Section 8.05 Liability of Servicer. Neither Servicer shall be relieved of its obligations under this Agreement notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between such Servicer and a Subservicer or otherwise, and such Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans as such terms and conditions may be limited pursuant to the terms of this Agreement. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer by such Subservicer and nothing contained in such Subservicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify any Servicer for any losses due to any Subservicer's negligence.

       Section 8.06 No Contractual Relationship Between Subservicer and Trustee, Certificate Insurer or the Owners. Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the related Servicer alone and the Certificate Insurer, the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Section 8.07 hereof or in the related Subservicing Agreement.

      Section 8.07 Assumption or Termination of Subservicing Agreement by Trustee. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of each Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that such Servicer's rights and obligations under any Subservicing Agreement then in force between such Servicer and a Subservicer may be assumed or terminated by the Trustee at its option. Each Servicer shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the Trustee documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by such Servicer and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the Trustee.

      Section 8.08 Principal and Interest Accounts; Escrow Accounts. (a) Each Servicer shall establish in the name of the Trustee for the benefit of the Owners of the Certificates and maintain or cause to be maintained at a Designated Depository Institution a Principal and Interest Account to be held as a trust account. The Principal and Interest Accounts shall be identified on the records of the Designated Depository Institution as follows: Bankers Trust Company of California, N.A., as Trustee under the Pooling and Servicing Agreement relating to the AMRESCO Residential Securities Corporation Mortgage Loan Trust 1996-2 dated as of April 1, 1996. If the institution at any time holding a Principal and Interest Account ceases to be eligible as a Designated Depository Institution hereunder, then the related Servicer in the case of a Principal and Interest Account shall, within 30 days, be required to name a successor institution meeting the requirements for a Designated Depository Institution hereunder. If such party fails to name such a successor institution, then the Trustee shall cause such Account to be held as a trust account with a qualifying Designated Depository Institution. The related Servicer shall notify the Trustee, the Certificate Insurer and the Owners if there is a change in the name, account number or institution holding a Principal and Interest Account. Subject to Subsection
(c) below, each Servicer shall deposit all receipts related to the Mortgage Loans into the related Principal and Interest Accounts on a daily basis (but no later than the second Business Day after receipt).

      (b) All funds in the Principal and Interest Accounts may only be held (i) uninvested, up to the limits insured by the FDIC or (ii) invested in Eligible Investments as selected by the Servicer. The Principal and Interest Accounts shall be held in trust in the name of the Trustee for the benefit of the Owners of the Certificates and the Certificate Insurer (other than the earnings which shall be retained by the related Servicer).

     (c) Subject to Section 8.09, each Servicer shall deposit on a daily basis, and in any case not later than two Business Days following receipt, to the related Principal and Interest Account all scheduled principal and interest payments on the Mortgage Loans serviced by it due after the Cut-Off Date, Replacement Cut-Off Date or Subsequent Cut-Off Date and all unscheduled principal and interest collections received, on or after the Cut-Off Date or Subsequent Cut-Off Date including any Prepayments and Net Liquidation Proceeds, all Loan Purchase Prices and Substitution Amounts received by such Servicer with respect to the Mortgage Loans, other recoveries or amounts related to the Mortgage Loans received by such Servicer, Compensating Interest and Delinquency Advances but net of (i) the related Servicing Fee with respect to each Mortgage Loan and other servicing compensation to such Servicer as permitted by Section 8.15 hereof, (ii) principal retained by the Depositor (including Prepayments) and due on the related Mortgage Loans on or prior to the Cut-Off Date,
(iii) interest retained by the Depositor and accruing on the related Mortgage Loans prior to the Cut-Off Date or Subsequent Cut-Off Date, and (iv) reimbursements for past Delinquency Advances and Servicing Advances pursuant to Section 8.09.

     (d)  The Servicer may each make withdrawals from the related
Principal and Interest Account only for the following purposes:

                     (a)  to effect the timely remittance to  the
               Trustee of the Monthly Remittance Amount due on each Monthly Remittance Date and to effect the timely remittance to the Trustee on each Monthly Remittance Date of any Compensating Interest;

                     (B)  to reimburse itself pursuant to Section
               8.09 hereof for unrecovered Delinquency Advances and Servicing Advances determined by it to be nonrecoverable.

                     (C)   to  withdraw  investment  earnings  on
               amounts  on deposit in its Principal and  Interest
               Account;

                     (D)   to  withdraw amounts  that  have  been
               deposited  to  the related Principal and  Interest
               Account in error; and

                     (E)   to  clear  and terminate  the  related
               Principal  and  Interest  Accounts  following  the
               termination  of  the  Trust  Estate  pursuant   to
               Article IX hereof.

      (e) On each Monthly Remittance Date, each Servicer shall remit to the Trustee by wire transfer in immediately available funds from the related Principal and Interest Account for deposit to the Certificate Account, the portion of the Monthly Remittance Amount related to the Mortgage Loans serviced by such Servicer for such Monthly Remittance Date.

      (f) Each Servicer shall establish and maintain one or more custodial accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors, if any, received with respect to the Mortgage Loans, or advances by such Servicer, for the payment of taxes, assessments, hazard insurance premiums and primary mortgage insurance policy premiums or comparable items for the account of the Mortgagors. Nothing herein shall require any Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums or primary mortgage insurance policy premiums, condominium or PUD association dues, or comparable items, to reimburse such Servicer, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement. As part of its servicing duties, such Servicer shall be required to pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

      Each Servicer shall advance the payments (to be treated as Servicing Advances) referred to in the preceding paragraph that are not timely paid by the Mortgagors, including tax penalties, if any; provided, however, that such Servicer shall be required to so advance only to the extent that such advances, in the good faith business judgment of such Servicer, will be recoverable by such Servicer out of insurance proceeds, liquidation proceeds or otherwise from the related Mortgage Loan.

      Section 8.09   Delinquency Advances, Servicing Advances and
Compensating Interest.

      (a) Each Servicer is required, not later than each Monthly Remittance Date, to deposit into the related Principal and Interest Account an amount equal to the sum of the interest (net of the Servicing Fee) and scheduled principal due, but not collected, with respect to Delinquent Mortgage Loans serviced by it during the related Remittance Period but only if, in its good faith business judgment, such Servicer reasonably believes that such amount will ultimately be recovered from the related Mortgage Loan. Any determination of nonrecoverability shall be explained in a notice simultaneously provided to the Trustee and the Seller. Such amounts are "Delinquency Advances". Each Servicer shall be permitted to fund its payment of Delinquency Advances from its own funds or from funds on deposit in the related Principal and Interest Account that are not required to be distributed on the related Payment Date. To the extent a Servicer uses funds not required for distribution on a Payment
Date to make Delinquency Advances with respect to such Payment Date, it shall deposit into the related Principal and Interest Account such amount prior to the next succeeding Monthly Remittance Date. Each Servicer shall be entitled to reimbursement for Delinquency Advances from late collections, Liquidation Proceeds or otherwise with respect to collections on the Mortgage Loan with respect to which such Delinquency Advance was made.

      Notwithstanding the foregoing, in the event that a Servicer determines that the aggregate unreimbursed Delinquency Advances exceed the expected Liquidation Proceeds on a Mortgage Loan, such Servicer shall not be required to make any future Delinquency Advances with respect to that Mortgage Loan, and shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances from amounts in the related Principal and Interest Account. Such Servicer shall give written notice of such determination to the Trustee, the Certificate Insurer and the Seller, and the Trustee shall promptly furnish a copy of such notice to the Owner of a majority of the Percentage Interests of the Class R Certificates; provided, further, that such Servicer shall be entitled to recover any unreimbursed Delinquency Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement.

      (b) Each Servicer will pay all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of REO Property, (iv) the escrow expenditures required pursuant to Section 8.08(f) hereof (but is only required to pay such costs and expenses to the extent such Servicer reasonably believes that such amounts will ultimately be recovered from the related Mortgage Loan) and
(v)  fees  and  expenses  for opinions  of  counsel  pursuant  to
Section 8.13. Each such amount so paid will constitute a "Servicing Advance". Each Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Loans, (y) from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, and (z) as provided in
Section 7.03(c)(iv)(C) hereof. Except as provided in the previous sentence, and in Sections 7.03(c)(iv) and 8.13, in no case may a Servicer recover Servicing Advances from principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan.

      Section 8.10 Compensating Interest; Purchase of Mortgage Loans. (a) On or prior to each Determination Date and with respect to Mortgage Loans serviced by it, each Servicer shall deposit into the Certificate Account with respect to any full Prepayment made by the Mortgagor after the end of the Prepayment Period in the preceding calendar month until the last day of such calendar month received on a Mortgage Loan, an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Coupon Rate (less the Servicing Fee) on the Loan Balance of such Mortgage Loan as of the first day of the related Prepayment Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee) paid by the Mortgagor with respect to the Mortgage Loan for the related Remittance Period (any such amount, "Compensating Interest"), which amount shall be included in the Monthly Remittance Amount to be made available to the Trustee on each Monthly Remittance Date; provided that the sum of all such deposits shall not exceed the amounts set forth in the related Servicing Fee Letter.

     (b) Each Servicer with respect to Mortgage Loans originated by it, may, but is not obligated to, purchase for its own account any 90-Day Delinquent Loan, or any Mortgage Loan as to which enforcement proceedings have been brought by the related Servicer pursuant to Section 8.13. Any such Mortgage Loan so purchased shall be purchased by such Servicer on a Monthly Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the related Principal and Interest Account.

     Section 8.11 Maintenance of Insurance. (a) Each Servicer shall cause to be maintained with respect to each Mortgage Loan serviced by it a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by such Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises.

      (b) If the Mortgage Loan relates to a Property which is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for a recovery by such Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973.

      (c) In the event that a Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names such Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance and otherwise complies with the requirements of this Section 8.11, such
Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this Section 8.11, it being understood and agreed that such blanket policy may contain a deductible clause, in which case such Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with the preceding paragraphs of this Section 8.11, and there shall have been a loss which would have been covered by such policy, deposit in the related Principal and Interest Account from such Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraphs of this Section 8.11 and the amount paid under such blanket policy. Upon the request of the Trustee or the Certificate Insurer, such Servicer shall cause to be delivered to the Trustee or the Certificate Insurer a certified true copy of such policy.

      (d) Each Servicer also shall maintain on related REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.

      (e) If a Servicer shall fail to maintain or cause to be maintained any insurance required by this Section 8.11, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the related Principal and Interest Account from the Servicer's own funds the amount, if any, that would have been payable under a policy complying with the preceding paragraphs of this Section 8.11.

       Section 8.12 Due-on-Sale Clauses; Assumption and Substitution Agreements. When a Property has been or is about to be conveyed by the Mortgagor, the related Servicer shall, to the extent a responsible officer thereof has knowledge of such conveyance or prospective conveyance, exercise the rights of the Trust to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that such Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of such Servicer, is not enforceable under applicable law. In such event, such Servicer is authorized to enter into an assumption and modification agreement with the Person to whom such Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, such Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent any such substitution of liability agreement would not otherwise have been delivered by such Servicer in its usual procedures for mortgage loans held in its own portfolio such Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Certificate Insurer. The Trustee shall execute any agreements required to effectuate the foregoing. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The related Servicer of such Mortgage Loan shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. Each Servicer shall be responsible for recording any such assumption or substitution agreements relating to Mortgage Loans serviced by it at the expense of the related Servicer. In connection with any such assumption or substitution agreement, no material term of the Mortgage Loan, including the required monthly payment on the related Mortgage Loan shall be changed but all terms thereof shall remain as in effect as immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by any Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to such Servicer as additional servicing compensation.

       Notwithstanding the foregoing paragraph or any other provision of this Agreement, no Servicer shall be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever.

      Section  8.13   Realization Upon Defaulted Mortgage  Loans.
(a) Each Servicer, with respect to Mortgage Loans serviced by it, shall foreclose upon or otherwise comparably convert the ownership on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the related Servicer has not purchased pursuant to Section 8.10(b). In connection with such foreclosure or other conversion, the Servicer of such defaulted Mortgage Loans shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in its exercise or use as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds deemed by such Servicer in its good faith business judgment to be recoverable from the related Mortgage Loan for the payment of taxes, amounts due with respect to senior liens and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.09(b) hereof. Each Servicer shall sell any REO Property managed by it within 23 months of its acquisition by the Trust, unless such Servicer obtains for the Trustee and the Certificate Insurer an Opinion of Counsel (the cost of which shall be advanced by the related Servicer as a Servicing Advance) experienced in federal income tax matters and reasonably acceptable to the Certificate Insurer, addressed to the Trustee, the Certificate Insurer and such Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding, or the Servicer obtains an appropriate extension from the applicable tax authorities, in which case such Servicer shall sell any REO Property by the end of any extended period specified in any such opinion or extension.

      Notwithstanding the generality of the foregoing provisions, each Servicer shall manage, conserve, protect and operate each REO Property managed by it solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners and the Certificate Insurer and after consultation with the holder of a majority in interest of the Class R Certificates, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Owners and the Certificate Insurer for the period prior to the sale of such REO Property.

      Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, or exercising control over the Mortgaged Property so that the Trust would be considered a mortgagee-in-possession, owner or operator of the Mortgaged Property under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. 9601 et seq.) or a comparable law, in the event any responsible officer of a Servicer has knowledge that a Property is in any way affected by hazardous or toxic substances or wastes and determines that it may be reasonable to convert such Property ownership to the Trust, or if the Certificate Insurer or the holder of a majority in interest of the Class R Certificates otherwise requests in writing an environmental inspection to be conducted, such Servicer shall cause an environmental inspection or review of such Property to be conducted by a qualified inspector and shall be reimbursed for the amount of such environmental inspection in the manner described herein for reimbursement of Servicing Advances in the same manner as set forth in the immediately following paragraph. Upon completion of the inspection, such Servicer shall promptly provide the Certificate Insurer, the Owner of the majority of the Class R Certificates and the Trustee with a written report of the environmental inspection. In the absence of such determination or a written request from the Certificate Insurer or the Owner of the majority of the Class R Certificates for an environmental inspection, neither the related Servicer nor the Trustee shall be liable for any liability, cost or expense incurred by the Trust due to the decision of such Servicer not to cause an environmental inspection of a Property.

      After reviewing the environmental inspection report, the Certificate Insurer and the Owner of the majority of the Class R Certificates shall determine how the related Servicer shall proceed with respect to the Property and shall notify such Servicer within 15 Business Days of receipt of the inspection report. In the event the environmental inspection report indicates that the Property is in any way affected by hazardous or toxic substances or wastes such Servicer shall only foreclose or comparably convert such Property if the Certificate Insurer (after consultation with the Owner of the majority of the Class R Certificates) directs such Servicer to proceed with foreclosure or acceptance of a deed-in-lieu of foreclosure. In the event the Certificate Insurer (after such consultation) requires such Servicer to foreclose or accept a deed-in-lieu of foreclosure pursuant to this Section 8.13(a),(i) such Servicer (or the Trustee and any other successor Servicer) shall be reimbursed for any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer (or the Trustee and any other successor Servicer), such Servicer (or the Trustee and any other successor Servicer) shall be entitled to be reimbursed from amounts in the related Principal and Interest Account, and
(ii) the Certificate Insurer and such Class R Owner hereby indemnifies the Trust, the Trustee and such Servicer with respect to any costs, liabilities and expenses incurred by any such party in connection with any such hazardous or toxic substances or wastes with respect to such foreclosure or comparable conversion. In the event the Certificate Insurer and such Class R Owner directs such Servicer not to proceed with foreclosure or acceptance of a deed-in-lieu of foreclosure, such Servicer (or the Trustee and any other successor Servicer) shall be reimbursed for all Servicing Advances made with respect to the related
Property  from  such Principal and Interest Account  pursuant  to
Section 8.08(d)(B) hereof.

      (b) Each Servicer shall determine, with respect to each defaulted Mortgage Loan serviced by it, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan (exclusive of any possibility of a deficiency judgment), whereupon such Mortgage Loan shall become a "Liquidated Loan".

      Upon such a determination, the related Servicer shall prepare and submit to the Seller, the Trustee and the Certificate
Insurer a Liquidation Report in substantially the form of Exhibit
K hereto.

      Section  8.14    Trustee to Cooperate;  Release  of  Files.
(a) Upon the payment in full of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise) or the receipt by the related Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer shall deliver to the Trustee a Servicer's Trust Receipt in the form of Exhibit H hereto. Upon receipt of such Servicer's Trust Receipt, the Trustee shall promptly release the related File, in trust to (i) such Servicer, (ii) an escrow agent or
(iii) any employee, agent or attorney of the Trustee, in each case pending its release by such Servicer, such escrow agent or such employee, agent or attorney of the Trustee, as the case may be. Upon any such payment in full or the receipt of such notification that such funds have been placed in escrow, such Servicer is authorized to give, as attorney-in-fact for the
Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Principal and Interest
Account. In lieu of executing any such satisfaction or assignment, as the case may be, such Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by such Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

      (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of such Servicer and delivery to the Trustee of a Servicer's Trust Receipt substantially in the form of Exhibit H hereto, release the related File to such Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to such Servicer; provided that there shall not be released and unreturned at any one time more than 10% of the entire number of Files. The Trustee shall complete in the name of the Trustee any endorsement in blank on any Note prior to releasing such Note to such Servicer. Such receipt shall obligate such Servicer to return the File to the Trustee when the need therefor by such Servicer no longer exists unless the Mortgage Loan shall be liquidated in which case, upon receipt of the liquidation information, in physical or electronic form, such Servicer's Trust Receipt shall be released by the Trustee to such Servicer.

       (c) Each Servicer shall have the right to approve applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of properties subject to Mortgages. No application for approval shall be considered by any Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Originator certifies to such Servicer that the Loan-to-Value Ratio (which may, for this purpose, be determined at the time of any such action in a manner reasonably acceptable to the Certificate Insurer) and the Mortgagor's debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio specified as the then-current maximum levels under the related Originator's underwriting guidelines for a similar credit grade borrower and (z) the lien priority of the related Mortgage is not adversely affected. Upon receipt by the Trustee of an Officer's Certificate executed on behalf of a Servicer setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to such Servicer the consent or partial release so requested by such Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Officer's Certificate delivered by such Servicer pursuant to this paragraph.

      (d) No costs associated with the procedures described in this Section 8.14 shall be an expense of the Trust or the Trustee, but shall be borne directly by the related Servicer.

      Section 8.15 Servicing Compensation. As compensation for their activities hereunder, each Servicer (with respect to Mortgage Loans that it originated) shall be entitled to the Servicing Fee for each Mortgage Loan that it services. Such Servicing Fee shall be payable on a monthly basis out of interest payments on the related Mortgage Loans and shall equal one-twelfth of the related Servicing Fee Rate multiplied by the outstanding principal amount of such Mortgage Loan as of the prior Monthly Remittance Date. Subject to the related Servicing Fee Letter, additional servicing compensation in the form of Prepayment Interest Excess (net of any Compensating Interest requirements), release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, any other servicing-related fees, and similar items may, to the extent collected from Mortgagors, be retained by the related Servicer.

     Section 8.16 Annual Statement as to Compliance. (a) Each Servicer, at its own expense, will deliver to the Trustee, the Seller, the Depositor, the Certificate Insurer, and the Rating Agencies on or April 15 of each year, commencing in 1997, an Officer's Certificate stating, as to each signer thereof, that
(i) a review of the activities of such Servicer during such preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof including the steps being taken by such Servicer to remedy such defaults.

      (b) Each Servicer shall deliver to the Trustee, the Certificate Insurer, the Seller, the Depositor and the Rating Agencies promptly after a responsible officer of the Servicer obtains knowledge thereof but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, such officer knows would become an Event of Servicing Termination.

       Section 8.17 Annual Independent Certified Public Accountants' Reports. On or before April 15 of each year, commencing in 1997, each Servicer shall cause to be delivered to the Trustee, the Certificate Insurer and the Rating Agencies a letter or letters of a firm of independent, nationally-recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that such firm has, with respect to such Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

       Section 8.18 Access to Certain Documentation and Information Regarding the Mortgage Loans. Each Servicer shall provide to the Trustee, the Certificate Insurer, the Seller, the FDIC and the supervisory agents and examiners of each of the foregoing access to the documentation and electronic data regarding the Mortgage Loans not in the possession of the Trustee, such access being afforded without charge but only upon prior written reasonable request and during normal business hours at the offices of such Servicer designated by it.

      Upon any change in the format of the computer tape by any Servicer in respect of the Mortgage Loans, such Servicer shall deliver a copy of such computer tape to the Trustee. In addition, each Servicer shall provide a copy of such computer tape to the Trustee and the Certificate Insurer at such other times as the Trustee or the Certificate Insurer may reasonably request upon reasonable notice to such Servicer and upon payment of all reasonable expenses associated with such request by the Trustee or the Certificate Insurer. Nothing contained herein shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information relating to the Mortgage Loans or Mortgagors.

      Section 8.19 Assignment of Agreement. No Servicer may assign its obligations under this Agreement (except pursuant to Section 8.27 hereof), in whole or in part, unless it shall have first obtained the prior written consent of the Seller, the Trustee and the Certificate Insurer, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 8.21(f) hereof for a successor Servicer. Notice of any such assignment shall be given by such Servicer to the Trustee, the Certificate Insurer and the Rating Agencies.

      Section 8.20 Events of Servicing Termination. (a) The Certificate Insurer (or the Owners pursuant to Section 6.11 hereof) or the Trustee or the Seller (in each case with the consent of the Certificate Insurer, which consent may not be unreasonably withheld) may immediately remove the related Servicer (including any successor entity serving as the Servicer) upon the occurrence of any of the following events and the expiration of the related cure period (provided, that the occurrence of any such events with respect to one Servicer shall be cause to remove only such Servicer):

             (A) Such Servicer shall fail to deliver to the Trustee any proceeds or required payment (including any Delinquency Advance or Compensating Interest payment), which failure continues unremedied for two Business Days following written notice to an Authorized Officer of such Servicer from the Trustee or from any Owner;

            (ii) Such Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing;

           (iii) If without the application, approval or consent of such Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of such Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator, custodian or similar entity with respect to such Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by such Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or
     (B) continue undismissed or pending and unstayed for any period of sixty (60) consecutive days;

            (iv) Such Servicer shall fail to perform any one or more of its obligations hereunder (other than those specified in item (i) above) and shall continue in default thereof for a period of forty-five (45) days after the earlier  of  (x)  notice by the Trustee or  the  Certificate
     Insurer of said failure or (y) actual knowledge of a responsible officer of such Servicer; provided, however, that if such Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer;

             (v) The failure of such Servicer to satisfy the Servicer Termination Test; and

            (vi) The failure of Long Beach and Option One to maintain a net worth of at least $30,000,000 and $15,000,000 respectively.

The Trustee shall determine on each Payment Date whether the Servicer Termination Test is satisfied for the related Prepayment Period. Upon the Trustee's determination that the Servicer Termination Test is not satisfied, or that a payment of Compensating Interest, a Monthly Remittance Amount for the related Group, or a required Delinquency Advance has not been made by the relevant Servicer, the Trustee shall so notify in writing an Authorized Officer of such Servicer, the Seller and the Certificate Insurer as soon as is reasonably practical.

      (b) Any party exercising any termination rights under Subsection (a) above shall give notice in writing to the relevant Servicer (and a copy to the Trustee) of the termination of all of the rights and obligations of such Servicer under this Agreement. The Trustee shall mail a copy of any notice given by it hereunder to the Depositor, the Seller, the Certificate Insurer, the Owners and Rating Agencies. On or after the receipt by such Servicer of such written notice (including any required consent of the Certificate Insurer), all authority and power of such Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall without further action pass to and be vested in the Trustee or such successor Servicer as may be appointed hereunder, and, without limitation, the
Trustee is hereby authorized and empowered (which authority and power are coupled with an interest and are irrevocable) to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice or termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents or otherwise. The predecessor Servicer shall cooperate with the successor Servicer or the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement including the transfer to the successor Servicer or to the Trustee for administration by it of all cash accounts that shall at the time be held by the predecessor Servicer for deposit or shall thereafter be received with respect to a Mortgage Loan. All reasonable costs and expenses incurred in connection with transferring the Files to the successor Servicer or the Trustee.

      (c) If any event described in subsection (a)(iv) or (v) above occurs and is continuing, during the 30 day period following receipt of notice, the Trustee, the Owners requesting termination, the Seller and the Certificate Insurer shall cooperate with each other to determine if the occurrence of such event is more likely than not the result of the acts or omissions of such Servicer or more likely than not the result of events beyond the control of such Servicer. If the Trustee, the Seller, the Owners requesting termination and the Certificate Insurer conclude that the event is the result of the latter, such Servicer may not be terminated, unless and until some other event set forth in subsection (a) has occurred and is continuing. If the Trustee, the Seller, the Owners requesting termination and the Certificate Insurer conclude that the event is the result of the former, the Certificate Insurer may terminate such Servicer in accordance with this Section, and the Trustee shall act as successor Servicer.

      If the Trustee, the Seller and the Certificate Insurer cannot agree, and the basis for such disagreement is not arbitrary or unreasonable, as to the cause of the event, the decision of the Certificate Insurer shall control; provided, however, that if the Certificate Insurer decides to terminate any Servicer, the Trustee shall be relieved of its obligation to assume the servicing or to appoint a successor, which shall be the exclusive obligation of the Certificate Insurer and the Trustee shall be indemnified by the Certificate Insurer for any liabilities, costs or expenses resulting from such decision.

      The Certificate Insurer and the Seller agree to use their best efforts to inform the Trustee each Servicer and each other of any materially adverse information regarding such Servicer's servicing activities that comes to the attention of such party from time to time.


      Section 8.21 Resignation of a Servicer and Appointment of Successor. (i) Upon any Servicer's receipt of notice of termination pursuant to Section 8.20 or such Servicer's resignation in accordance with the terms of this Section 8.21, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or in accordance with Section 8.20(d), if applicable, or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of
(x) the date 45 days from the delivery to the Seller, the Certificate Insurer and the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying opinion of counsel. All collections then being held by the predecessor Servicer prior to its removal and any collections received by such Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer. In the event of any Servicer's resignation or termination hereunder, the Trustee shall appoint a successor Servicer and the successor Servicer shall accept its appointment by execution of a written assumption in form acceptable to the Trustee, the Certificate Insurer and the Seller, with copies of such assumption to the Certificate Insurer, the Trustee and the Rating Agencies, provided that as a condition precedent to the appointment of a successor Servicer and the execution of the related written assumption, such successor Servicer shall, if applicable, also execute either (i) a written assumption or termination of any of the Subservicing Agreements or (ii) appropriate amendments to each of any Subservicing Agreements.

      (b) No Servicer shall resign from the obligations and duties hereby imposed on it, except (i) upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of such Servicer so causing such a conflict being of a type and nature carried on by such Servicer at the date of this Agreement or (ii) upon prior written consent of the Certificate Insurer, the Seller and the Trustee and confirmation from the Rating Agencies that the Class A Certificate ratings are not reduced. Any such determination referred to in clause (i) permitting the resignation of any Servicer shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee, the Seller and the Certificate Insurer.

      (c) No removal or resignation of any Servicer shall become effective until the Trustee or a successor Servicer shall have assumed such Servicer's responsibilities and obligations in accordance with this Section. The removal or resignation of one Servicer hereunder, shall have no effect on the status of any other Servicer hereunder.

      (d) Upon removal or resignation of any Servicer, such Servicer also shall promptly deliver or cause to be delivered to the successor Servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that such Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in such Servicer's possession.

      (e) Any collections received by any Servicer after removal or resignation thereof shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor
Servicer.

      (f) Upon removal or resignation of any Servicer, the Trustee, with the cooperation of the Seller and the Certificate Insurer, (x) shall solicit bids for a successor Servicer as described below and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as
Servicer of the Mortgage Loans serviced by such predecessor Servicer. The Trustee shall, if it is unable to obtain a qualifying  bid and is prevented by law from acting as  Servicer,
(I)  appoint,  or  petition a court of competent jurisdiction  to appoint, any housing and home finance institution, bank or mortgage servicing institution which is reasonably acceptable to the Seller, the Certificate Insurer and the Owners of the Class R Certificates, as indicated in writing (provided that if the
Certificate  Insurer  and such Owners  cannot  agree  as  to  the acceptability of such successor Servicer, the decision of the Certificate Insurer shall control) as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder and (II) give notice thereof to the Seller, the Owners, the Certificate Insurer and the Rating Agencies. The compensation of any successor Servicer (including, without limitation, the Trustee) so appointed shall be the amount agreed by the related Servicer and the Seller and the Certificate Insurer. Any reasonable out of pocket set-up costs or expenses incurred by the Trustee as interim successor Servicer as specified in subclause (y) of this Section 8.21(f) shall be at the expense of the Trust and shall be payable pursuant to Section 7.03(c)(v)(A).

      (g) In the event that the Trustee is able to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Trustee or any affiliate thereof). Such public announcement shall specify that the successor Servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor Servicer and the Seller; provided, however, that no such fee shall exceed the related Servicing Fee. Within thirty days after any such public announcement, the Trustee, with the cooperation of the Seller and the Certificate Insurer, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trustee upon receipt of the purchase price shall pay such purchase price to the Servicer being so removed (except in the case of subsection (h) below, in which case the Trustee shall pay such purchase price to the Seller), after deducting from any sum received by the Trustee from the successor to such Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to such Servicer at the time of such sale.

      (h) Notwithstanding the foregoing, if Long Beach is terminated as a Servicer only because of a breach of Section 8.20(a)(vi) hereof, and provided that the net worth of Long Beach is, at the date of termination, not less than $20,000,000, then Seller (and not Trustee) shall be required to solicit bids as set forth in Section 8.21(g). The selection of a successor Servicer shall be made by Seller (subject to the approval of the Certificate Insurer) not more than 45 days after Seller has received notice of such termination, and transfer of the servicing from Long Beach to the successor Servicer not more than 90 days from the receipt of the notice of termination. If during such 90 day period another event of default shall occur which would otherwise permit termination of Long Beach, the terminating party may, at its option, require Trustee to become the interim successor servicer and to obtain bids pursuant to Section 8.21(g) above.

      (i) The Trustee and the successor Servicer shall take such action consistent with this Agreement as shall be necessary to effectuate any such succession, including the notification to all Mortgagors of the transfer of servicing if such notification is not done by such predecessor Servicer as required by subsection
(j) below. Each predecessor Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of such Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume such Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the related Principal and Interest Account by such Servicer, or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the predecessor Servicer to deliver, or any delay in delivery, cash, documents or records to it or (ii) restrictions imposed by any regulatory authority having jurisdiction over such Servicer.

      (j) The Trustee or any other successor Servicer, upon assuming the duties of Servicer hereunder, shall as soon as reasonably practicable pay all Compensating Interest and, if applicable, Delinquency Advances which have theretofore not been remitted to the extent required by this Agreement with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Servicer, the Trustee shall only be required to make such Delinquency Advances if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans. Any Delinquency Advances and Servicing Advances previously made by the predecessor Servicer and accrued and unpaid Servicing Fees shall be recoverable by it and paid to it by the successor Servicer to the extent such Delinquency Advances, Servicing Advances and accrued and unpaid Servicing Fees would otherwise have been recoverable had the successor Servicer not been terminated.

      (k) Any Servicer which is being removed or is resigning shall give notice to the Mortgagors and to the Rating Agencies of the transfer of the servicing to the successor Servicer.

      (l) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities of the predecessor Servicer including, but not limited to, the maintenance of the hazard insurance policy(ies), the fidelity bond and an errors and omissions policy pursuant to Section 8.26 and shall be entitled to such fees as may be agreed upon between the Seller and such successor Servicer (such amount not to exceed the related Servicing Fee), and all of the rights granted to the predecessor Servicer by the terms and provisions of this Agreement; provided, that if the Trustee shall be the successor Servicer, the Trustee shall be entitled to the same fees as the Servicer was entitled to at the time of succession. The appointment of a successor Servicer (including the Trustee) shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an insurance policy) nor shall any successor Servicer (including the Trustee) be liable for any acts or omissions of the predecessor
Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement.

      (m) The Trustee and the Seller shall each give notice to the Certificate Insurer, the Rating Agencies and the Owners or the Seller of the occurrence of any event specified in Section
8.20 of which a Responsible Officer of the Trustee has actual knowledge.

       Section 8.22 Waiver of Past Events of Servicing Termination. Subject to the rights of the Certificate Insurer, the Trustee, the Owners and the Seller pursuant to Section 8.20 to terminate all of the rights and obligations of any Servicer under this Agreement, the Certificate Insurer or the Owners of at least 51% of the Percentage Interests of the Class R Certificates with the consent of the Certificate Insurer may, on behalf of all Owners of Certificates, waive any default by such Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

      Section 8.23 Assumption or Termination of Subservicing Agreement By the Trustee. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of any Servicer hereunder by the Trustee pursuant to Section 8.21, it is understood and agreed that such Servicer's rights and obligations under any Subservicing Agreement then in force between such Servicer and a subservicer shall be assumed simultaneously by the Trustee without act or deed on part of the Trustee; provided, however, the Trustee in its sole discretion may terminate any subservicer.

      Each  Servicer  shall, upon the reasonable request  of  the
Trustee, but at the expense of such Servicer, deliver to the assuming party documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts (through the execution of any documents or otherwise) to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party and shall cooperate with the Trustee in any other manner reasonably requested by the Trustee.

     Section 8.24 Powers and Duties of the Trustee as Successor Servicer. Following the termination of any Servicer hereunder and pending the appointment of any other Person as successor Servicer, the Trustee is hereby empowered to perform the duties of such Servicer hereunder; it being expressly understood, however, by all parties hereto, and the Owners, that prior to any termination of such Servicer pursuant to Section 8.21, such Servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of any Servicer, and pending the appointment of any other Person as successor Servicer, have the power:

            (i)     to collect Mortgage payments;

           (ii)     to foreclose on Delinquent Mortgage Loans;

           (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by
     Section 8.12 hereof;

             (iv) to deliver instruments of satisfaction pursuant to Section 8.14 hereof;

            (v)     to enforce the Mortgage Loans; and

            (vi)      to  make Servicing Advances and Delinquency
     Advances and to pay Compensating Interest.

      Section 8.25 Liability of the Servicers. Neither of the Servicers nor any of their directors, officers, employees or agents shall be under any liability on any Certificate or otherwise to the Seller, the Trustee, Certificate Insurer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment except as required hereunder; provided, however, that this provision shall not protect any Servicer, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act, misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Each of the Servicers and any director, officer, employee or agent of each of the Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither of the Servicers shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Certificate Insurer and the Owners hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and such Servicer shall be entitled to be reimbursed therefor out of the Certificate Account. The Servicers and any director, officer, employee or agent of each of the Servicers shall be indemnified by the Trust solely from amounts otherwise distributable to the Owners of the Subordinate Certificates and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

      Section 8.26 Inspections by Certificate Insurer, Trustee and Seller; Errors and Omissions Insurance. (a) At any reasonable time and from time to time upon prior written and reasonable notice, the Certificate Insurer, the Trustee, the Seller or any agents or representatives thereof may inspect any Servicer's servicing operations and discuss the servicing operations of such Servicer with any of its officers or directors. The costs and expenses incurred by such Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by such Servicer.

      (b) Each Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that meet the requirements of FNMA or FHLMC on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loans it services. The fidelity bond and errors and omissions insurance shall be in the form of Mortgage Banker's Blanket bond and shall protect and insure such Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure such Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 8.26 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' and Servicers' Guide. Upon request of the Seller or the Certificate Insurer, a Servicer shall cause to be delivered to the Seller a certified true copy of the fidelity bond and insurance policy and a statement from the surety and insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Seller or the Certificate Insurer.

       Section 8.27 Merger, Conversion, Consolidation or Succession to Business of Servicer. Any corporation into which any Servicer may be merged or converted or with which it may be consolidated, or corporation resulting from any merger, conversion or consolidation to which such Servicer shall be a party or any corporation succeeding to all or substantially all of the business of such Servicer shall be the successor of such Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation meets the qualifications set forth in Section 8.21(f).

      Section 8.28 Notices of Material Events. Upon any responsible officer of the Servicer's actual knowledge thereof, such Servicer shall give prompt notice to the Certificate Insurer, the Trustee, the Seller, Moody's and S&P of the occurrence of any of the following events:

      (a) Any default or any fact or event which such officer knows results, or which with notice or the passage of time, or both, would result in the occurrence of a default by such Servicer under any Operative Document or would constitute a material breach of a representation, warranty or covenant under any Operative Document;

      (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against such Servicer of which it has knowledge, in any federal, state or local court or before any governmental body or agency or before any arbitration board or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon any such Servicer's ability to perform its obligations under any Operative Document;

      (c) The commencement of any proceedings of which it has knowledge or has received service of process by or against such Servicer under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for such Servicer; and

      (d) The receipt of notice from any agency or governmental body having authority over the conduct of such Servicer's business that such Servicer is to cease and desist, or to undertake any practice, program, procedure or policy employed by such Servicer in the conduct of the business of any of them, and such cessation or undertaking will materially and adversely affect the conduct of such Servicer's business or its ability to perform under the Operative Documents or materially and adversely affect the financial affairs of such Servicer.

      Section 8.29 Monthly Servicing Report and Servicing Certificate. (a) Each Servicer with respect to the Mortgage Loans serviced by it shall deliver not later than the Reporting Date, a Monthly Servicing Report (which shall be by tape format), to the Trustee and, upon request, to the Seller and the Certificate Insurer. The Monthly Servicing Report shall state as to the related Remittance Period or Prepayment Period, as applicable, for the Mortgage Loans serviced by such Servicer:

        (a)      (a) scheduled interest due (net of the Servicing
     Fee); (b) Compensating Interest paid; (c) scheduled principal due; (d) Prepayments; (e) Loan Balance of Mortgage Loans repurchased; (f) Substitution Amounts; and (g) Net Liquidation Proceeds (related to principal);

        (ii)      The  Servicing  Fee  withheld  by  the  related
     Servicer;

     (iii) The principal and interest payments remitted by such Servicer to its Principal and Interest Account(s);

       (iv) The scheduled principal and interest payments on the Mortgage Loans that were not made by the related
     Mortgagors;

        (v) The number and aggregate Loan Balances (computed in accordance with the terms of the Mortgage Loans) and the percentage of the total number of Mortgage Loans and of the Loan Balance which they represent of Mortgage Loans delinquent, if any, (i) 30 to 59 days, (ii) 60 to 89 days and (iii) 90 days or more, respectively, as of the last day of the related Remittance Period;

      (vi)     The number and aggregate Loan Balances of Mortgage
     Loans, if any, in foreclosure and the number and Book Value of any REO Properties as of the last day of the related
     Remittance Period;

     (vii) The Loan Balances (immediately prior to being classified as Liquidated Mortgage Loans) of Liquidated
     Mortgage  Loans as of the last day of the related Remittance
     Period;

     (viii)     Liquidation Proceeds received during the  related
     Prepayment Period;

       (ix)      The  amount  of any Liquidation  Expenses  being
     deducted  from  Liquidation  Proceeds  or  otherwise   being
     charged to the Principal and Interest Account(s) with respect to such Monthly Remittance Date;

        (x) Liquidation Expenses incurred during the related Prepayment Period which are not being deducted from Liquidation Proceeds or otherwise being charged to the Principal and Interest Account with respect to such Monthly Remittance Date;

      (xi) Net Liquidation Proceeds as of the last day of the related Prepayment Period;

     (xii)      The scheduled principal balance of each  Mortgage
     Loan as of the first day of the related Remittance Period and the date through which interest has been paid;

     (xiii) The number and aggregate Loan Balances and Loan Purchase Prices of Mortgage Loans required to be repurchased by each Originator as of the Replacement Cut-Off Date occurring during the Remittance Period preceding such Date;

     (xiv)      The  amount of any Delinquency Advances  made  by
     such  Servicer during the related Remittance Period and  any
     unreimbursed   Delinquency  Advances  as  of  such   Monthly
     Remittance Date;

      (xv)      The weighted average Coupon Rates of the Mortgage
     Loans;

     (xvi) Any additional information reasonably requested by the Trustee or the Certificate Insurer;

     (xvii)    The number and aggregate Loan Balances of Mortgage
     Loans, if any, currently in bankruptcy proceedings and any Preference Amounts to the extent the related Servicer has knowledge;

     (xviii)   The amount of unreimbursed Servicing Advances;

     (xix) The amount of Compensating Interest paid during the month by such Servicer and the unreimbursed amount of Compensating Interest paid by such Servicer; and

       (xx)      Insurance  payments in  excess  of  $5,000  each
     received   from  Insurance  Policies  during   the   related
     Remittance Period.

In  addition  to the reports and certificates described  in  this
Section 8.29 to be provided by such Servicer, information as the Trustee and such Servicer may agree upon shall be provided by such Servicer to the Trustee or such other party as may be requested by the Trustee by electronic transmission.

      (b) The Trustee shall, no later than the related Payment Date, provide to the Certificate Insurer, the Underwriters, the Depositor, the Seller and the Rating Agencies a written report setting forth the information required under Section 7.09(b) hereof, based solely on information contained in the Monthly Servicing Certificate.

      (c) Each Servicer with respect to the Mortgage Loans in Group II agrees that, in addition to the reports and certificates described in Section 8.29(a) hereof, it shall upon the reasonable request of the Seller, prepare reports detailing the Mortgage Loans serviced by it by index and in the aggregate.

      (d) Each Servicer shall deliver to the Trustee on the Startup Day in hard copy and on electronic tape in a form acceptable to the Trustee (the "Tape") detailing the information required to be set forth on the Schedules of Mortgage Loans as of the close of business on the Cut-Off Date.

      (e) Within two Business Days of receipt thereof, the Trustee shall review the Monthly Servicing Reports against the information, as updated by the Trustee on the basis of the current and all previous Monthly Servicing Reports received by the Trustee. Within one Business Day following a determination by the Trustee that inconsistencies between the Monthly Servicing Report and such information are not reconcilable, the Trustee shall notify the related Servicer, the Seller and the Certificate Insurer of any such material inconsistencies and related Servicer shall rectify them.

      Section 8.30 Indemnification by the Servicer. Each Servicer agrees to indemnify and hold the Trustee, the Certificate Insurer, the Seller, the Depositor, each other Servicer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Seller, the Depositor, the Certificate Insurer, each other Servicer and any Owner may sustain in any way caused by or arising out of the negligent failure of such Servicer, or Subservicer appointed by it, to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement and which, in the case of the Trustee, the Certificate Insurer, the Seller, each other Servicer or the Depositor, materially and adversely affects such party. A party against whom a claim is brought shall immediately notify the other parties and the Rating Agencies if a claim is made by a third party with respect to this Agreement, and the relevant Servicer may assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Seller, the Depositor, the Certificate Insurer, such other Servicer, the Trustee and/or Owner in respect of such claim.

     Section 8.31   Reserved.

      Section 8.32 Servicing Standard; Material Change. Each Servicer shall perform its servicing functions with respect to the Mortgage Loans in the best interests of and for the benefit of the Trust subject to the terms hereof. Each Servicer shall promptly notify the Seller, the Trustee and the Certificate Insurer in writing of any event, circumstance or occurrence which may materially and adversely affect the ability of such Servicer to service any Mortgage Loan or otherwise perform its duties under and in accordance with this Agreement.

      Section 8.33 No Solicitation. Each Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on such Servicer's behalf, to personally, by telephone or mail, solicit the borrower or Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by a Servicer or any Affiliate thereof which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this paragraph, nor is a Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgager; provided further, that the Servicer may solicit any Mortgagor (i) for whom the Servicer has received a request for verification of mortgage from an originator of mortgage loan products similar to the Mortgage Loans that indicates that such Mortgagor intends to refinance his or her Mortgage Loan and (ii) otherwise in accordance with the Seller's policy, if such policy is delivered to the related Servicer in writing. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgages shall be retained by Seller.



                      END OF ARTICLE VIII
                           ARTICLE IX

                      TERMINATION OF TRUST

               Section 9.01   Termination of Trust.

      The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates (including the Certificate Insurer, pursuant to its subrogation rights), from amounts other than those available under the Certificate Insurance Policy, of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of both Mortgage Loan Groups included within the REMIC Estate is effected as described below. To effect a termination of this Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall
(i) unanimously direct the Trustee on behalf of the REMIC to adopt a plan of complete liquidation for each of the Mortgage Loan Groups, as contemplated by Section 860F(a)(4) of the Code and (ii) provide to the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James's, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner and the Certificate Insurer in the manner set forth in Section 11.05.

               Section  9.02   Termination Upon Option of  Owners
               of Class R Certificates; Servicer Termination.

     (a) On any Monthly Remittance Date on or after the Clean-Up Call Date, the Owners of a majority of the Percentage Interests represented by the Class R Certificates then outstanding may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate (i) on terms agreed upon between the Certificate Insurer and such Class R Certificate Owners, or
(ii) in the absence of such an agreement, at a price equal to 100% of the aggregate Loan Balances of the related Mortgage Loans (including any REO Property) as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Mortgage Loans during the current Remittance Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate, plus in all cases all accrued and unpaid Servicing Fees plus any unpaid Reimbursement Amounts plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and Delinquency Advances which the Servicers have theretofore failed to remit; but in any event such purchase amount shall be sufficient to retire the Class A Certificates in full. In connection with such purchase, the related Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     (b) On any Monthly Remittance Date on or after the Servicer Clean-Up Call Date, the Servicers simultaneously may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans serviced by the related Servicer and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate (i) on terms agreed upon between the Certificate Insurer, the Servicers and the Owner of the Class R Certificate, or (ii) in the absence of such an agreement, at a price equal to 100% of the aggregate Loan
Balances of the related Mortgage Loans (including any REO Property) as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Mortgage Loans during the current Remittance Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate, plus in all cases all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and
Servicing Advances and Delinquency Advances which the Servicer have theretofore failed to remit. In connection with such purchase, the related Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

      If on any such Monthly Remittance Date a Servicer does not elect to purchase the Mortgage Loans it is servicing and the other Servicer has so elected, the Servicer having so elected may give the other Servicer notice (not less than ten days prior to the next succeeding Monthly Remittance Date) that the electing Servicer will purchase the other Servicer's Mortgage Loans on such Monthly Remittance Date at the price set forth in the preceding paragraph. If such other Servicer does not agree in writing to purchase the Mortgage Loans it is servicing prior to the fifth day preceding such Monthly Remittance Date, the electing Servicer may purchase all Mortgage Loans on such Monthly Remittance Date.

      (c) In connection with any such purchase, such Owners of the Class R Certificates or Servicers, as applicable, shall unanimously direct the Trustee to adopt and the Trustee shall adopt, as to the REMIC, a plan of complete liquidation for all of the Mortgage Loan Groups as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee and the Certificate Insurer an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such purchase and liquidation constitutes, as to the REMIC, a Qualified Liquidation. In addition, such Owners of the Class R Certificates or such Servicer shall provide to the Trustee and the Certificate Insurer an Opinion of Counsel acceptable to the Trustee and the Certificate Insurer to the effect that such purchase and liquidation does not constitute a preference payment pursuant to the United States Bankruptcy Code.

      (d)   Promptly  following any purchase  described  in  this
Section 9.02, the Trustee will release the Files to the Owners of the Class R Certificates or otherwise upon their order or to the related Servicer, if applicable, in accordance with Section 8.14 hereof. Upon such release, the servicing of the Mortgage Loans shall remain with the related Servicer, subject to the servicing provisions provided for herein.

               Section  9.03    Termination Upon  Loss  of  REMIC
               Status.

     (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC Estate does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code
(the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Certificate Insurer or the Owners of a majority in Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a price equal to the sum of (x) the greater of (i) 100% of the aggregate Loan Balances of the Mortgage Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account representing collections of principal on the Mortgage Loans during the current Remittance Period, and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (y) one month's interest on such amount computed at the Adjusted Pass-Through Rate and (z) the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and any Delinquency Advances which the related Servicer has theretofore failed to remit.

       Upon receipt of such direction from the Certificate Insurer, the Trustee shall notify the Servicers and the Owners of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount at the Adjusted Pass-Through Rate, (b) the aggregate amount of any unreimbursed Delinquency Advances, Servicing Advances and unpaid Servicing Fees, (c) any Delinquency Advances which the related Servicer has theretofore failed to remit and (d) any outstanding Reimbursement Amount. If, during the Purchase Option Period, the Owners of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer have given the Trustee the direction described in clause (a)(i) above, the Trustee shall
sell   the   Mortgage  Loans  and  reimburse  the  Servicer   for
unreimbursed   Delinquency  Advances,  Servicing   Advances   and
Servicing Fees and distribute the remaining proceeds of the liquidation of the Trust Estate, each in accordance with the plan
of   complete  liquidation,  such  that,  if  so  directed,   the
liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has
given   the   Trustee   notice  of  the   Certificate   Insurer's
determination  to purchase the Trust Estate described  in  clause
(a)(ii) preceding the Certificate Insurer shall, within 60 days, purchase all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

      (b) Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, at their option and upon delivery to the Certificate Insurer of an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer selected by the Owners of the Class R Certificates which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all
Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount computed at the Adjusted Pass-Through Rate, (b) the aggregate amount of unreimbursed Delinquency Advances, Servicing Advances and Servicing Fees, (c) the interest portion of any Delinquency Advances which a related Servicer has theretofore failed to remit and (d) any outstanding Reimbursement Amount. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Owners of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion. In connection with any such purchase, such Owners shall direct the Trustee to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee an Opinion of Counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation.

               Section 9.04   Disposition of Proceeds.

      The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this
Article IX to the Certificate Account for application as provided in Section 7.03 hereof; provided, however, that any amounts representing unreimbursed Delinquency Advances, Servicing Advances and Servicing Fees theretofore funded by a Servicer from the Servicer's own funds shall be paid by the Trustee to the Servicer from the proceeds of the Trust Estate.


                       END OF ARTICLE IX
                           ARTICLE X

                          THE TRUSTEE

               Section  10.01   Certain Duties  and  Responsibili
               ties.

      (a) The Trustee (i) (A) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (B) shall serve as the Trustee at all times under this Agreement, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

      (b) Notwithstanding the appointment of the Servicers hereunder, the Trustee is hereby empowered to perform the duties of the Servicers it being expressly understood, however, that the foregoing describes a power and not an obligation of the Trustee, and that all parties hereto agree that, prior to any termination of the Servicers, the Servicers and, thereafter, the Trustee or any other successor servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of the Servicers, and pending the appointment of any other Person as successor Servicer have the power and duty during its performance as successor
Servicer:

          (i) to collect Mortgagor payments;

          (ii)to foreclose on defaulted Mortgage Loans;

          (iii)     to  enforce due-on-sale clauses and to  enter
          into   assumption   and  substitution   agreements   as
          permitted by Section 8.12 hereof;

          (iv)to deliver instruments of satisfaction pursuant  to
          Section 8.14;

          (v) to enforce the Mortgage Loans; and

          (vi)to   make   Delinquency  Advances   and   Servicing
          Advances and to pay Compensating Interest.

        (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

          (ii)the Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates.

     (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

    (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicers under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicers in accordance with the terms of this Agreement.

     (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

     (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

     (h) Neither the Servicers, the Seller nor the Trustee knowingly shall take any action that would cause the Class A Certificates to fail to qualify as "mortgage related securities" within the meaning of the Securities Exchange Act of 1934, as amended.

               Section 10.02  Removal of Trustee for Cause.

     (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the Trustee shall fail to distribute to the Owners entitled hereto on any Payment Date amounts available for distribution in accordance with the terms hereof (provided, however, that any such failure which is due to circumstances beyond the control of the Trustee shall not be a cause for removal hereunder); or

          (2) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Seller, the Certificate Insurer, or by the Owners of at least 25% of the aggregate Percentage Interests in the Trust Estate represented by the Class A Certificates or Reimbursement Amount then Outstanding, or, if there are no Class A Certificates or Reimbursement Amount then Outstanding, by such Percentage Interests represented by the Class R Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

          (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

           (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property;

           (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing; or

          (6) the Trustee shall fail to meet the eligibility requirements set forth in Section 10.08 herein.

     The Depositor shall give to the Certificate Insurer, Moody's and Standard & Poor's notice of the occurrence of any such event of which the Depositor is aware.

     (b) If any event described in Paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent (which shall not be unreasonably withheld) of the Certificate Insurer, the Depositor and the Owners of a majority of the Percentage Interests represented by the Class A Certificates or Reimbursement Amount or if there are no Class A Certificates or Reimbursement Amount then Outstanding by such majority of the Percentage Interests represented by the Class R Certificates, may, whether or not the Trustee resigns pursuant to Section 10.09(b) hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section 10.09 hereof.

     (c) Neither Servicer shall be liable for any costs relating to the removal of the Trustee or the appointment of a new
Trustee.

               Section 10.03  Certain Rights of the Trustee.

    Except as otherwise provided in Section 10.01 hereof:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Depositor, the Seller, the Certificate Insurer, the Servicers or the Owners of any Class of Certificates mentioned herein shall be in writing;

     (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate;

     (d) the Trustee may consult with counsel, and the written advice of such counsel (selected in good faith by the Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

      (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodian;

    (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

     (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

     (j) pursuant to the terms of this Agreement, each Servicer is required to furnish to the Trustee from time to time certain information and make various calculations which are relevant to the performance of the Trustee's duties under the Agreement. The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by any Owner of a Certificate (either in writing or orally with prompt written or telecopies confirmation), that such information or calculations is or are incorrect, or (ii) unless there is a manifest error in any such information; and

     (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

               Section  10.04   Not Responsible for  Recitals  or
               Issuance of Certificates.

     The recitals and representations contained herein and in the Certificates, except any such recitals and representations relating to the Trustee, shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of the Certificates, or any Mortgage Loan or document related thereto other than as to validity and sufficiency of its authentication of the
Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Seller or the Servicer in respect of the Mortgage Loans or deposited into or withdrawn from the Principal and Interest Account or the Certificate Account by the Depositor, the related Servicer or the Seller, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any tax returns or Securities and Exchange Commission filings for the Trust or to record this Agreement. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

               Section 10.05  May Hold Certificates.

     The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee, any Paying Agent, Registrar or such other agent.

               Section 10.06  Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Seller and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity.

               Section 10.07  Compensation and Reimbursement;  No
               Lien for Fees.

      The Trustee shall receive compensation for fees and reimbursement for expenses pursuant to Section 2.05, Section 7.03(c)(v)(A) and Section 7.06 hereof. The Trustee shall have no lien on the Trust Estate for the payment of such fees and expenses.

               Section   10.08    Corporate   Trustee   Required;
               Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America, acceptable to the Certificate Insurer and having a deposit rating of at least A- from Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's) and A2 by Moody's (or such lower rating as may be acceptable to Moody's). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Seller with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) or of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

               Section    10.09    Resignation    and    Removal;
               Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

     (b)    The  Trustee,  or any trustee or  trustees  hereafter
appointed, may resign at any time by giving written notice of resignation to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Certificate Insurer and the Owners at their addresses appearing on the Register; provided, that the Trustee cannot resign solely for the failure to receive the Trustee Fee. A copy of such notice shall be sent by the resigning Trustee to the Rating Agencies. Upon receiving notice of resignation, the Depositor shall promptly appoint a successor trustee or trustees acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor trustee.

     (c) If at any time the Trustee shall cease to be eligible under Section 10.08 hereof and shall fail to resign after written request therefor by the Depositor or by the Certificate Insurer, the Certificate Insurer or the Depositor with the written consent of the Certificate Insurer may remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (d) The Owners of a majority of the Percentage Interests represented by the Class A Certificates with the consent of the Certificate Insurer, or, if there are no Class A Certificates or Reimbursement Amount then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates, may at any time remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Depositor, to the Servicer and to the Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in Section 11.03 hereof.

     (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement, or becomes ineligible pursuant to Section 10.08 to serve as Trustee, the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

     (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Seller shall promptly appoint a successor trustee acceptable to the Certificate Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by act of the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer, the successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Depositor. If no successor trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (g) The Depositor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Certificate Insurer, to the Rating Agencies and the Servicers and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

               Section   10.10   Acceptance  of  Appointment   by
               Successor Trustee.

     Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust, to the Certificate Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor, the Certificate Insurer or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the
Depositor  on  behalf  of the Trust shall  execute  any  and  all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

     Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Depositor shall send a copy of such notice to the Rating Agencies. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor trustee shall cause such notice to be mailed at the expense of the Trust.

     No successor trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article X.

               Section  10.11   Merger, Conversion, Consolidation
               or Succession to Business of the Trustee.

     Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this
Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

               Section 10.12  Reporting; Withholding.

     (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

     (b) As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in (a) preceding, the Trustee shall timely file all reports prepared by the Depositor and required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050J and 6050K of the Code, if applicable to REMICs. The Trustee shall, upon request of the Tax Matters Person, collect any forms or reports from the Owners determined by the Tax Matters Person to be required under applicable federal, state and local tax laws.

     (c) The Depositor covenants and agrees that it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a) and (b) above.

     (d) Except as otherwise provided, the Depositor shall have the responsibility for preparation of all returns, forms, reports and other documents referred to in this Section and the Trustee's responsibility shall be to execute such documents.

               Section 10.13  Liability of the Trustee.

     The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Certificate Account, the Depositor, the Seller, the Servicers or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. In addition, the Depositor, the Seller and Servicers covenant and agree to indemnify the Trustee, and when the Trustee is acting as a Servicer, the Trustee as a Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of its duties hereunder other than those resulting from the negligence or bad faith of the Trustee, and the Depositor shall pay all amounts not otherwise paid pursuant to
Section 2.05 and 7.06 hereof. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section 10.13 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

               Section   10.14   Appointment  of  Co-Trustee   or
               Separate Trustee .

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the Certificate Insurer to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this
Section 10.14, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Section 8.20(a) shall have occurred and be continuing, the Trustee subject to reasonable approval of the Certificate Insurer alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.08 and no notice to Owner of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.09.

     Every  separate Trustee and co-Trustee shall, to the  extent
permitted,  be  appointed  and  act  subject  to  the   following
provisions and conditions:

           (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

          (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-
    Trustee hereunder; and

          (iii) The Servicers, and the Certificate Insurer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this
Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers.

     Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 10.15 Payment of California REMIC Estate Tax. The Trustee shall pay out of the Trustee Fee the tax imposed on the REMIC Estate under Section 24874 of the California Revenue and Taxation Code, provided that such tax is imposed as a direct result of the Trustee's business presence in California.


                        END OF ARTICLE X
                           ARTICLE XI

                         MISCELLANEOUS

               Section   11.01    Compliance   Certificates   and
               Opinions.

    Upon any application or request by the Depositor, the Seller, the Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor, the Seller, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

     Except  as  otherwise  specifically  provided  herein,  each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

          (c)   a statement as to whether, in the opinion of each
    such   individual,  such  condition  or  covenant  has   been
    complied with.

               Section 11.02  Form of Documents Delivered to  the
               Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such certificate or opinion of an Authorized Officer of the Trustee or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, the Seller or the
Servicers, stating that the information with respect to such factual matters is in the possession of the Depositor, the Seller or such Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

               Section 11.03  Acts of Owners.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Seller. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

    (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) The ownership of Certificates shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

               Section 11.04  Notices, etc. to Trustee.

      Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Certificate Insurer, the Depositor, the Seller and the Servicers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its corporate trust office as set forth in Section
2.02 hereof.

               Section  11.05   Notices and  Reports  to  Owners;
               Waiver of Notices.

     Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if a Servicer has been removed or resigned or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

     Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

    Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

               Section 11.06  Rules by Trustee.

     The Trustee may make reasonable rules for any meeting of Owners.

               Section 11.07  Successors and Assigns.

     All  covenants and agreements in this Agreement by any party
hereto  shall  bind  its  successors  and  assigns,  whether   so
expressed or not.

               Section 11.08  Severability.

      In   case  any  provision  in  this  Agreement  or  in  the
Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               Section 11.09  Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

               Section 11.10  Legal Holidays.

     In any case where the date of any Monthly Remittance Date, any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Monthly Remittance Date, such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

               Section   11.11   Governing  Law;  Submission   to
               Jurisdiction.

     (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

     (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

     (c) Nothing contained in this Agreement shall limit or affect the right of the Depositor, the Seller, the Servicers or the Certificate Insurer or other third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Mortgage Loans against any Mortgagor in the courts of any jurisdiction.

               Section 11.12  Counterparts.

      This   instrument  may  be  executed  in  any   number   of
counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               Section 11.13  Usury.

     The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

               Section 11.14  Amendment.

     (a) The Trustee, the Depositor, the Seller and the Servicers may at any time and from time to time, and without notice to or the consent of the Owners but with the consent of the Certificate Insurer (such consent not to be unreasonably withheld), amend this Agreement, subject to the provisions of
Section 11.16 and 11.17 and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, typographical error, or mistake, correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof; or (ii) upon receipt of an Opinion of Counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust, the REMIC Estate or upon the transferor of a Class R
Certificate as a result of the ownership of any Class R Certificate by a Disqualified Organization, removing the restriction on transfer set forth in Section 5.08(b) hereof or
(iii)  complying  with  the requirements  of  the  Code  and  the regulations  proposed  or  promulgated thereunder  including  any amendments necessary to maintain REMIC status or (iv) for any other purpose, provided that in the case of this clause (iv) the Seller delivers to the Trustee and the Certificate Insurer an Opinion of Counsel acceptable to the Trustee that (A) such amendment will not adversely affect in any material respect the interest of the Owners and (B) such amendment will not result in a withdrawal or reduction of the rating of the Class A Certificates without regard to the Certificate Insurance Policy. This Agreement may also be amended by the Trustee, the Depositor, the Seller and the Servicers at any time and from time to time, with the prior written approval of the Certificate Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners hereunder. Notwithstanding anything to the contrary herein, no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate,
(b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding, (c) affect in any the manner the terms or provisions of the Certificate Insurance Policy or (d) adversely affect the qualification of the REMIC or subject the REMIC to tax, as evidenced by an Opinion of Counsel satisfactory to the Trustee at the expense of the party requesting such amendment.

    (b) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Owner in the manner set forth in Section
11.05, and to the Rating Agencies.

     (c)    The  Certificate Insurer, the Owners and  the  Rating
Agencies shall be provided with copies of any amendments to  this
Agreement,  together  with  copies  of  any  opinions  or   other
documents or instruments executed in connection therewith.

               Section  11.15   Paying  Agent;  Appointment   and
               Acceptance of Duties.

     The Trustee is hereby appointed Paying Agent. The Depositor may, subject to the eligibility requirements for the Trustee set forth in Section 10.08 hereof, with the consent of the Certificate Insurer appoint one or more other Paying Agents or successor Paying Agents.

     Each  Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon
it   by  this  Agreement  by  written  instrument  of  acceptance deposited with the Trustee.

     Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying
Agent shall agree with the Trustee, subject to the provisions  of
Section 6.02, that such Paying Agent will:

          (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Payment Date among such Owners in the proportion specified by the Trustee; and

          (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

     Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

     In  the  event of the resignation or removal of  any  Paying
Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

    Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate Insurer, the Servicers and the Owners by mailing notice thereof at their addresses appearing on the Register.

               Section 11.16  REMIC Status.

     (a) The parties hereto intend that the REMIC Estate shall constitute, and that the affairs of the REMIC Estate shall be conducted so as to qualify it as a REMIC in accordance with the REMIC Provisions. In furtherance of such intention, Bankers Trust Company of California, N.A. or such other person designated pursuant to Section 11.18 hereof shall act as agent for the Trust and as Tax Matters Person for the Trust and that in such capacity it shall: (i) prepare or cause to be prepared and filed, in a timely manner, annual tax returns and any other tax return required to be filed by the REMIC Estate established hereunder using a calendar year as the taxable year for the REMIC Estate established hereunder; (ii) in the related first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions, on behalf of the REMIC Estate for it to be treated as a REMIC; (iii) prepare and forward, or cause to be prepared and forwarded, to the Owners all information, reports or tax returns required with respect to the REMIC Estate as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" as defined in the Code based upon the prepayment assumption and calculated by using the "Issue Price" (within the meaning of Section 1273 of the Code) of the Certificates of the related Class; (iv) not take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC Estate, except as provided under this Agreement; (v) represent the Trust or of the REMIC Estate in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to a taxable year of the Trust or the REMIC Estate, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust or the REMIC Estate, and otherwise act on behalf of the Trust or the REMIC Estate therein in relation to any tax matter involving the Trust or the REMIC therein; (vi) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this Section 11.16, including, without limitation, providing all notices and other information to the Internal Revenue Service and Owners of Class R Certificates required of a "tax matters person" pursuant to subtitle F of the Code and the Treasury Regulations thereunder; (vii) make available information necessary for the computation of any tax imposed (A) on transferor of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by a Disqualified Organization; and
(viii) acquire and hold the Tax Matters Person Residual Interest. The obligations of Bankers Trust Company of California, N.A. or such other designated Tax Matters Person pursuant to this
Section 11.16 shall survive the termination or discharge of this Agreement.

     (b) The Seller, the Depositor, the Trustee and each Servicer covenant and agree for the benefit of the Owners and the Certificate Insurer (i) to take no action which would result in the termination of "REMIC" status for the REMIC Estate, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code, and (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code and the Seller in addition covenants to cause each Servicer not to take or engage in any such action, to the extent the Seller is aware of any such proposed action by the Servicer.

     (c) The REMIC Estate shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

     (d) Except as otherwise permitted by Section 7.05(b), no Eligible Investment shall be sold prior to its stated maturity
(unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

    (e) Neither the Depositor, the Seller nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

     (f) Notwithstanding the foregoing clauses (d) and (e), the Trustee or the Seller may engage in any of the transactions prohibited by such clauses, provided that the Trustee and the Certificate Insurer shall have received an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the REMIC Estate; provided, however, that such transaction is otherwise permitted under this Agreement.

     (g) The Servicer and Tax Matters Person agree to indemnify the Trust for any tax imposed on the Trust or the REMIC Estate as a result of their negligence.

               Section 11.17  Additional Limitation on Action and
               Imposition of Tax.

       Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained for itself and the Certificate Insurer an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer to the effect that such transaction does not result in a tax imposed on the Trust or the REMIC Estate or cause a termination of REMIC status for the REMIC Estate, (i) sell any assets in the Trust Estate (except as specifically provided in
Section 8.13(a)), (ii) accept any contribution of assets after the Startup Day in violation of the REMIC Provisions or
(iii) agree to any modification of this Agreement. To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of such tax, the Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any such Prohibited Transactions of the REMIC Estate and use such income, to the extent necessary, to pay such tax; provided that, to the extent that any such income is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Owners of Class R Certificates and shall distribute such retained amounts to the Owners of Class A Certificates to the extent they are fully reimbursed and then to the Owners of the Class R Certificates. If any tax, including interest penalties or assessments, additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the owners of the Class R Certificates on a pro rata basis. The Trustee is hereby authorized to and shall retain from amounts otherwise distributable to the Owners of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

               Section 11.18  Appointment of Tax Matters Person.

     A Tax Matters Person will be appointed for the REMIC Estate for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person for the REMIC Estate shall be Bankers Trust Company of
California, N.A. as long as it owns a Class R Certificate. If Bankers Trust Company of California, N.A. does not own a Class R Certificate, the Tax Matters Person may be any other entity that owns a Class R Certificate and accepts a designation hereunder as Tax Matters person by delivering an affidavit in the form of
Exhibit I. The Seller shall notify the Trustee in writing of the name and address of another person who accepts a designation as Tax Matters Person hereunder.

               Section 11.19  The Certificate Insurer.

     Any right conferred to the Certificate Insurer hereunder shall be suspended and shall run to the benefit of the Owners during the occurrence and continuance of a Certificate Insurer Default. At such time as the Class A Certificates and all
Reimbursement Amounts are no longer Outstanding hereunder, the Certificate Insurer's rights hereunder shall terminate.

               Section 11.20  Maintenance of Security Interest.

     (a) The Owners of the Class R Certificates shall each execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Trustee under this Agreement in the Total Monthly Excess Cashflow and in the proceeds thereof. The Owners of the Class R Certificates shall each deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) No Owner of Class R Certificates shall change its name, identity, address or corporate structure in any manner that would, could, or might make any financing statement or continuation statements filed by such Owner in accordance with paragraph (a) above seriously misleading within the meaning of
  9-402(7) of the UCC, unless it shall have theretofore filed amendments to such statements reflecting such change and shall have given the Trustee at least 15 days' prior written notice thereof.

     (c) The Depositor and each Owner of a Class R Certificate shall continuously keep an original executed counterpart of this Agreement in its official records.

               Section 11.21  Third Party Rights.

     The Trustee, the Seller and the Owners agree that the Certificate Insurer shall be deemed a third-party beneficiary of this Agreement as if it were a party hereto.

    Section 11.22   Attorneys' Fees.

    Any party successfully asserting a claim for a breach of this Agreement against another party is entitled to receive all reasonable attorneys' fees incurred by such party in asserting such claim.

               Section 11.23  Notices.

     All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

     The  Trustee: Bankers Trust Company of  California,N.A.
                  3 Park Plaza, 16th Floor
                  Irvine, California  92714
                  Attn:
                  AMRESCO          Residential
                  Securities       Corporation
                  Mortgage Loan Trust 1996-2
                  Tel:  (714) 253-7575
                  Fax:  (714) 253-7577

     The  Depositor: AMRESCO  Residential  Securities Corporation
                  1845 Woodall Rogers Freeway
                  Dallas, Texas  75201
                  Attn:  General Counsel
                  Tel:  (214) 953-7700
                  Fax:  (214) 953-7757

                  The Seller: AMRESCO Residential Mortgage Corporation c/o AMRESCO Residential Credit Corporation
                  3401 Centrelake Drive
                  Suite 480
                  Ontario, California  91761
                  Attn:  Michael W. Trickey
                  Tel:  (909) 605-7600
                  Fax:  (909) 605-7619

                  The Servicers: Long  Beach   Mortgage Company
                  1100 Town & County Road
                  Orange, CA  92668
                  Attn:  Del Dillingham
                  Tel:  (714) 564-0600
                  Fax:  (714) 973-4535

                  Option One Mortgage Corporation
                  2020 East First Street
                  Suite 100
                  Santa Ana, CA  92705
                  Attn:  Fabiola Camperi
                  Tel:  (714) 558-7700
                  Fax:  (714) 558-3822

 The Certificate Insurer:   MBIA Insurance Corporation
                  113 King Street
                  Armonk, New York  10504
                  Attn:         Insured
                  Portfolio AMRESCO Residential Securities
                  Corporation Mortgage Loan Trust 1996-2
                  Tel:  (914) 765-3790
                  Fax:  (914) 765-3810

                  Moody's:        Moody's Investors Service
                  99 Church Street
                  New York, New York  10007
                  Attn:  The Mortgage Monitoring Department
                  Tel:  (212) 553-0300
                  Fax:  (212) 553-4773

Standard & Poor's: Standard & Poor's, a division of the McGraw Hill Companies
                  26 Broadway
                  15th Floor
                  New York, New York  10004
                  Attn:  Residential Mortgage Group
                  Tel:  (212) 208-8000
                  Fax:  (212) 412-0224

    Underwriters: Prudential Securities Incorporated
                  One New York Plaza
                  15th Floor
                  New York, New York  10292
                  Attn:  James Fadel
                  Tel:  (212) 778-1492
                  Fax:  (212) 778-7401

    Owners:       As set forth in the Register.

                       END OF ARTICLE XI

     IN WITNESS WHEREOF, the Depositor, the Seller, each Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                      AMRESCO RESIDENTIAL SECURITIES CORPORATION, as Depositor


                         By:
                         Title:


                      AMRESCO RESIDENTIAL MORTGAGE CORPORATION, as Seller


                        By:
                        Title:


                      LONG BEACH MORTGAGE COMPANY,
                      as Servicer

                         By:
                         Title:


                       OPTION ONE MORTGAGE CORPORATION,
                       as Servicer

                         By:
                         Title:


                       BANKERS  TRUST  COMPANY OF  CALIFORNIA, N.A.
                       as Trustee

                         By:
                         Title:



STATE OF NEW YORK        )
                                   :  ss.:
COUNTY OF NEW YORK       )



     On the ___ day of _____________, 199__, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ________________, _____________________________; that he/she is a
____________________ of AMRESCO Residential Securities Corporation, a Delaware Corporation; and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL


                                      Notary Public


STATE OF                 )
                                   :  ss.:
COUNTY OF                )



     On the ___ day of _____________, 199__, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ________________, _____________________________; that he/she is a
____________________ of AMRESCO Residential Mortgage Corporation, a Delaware Corporation; and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL


                                      Notary Public


STATE OF            )
                                   :  ss.:
COUNTY OF           )



     On the ___ day of _____________, 199__, before me personally came ____________________________, to me known, who, being by me
duly   sworn,   did   depose  and  say   that   he   resides   at
__________________________,                 ____________________,
_______________________;       that       he        is        the
__________________________________   of   Long   Beach   Mortgage
Company, a Delaware Corporation; and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL


                                      Notary Public


STATE OF  CALIFORNIA     )
                                   :  ss.:
COUNTY OF       ORANGE   )



      On the ___ day of April, 1996, before me personally came ____________________________, to me known, who, being by me duly
sworn,    did    depose   and   say   that    he    resides    at
__________________________,                 ____________________,
_______________________; that he is the Chief Financial Officer of Option One Mortgage Corporation, a California Corporation; and that he signed his name thereto by order of the Board of Directors of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL


                                      Notary Public

                    )
                    ): ss.:
                    )



      On  the  ___  day  of  _______________,  199__,  before  me personally came ______________, to me known, who, being by me duly sworn did depose and say that he/she resides at ____________________; that he/she is a Assistant Vice President of Bankers Trust Company of California, N.A., a national banking association described in and that executed the above instrument as Trustee; and that he/she signed his/her name thereto by order of the Board of Directors of said national banking association.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




NOTARIAL SEAL


                                      Notary Public

                          SCHEDULE I-A

               SCHEDULE OF GROUP I MORTGAGE LOANS

A copy of this schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                          SCHEDULE I-B

              SCHEDULE OF GROUP II MORTGAGE LOANS
                        [BY ORIGINATOR]

A copy of this schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.







                POOLING AND SERVICING AGREEMENT


                          Relating to

           AMRESCO RESIDENTIAL SECURITIES CORPORATION
                   MORTGAGE LOAN TRUST 1996-2

                             Among

          AMRESCO RESIDENTIAL SECURITIES CORPORATION,
                         as Depositor,

           AMRESCO RESIDENTIAL MORTGAGE CORPORATION,
                           as Seller,

                  LONG BEACH MORTGAGE COMPANY,
                OPTION ONE MORTGAGE CORPORATION,
                          as Servicers

                              and


           BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                           as Trustee


                   Dated as of April 1, 1996
                            CONTENTS
                                                             Page

CONVEYANCE                                                              1

ARTICLE I      DEFINITIONS; RULES OF CONSTRUCTION                       2
               Section 1.01                           Definitions       2
               Section 1.02              Use of Words and Phrases      26
               Section 1.03           Captions; Table of Contents      26
               Section 1.04                              Opinions      26

ARTICLE II     ESTABLISHMENT AND ORGANIZATION OF THE TRUST             28
               Section 2.01            Establishment of the Trust      28
               Section 2.02                                Office      28
               Section 2.03                   Purposes and Powers      28
             Section 2.04Appointment of the Trustee; Declaration of Trust 28
               Section 2.05                 Expenses of the Trust      28
               Section 2.06                Ownership of the Trust      29
               Section 2.07                    Situs of the Trust      29
               Section 2.08        Miscellaneous REMIC Provisions      29

ARTICLE III    REPRESENTATIONS, WARRANTIES AND COVENANTS  OF
               THE  DEPOSITOR, THE SERVICERS AND THE SELLER;
               COVENANT OF SELLER TO CONVEY MORTGAGE LOANS             31
               Section 3.01Representations and Warranties of the
                           Depositor  31
               Section 3.02Representations and Warranties of the Servicers  32
               Section 3.03Representations and Warranties of the Seller     34
               Section 3.04Covenants of Seller to Take Certain
                           Actions with Respect to the Mortgage Loans In
                           Certain Situations                            37
               Section 3.05Conveyance of the Mortgage Loans,
                           Subsequent Mortgage Loans and Qualified
                           Replacement Mortgages                         38
               Section 3.06Acceptance by Trustee; Certain
                           Substitutions of Mortgage
                           Loans; Certification by Trustee               41
               Section 3.07Conveyance of the Subsequent Mortgage Loans   43

ARTICLE IV     ISSUANCE AND SALE OF CERTIFICATES                       46
               Section 4.01              Issuance of Certificates      46
               Section 4.02                  Sale of Certificates      46

ARTICLE V      CERTIFICATES AND TRANSFER OF INTERESTS                  47
               Section 5.01                                 Terms      47
               Section 5.02                                 Forms      47
               Section 5.03Execution, Authentication and Delivery      47
               Section 5.04Registration and Transfer of Certificates   48
               Section 5.05Mutilated, Destroyed, Lost or Stolen
                           Certificates                                50
               Section 5.06                 Persons Deemed Owners      50
               Section 5.07                          Cancellation      50
               Section 5.08Limitation on Transfer of Ownership Rights  51
               Section 5.09                  Assignment of Rights      52

ARTICLE VI COVENANTS                                                   53
               Section 6.01                         Distributions      53
               Section 6.02Money for Distributions to be Held in Trust;
                           Withholding                                 53
               Section 6.03            Protection of Trust Estate      54
               Section 6.04            Performance of Obligations      55
               Section 6.05                    Negative Covenants      55
               Section 6.06                       No Other Powers      55
               Section 6.07                   Limitation of Suits      55
               Section 6.08Unconditional Rights of Owners to Receive
                           Distributions                               56
               Section 6.09        Rights and Remedies Cumulative      56
               Section 6.10          Delay or Omission Not Waiver      57
               Section 6.11Control by Certificate Insurer and Owners   57
               Section 6.12Access to Owners of Certificates' Names and
                           Addresses                                   57

ARTICLE VII ACCOUNTS, DISBURSEMENTS AND RELEASES               58
               Section 7.01                   Collection of Money      58
               Section 7.02            Establishment of Accounts;      58
               Section 7.03                         Flow of Funds      59
               Section 7.04Pre-Funding Account and Capitalized Interest
                           Account                                     62
               Section 7.05                Investment of Accounts      63
               Section 7.06                             Reserved.      64
               Section 7.07                  Eligible Investments      64
               Section 7.08  Accounting and Directions by Trustee      66
               Section 7.09Reports by Trustee to Owners and Certificate
                           Insurer                                     67
               Section 7.10                 Reports by Trustee.        69
               Section 7.11                   Preference Payments      69
               Section 7.12               Claims Upon the Policy.      70

ARTICLE VIII   SERVICING  AND  ADMINISTRATION  OF   MORTGAGE
               LOANS                                                   71
               Section 8.01            Servicers and Subservicers      71
               Section 8.02Collection of Certain Mortgage Loan Payment  72
               Section 8.03Subservicing Agreements Between Servicer and
                           Subservicer                                 73
               Section 8.04                 Successor Subservicer      73
               Section 8.05                 Liability of Servicer      73
               Section 8.06No Contractual Relationship Between Subservicer
               and Trustee, Certificate Insurer or the Owners          73
               Section 8.07Assumption or Termination of Subservicing
                           Agreement by Trustee                        73
               Section 8.08Principal and Interest Accounts; Escrow Accounts 74
               Section 8.09Delinquency Advances, Servicing Advances and
                           Compensating Interest                       75
               Section 8.10Compensating Interest; Purchase of
                           Mortgage Loans                              76
               Section 8.11              Maintenance of Insurance      76
               Section 8.12Due-on-Sale Clauses; Assumption and Substitution
                           Agreements                                  77
               Section 8.13Realization Upon Defaulted Mortgage Loans   78
               Section 8.14Trustee to Cooperate; Release of Files      80
               Section 8.15                Servicing Compensation      81
               Section 8.16     Annual Statement as to Compliance      81
               Section 8.17Annual Independent Certified Public
                           Accountants' Reports                        81
               Section 8.18Access to Certain Documentation and
                           Information Regarding the Mortgage Loans    82
               Section 8.19               Assignment of Agreement      82
               Section 8.20       Events of Servicing Termination      82
               Section 8.21Resignation of a Servicer and Appointment of
                           Successor                                   84
               Section 8.22Waiver of Past Events of Servicing Termination 87
               Section 8.23Assumption or Termination of Subservicing
                           Agreement By the Trustee                    87
               Section 8.24Powers and Duties of the Trustee as
                           Successor Servicer                          87
               Section 8.25            Liability of the Servicers      88
               Section 8.26Inspections by Certificate Insurer, Trustee
                           and Seller;  Errors and Omissions Insurance 88
               Section 8.27Merger, Conversion, Consolidation or
                           Succession to Business of Servicer          89
               Section 8.28            Notices of Material Events      89
               Section 8.29Monthly Servicing Report and Servicing
                           Certificate                                 89
               Section 8.30       Indemnification by the Servicer      91
               Section 8.31                              Reserved      92
               Section 8.32   Servicing Standard; Material Change      92
               Section 8.33                       No Solicitation      92

ARTICLE IX     TERMINATION OF TRUST                                    93
               Section 9.01                  Termination of Trust      93
               Section 9.02Termination Upon Option of Owners of
                           Class R Certificates; Servicer Termination  93
               Section 9.03 Termination Upon Loss of REMIC Status      94
               Section 9.04               Disposition of Proceeds      96

ARTICLE X      THE TRUSTEE                                             97
               Section 10.01  Certain Duties and Responsibilities      97
               Section 10.02         Removal of Trustee for Cause      98
               Section 10.03        Certain Rights of the Trustee      99
               Section 10.04Not Responsible for Recitals or Issuance
                            of Certificates                           100
               Section 10.05                May Hold Certificates     101
               Section 10.06                  Money Held in Trust     101
               Section 10.07Compensation and Reimbursement; No Lien
                            for Fees.                                 101
               Section 10.08Corporate Trustee Required; Eligibility   101
               Section 10.09Resignation and Removal; Appointment of
                            Successor                                 102
               Section 10.10Acceptance of Appointment by Successor Trustee 103
               Section 10.11Merger, Conversion, Consolidation or
                            Succession to Business of the Trustee     103
               Section 10.12               Reporting; Withholding     104
               Section 10.13             Liability of the Trustee     104
               Section 10.14Appointment of Co-Trustee or Separate Trustee  105
               Section 10.15Payment of California REMIC Estate Tax    106

ARTICLE XI     MISCELLANEOUS                                          107
               Section 11.01 Compliance Certificates and Opinions     107
               Section 11.02Form of Documents Delivered to the Trustee 107
               Section 11.03                       Acts of Owners     108
               Section 11.04             Notices, etc. to Trustee     108
               Section 11.05Notices and Reports to Owners; Waiver of
                            Notices                                   108
               Section 11.06                     Rules by Trustee     109
               Section 11.07               Successors and Assigns     109
               Section 11.08                         Severability     109
               Section 11.09                Benefits of Agreement     109
               Section 11.10                       Legal Holidays     109
               Section 11.11Governing Law; Submission to Jurisdiction 110
               Section 11.12                         Counterparts     110
               Section 11.13                                Usury     110
               Section 11.14                            Amendment     111
               Section 11.15Paying Agent; Appointment and Acceptance
                            of Duties                                 112
               Section 11.16                         REMIC Status     112
               Section 11.17Additional Limitation on Action and
                                                 Imposition of Tax    114
               Section 11.18    Appointment of Tax Matters Person     114
               Section 11.19              The Certificate Insurer     114
               Section 11.20     Maintenance of Security Interest     115
               Section 11.21                   Third Party Rights     115
               Section 11.22                      Attorneys' Fees     115
               Section 11.23                              Notices     115
SCHEDULE I-A   SCHEDULE OF GROUP I MORTGAGE LOANS
SCHEDULE I-B   SCHEDULE OF GROUP II MORTGAGE LOANS
EXHIBIT A-1    FORM OF CLASS A-1 CERTIFICATE
EXHIBIT A-2    FORM OF CLASS A-2 CERTIFICATE
EXHIBIT B      FORM OF CLASS R CERTIFICATE
EXHIBIT B-IO   FORM OF CLASS B-IO CERTIFICATE
EXHIBIT C      FORM OF SUBSEQUENT TRANSFER AGREEMENT
EXHIBIT D      FORM   OF  CERTIFICATE  RE:   MORTGAGE  LOANS
               PREPAID IN FULL AFTER CUT-OFF DATE
EXHIBIT E      FORM OF TRUSTEE'S RECEIPT
EXHIBIT F      FORM OF POOL CERTIFICATION
EXHIBIT G      FORM OF DELIVERY ORDER
EXHIBIT H      FORM OF SERVICER'S TRUST RECEIPT
EXHIBIT I      FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE
EXHIBIT J      FORM OF NOTICE
EXHIBIT K      FORM OF LIQUIDATION REPORT